PROTOTYPE
DEFINED CONTRIBUTION RETIREMENT PLAN
BASIC PLAN # 01

AccuDraft, Inc.
940 Centre Circle, Suite 2020
Altamonte Springs, FL 32714

DC Basic Plan #01	August 2006

Table of Contents
ARTICLE I Definitions		1

1.1	ACP Test	1
1.2	ACP Safe Harbor Matching Contribution	1
1.3	ACP Safe Harbor Matching Contribution Account	1
1.4	Actual Contribution Percentage Test	1
1.5	Actual Deferral Percentage	2
1.6	Actual Deferral Percentage Test	2
1.7	Administrator	2
1.8	Adopting Employer	2
1.9	ADP Safe Harbor Matching Contribution	3
1.10	ADP Safe Harbor Matching Contribution Account	4
1.11	ADP Safe Harbor Non-Elective Contribution	4
1.12	ADP Safe Harbor Non-Elective Contribution Account	4
1.13	ADP Test	4
1.14	Affiliated Employer	4
1.15	Age	4
1.16	Allocation Period	4
1.17	Anniversary Date	4
1.18	Annuity Starting Date	4
1.19	Average Contribution Percentage	4
1.20	Basic Plan	5
1.21	Benefiting Participant	5
1.22	Beneficiary	5
1.23	Break in Service	5
1.24	Catch-Up Contribution	6
1.25	Code	6
1.26	Code §3401 Compensation	6
1.27	Code §415 Safe Harbor Compensation	6
1.28	Code §415 Statutory Compensation	7
1.29	1.29 Compensation	8
1.30	Contribution Percentage	10
1.31	Contribution Percentage Amounts	10
1.32	Counting of Hours Method	10
1.33	Deductible Employee Contribution	10
1.34	Deductible Employee Contribution Account	10
1.35	Deemed IRA	10
1.36	Deemed IRA Account	10
1.37	Disability	10
1.38	Early Retirement Age	10
1.39	Early Retirement Date	11
1.40	Earned Income	11
1.41	Elapsed Time Method	11
1.42	Elective Deferral	11
1.43	Employee	11
1.44	Employee Contribution	12
1.45	Employer	12
1.46	Excess Aggregate Contributions	12
1.47	Excess Contributions	12
1.48	Excess Elective Deferrals	12
1.49	Fiduciary	12

1.50	Fiscal Year	12
1.51	Forfeiture	13
1.52	Form W-2 Compensation	13
1.53	HCE	13
1.54	Highly Compensated Employee	13
1.55	Hour of Service	13
1.56	Key Employee	14
1.57	Leased Employee	14
1.58	Limitation Year	15
1.59	Mandatory Employee Contribution	15
1.60	Mandatory Employee Contribution Account	15
1.61	Matching Contribution	15
1.62	Matching Contribution Account	15
1.63	Maternity or Paternity Leave	15
1.64	NHCE	15
1.65	Non-Elective Contribution	15
1.66	Non-Highly Compensated Employee	15
1.67	Non-Key Employee	15
1.68	Non-Safe Harbor Matching Contribution	15
1.69	Non-Safe Harbor Matching Contribution Account	16
1.70	Non-Safe Harbor Non-Elective Contribution	16
1.71	Non-Safe Harbor Non-Elective Contribution Account	16
1.72	Normal Form of Distribution	16
1.73	Normal Retirement Age	16
1.74	Normal Retirement Date	16
1.75	Otherwise Excludible Participants	16
1.76	Optional Form of Distribution	16
1.77	Owner-Employee	16
1.78	Participant	16
1.79	Participant's Account	16
1.80	Period of Service	17
1.81	Period of Severance	19
1.82	Permissive Aggregation Group	19
1.83	Plan	19
1.84	Plan Year	19
1.85	Policy	19
1.86	Pre-Tax Elective Deferral	19
1.87	Pre-Tax Elective Deferral Account	19
1.88	Prevailing Wage Account	19
1.89	Prevailing Wage Contribution	19
1.90	Prevailing Wage Employee	19
1.91	Prevailing Wage Law	20
1.92	QJSA	20
1.93	QMAC	20
1.94	QMAC Account	20
1.95	QNEC	20
1.96	QNEC Account	20
1.97	QPSA	20
1.98	Qualified Joint and Survivor Annuity	20
1.99	Qualified Matching Contribution	20
1.100	Qualified Matching Contribution Account	20

1.101	Qualified Non-Elective Contribution	20
1.102	Qualified Non-Elective Contribution Account	20
1.103	Qualified Pre-Retirement Survivor Annuity	21
1.104	Required Aggregation Group	21
1.105	Required Beginning Date	21
1.106	Rollover Account	21
1.107	Rollover Contribution (or Rollover)	21
1.108	Roth Elective Deferral	21
1.109	Roth Elective Deferral	21
1.110	Safe Harbor 401(k) Contribution	21
1.111	Safe Harbor 401(k) Plan	21
1.112	Safe Harbor Notice	21
1.113	Self-Employed Individual	22
1.114	Severance from Employment	22
1.115	Sponsoring Employer	22
1.116	Spouse	22
1.117	Termination of Employment	22
1.118	Terminated Participant	22
1.119	Top Heavy	22
1.120	Top Heavy Minimum Allocation	22
1.121	Top Heavy Ratio	22
1.122	Transfer Contribution	24
1.123	Trustee	24
1.124	Trust (or Trust Fund)	24
1.125	Valuation Date	24
1.126	Vested Aggregate Account	24
1.127	Vested, Vested Interest or Vesting	24
1.128	Voluntary Employee Contribution	24
1.129	Voluntary Employee Contribution Account	24
1.130	Year of Service	24

ARTICLE II Plan Participation		26

2.1	Eligibility Requirements	26
2.2	Entry Date	28
2.3	Waiver of Participation	28
2.4	Reemployment	29
2.5	Exclusion of an Eligible Employee	29
2.6	Inclusion of an Ineligible Employee	29

ARTICLE III Contributions and Allocations		29

3.1	Employer Contributions	29
3.2	Allocation of Employer Contributions	36
3.3	Allocation of Earnings and Losses	41
3.4	Allocation of Forfeitures	41
3.5	Top Heavy Minimum Allocation	42
3.6	Failsafe Allocation	43
3.7	Rollover Contributions	44
3.8	Voluntary Employee Contributions	44
3.9	Mandatory Employee Contributions	44

3.10	Deductible Employee Contributions	45
3.11	SIMPLE 401(k) Provisions	45
3.12	Deemed IRAs	47

ARTICLE IV Plan Benefits		47

4.1	Benefit Upon Normal (or Early) Retirement	47
4.2	Benefit Upon Late Retirement	47
4.3	Benefit Upon Death	48
4.4	Benefit Upon Disability	48
4.5	Benefit Upon Termination of Employment	48
4.6	Determination of Vested Interest	48

ARTICLE V Distribution of Benefits		52

5.1	Distribution of Benefit Upon Retirement	52
5.2	Distribution of Benefit Upon Death	53
5.3	Distribution of Benefit Upon Disability	55
5.4	Distribution of Benefit Upon Termination of Employment	56
5.5	Mandatory Cash-Out of Benefits	57
5.6	Restrictions on Immediate Distributions	58
5.7	Accounts of Rehired Participants	59
5.8	Spousal Consent Requirements	60
5.9	Application of Code §401(a)(9)	61
5.10	Statutory Commencement of Benefits	65
5.11	Earnings Before Benefit Distribution	65
5.12	Distribution in the Event of Legal Incapacity	65
5.13	Missing Payees and Unclaimed Benefits	65
5.14	Direct Rollovers	66
5.15	Distribution of Property	67
5.16	Financial Hardship Distributions	67
5.17	In-Service Distributions	67
5.18	Distribution of Excess Elective Deferrals	68
5.19	Distribution of Excess Contributions	69
5.20	Distribution of Excess Aggregate Contributions	71
5.21	Distribution of Rollover Contributions	72
5.22	Distribution of Transfer Contributions	73
5.23	Distribution of Voluntary Employee Contributions	73
5.24	Distribution of Mandatory Employee Contributions	74
5.25	Rules Relating to Retroactive Annuity Starting Dates	74

ARTICLE VI Code §415 Limitations		75

6.1	Maximum Annual Additions	75
6.2	Adjustments to Maximum Annual Addition	76
6.3	Multiple Plans and Multiple Employers	76
6.4	Adjustment for Excessive Annual Additions	76

ARTICLE VII Loans, Insurance and Directed Investments		77

7.1	Loans to Participants	77

7.2	Insurance on Participants	77
7.3	Key Man Insurance	79
7.4	Directed Investment Accounts	79

ARTICLE VIII Duties of the Administrator		79

8.1	Appointment, Resignation, Removal and Succession	79
8.2	General Powers and Duties	80
8.3	Appointment of Administrative Committee	80
8.4	Multiple Administrators	80
8.5	Correcting Administrative Errors	80
8.6	Promulgating Notices and Procedures	80
8.7	Employment of Agents and Counsel	81
8.8	Compensation and Expenses	81
8.9	Claims Procedures	81
8.10	Qualified Domestic Relations Orders	83
8.11	Appointment of an Investment Manager	83

ARTICLE IX Trustee Provisions		84

9.1	Appointment, Resignation, Removal and Succession	84
9.2	Powers and Duties of the Trustee	84

ARTICLE X Amendment, Termination and Merger		84

10.1	Plan Amendment	84
10.2	Termination By Sponsoring Employer	86
10.3	Termination of Participation by Adopting Employer	87
10.4	Merger or Consolidation	87

ARTICLE XI Miscellaneous Provisions		87

11.1	No Contract of Employment	87
11.2	Title to Assets	87
11.3	Qualified Military Service	87
11.4	Fiduciaries and Bonding	88
11.5	Severability of Provisions	88
11.6	Gender and Number	88
11.7	Headings and Subheadings	88
11.8	Legal Action	88
11.9	Qualified Plan Status	88
11.10	Mailing of Notices to Administrator, Employer or Trustee	88
11.11	Participant Notices and Waivers of Notices	88
11.12	No Duplication of Benefits	88
11.13	Evidence Furnished Conclusive	88
11.14	Release of Claims	88
11.15	Multiple Copies of Plan And/or Trust And/or Adoption Agreement	89
11.16	Loss of Prototype Status	89
11.17	Limitation of Liability and Indemnification	89
11.18	Written Elections and Forms	89
11.19	Assignment and Alienation of Benefits	89
11.20	Exclusive Benefit Rule	89
11.21	Dual and Multiple Trusts	89

AccuDraft
Prototype Defined Contribution Retirement Plan

Preamble

This document is a basic Prototype Defined Contribution Retirement Plan. The sponsor of this prototype is AccuDraft, Inc. or its successor (hereinafter sometimes referred to as the Prototype Sponsor). The Prototype Sponsor has designated this Prototype Defined Contribution Retirement Plan as Basic Plan Number 01. Basic Plan 01 and its companion Adoption Agreements include provisions for a money purchase plan, a profit sharing plan, and a 401(k) plan.

A Sponsoring Employer may adopt one or more plans by executing a completed Adoption Agreement for each type of plan adopted. A Sponsoring Employer may adopt one or more trusts to hold some or all retirement plan assets. The documents mentioned in this section, taken together, constitute the AccuDraft Prototype Defined Contribution Retirement Plan and Trust. In addition, additional Employers may adopt this Plan as an Adopting Employer by completing the Adopting Employer Addendum. To the extent an Adopting Employer is not an Affiliated Employer, the Plan will become a multiple employer plan as set forth in Code §413, and the Plan will cease to be a Prototype Plan.

The seven Adoption Agreements included with the Basic Plan permit a Sponsoring Employer to adopt provisions for one of the following types of plans on a standardized or non-standardized basis: profit sharing, money purchase pension, or 401(k) cash or deferred. The Adoption Agreements permit both integrated and non-integrated formulas, though these terms do not appear in the title of the Adoption Agreements. A defined contribution plan using an integrated formula for allocation of Employer contributions and/of forfeitures is "integrated." The term "integrated" means a plan which relies on disparities permitted by Code §401(a)(5) and §401(l) to satisfy the non-discrimination requirements of Code §401(a)(4). The non-standardized Adoption Agreements includes provisions for cross-tested allocations.

It is contemplated that this prototype retirement program may be used to continue previously established plans. In this successor plan use, execution of an Adoption Agreement constitutes an amendment to the original plan.

ARTICLE I

DEFINITIONS

1.1	ACP Test. The term "ACP Test" means the Actual Contribution Percentage Test.

1.2
ACP Safe  Harbor Matching Contribution. The term "ACP Safe Harbor Matching Contribution" means a Matching Contribution which falls within the requirements of the ACP Safe Harbor as set forth in Code §401(m). The eligibility requirements for Matching Contributions as elected in the Adoption Agreement will apply to ACP Safe Harbor Matching Contributions.

1.3	ACP Safe Harbor Matching Contribution Account. The term "ACP Safe Harbor Matching Contribution Account" means the account to which a Participant's ACP Safe Harbor Matching Contributions are credited.

1.4
Actual Contribution Percentage Test. The term "Actual Contribution Percentage Test" means the nondiscrimination test for Matching Contributions, Voluntary Employee Contributions and Mandatory Employee Contributions under Code §401(m). The Actual Contribution Percentage Test will be determined each Plan Year by the current year or prior year testing method as elected in the Adoption Agreement. If prior year testing is used, then for the first Plan Year in which the Plan permits (or requires) any Participant to make Voluntary Employee Contributions or Mandatory Employee Contributions, provides for Matching Contributions, or any combination thereof (unless this Plan is a successor Plan), the Average Contribution Percentage used for Participants who were NHCEs in the prior Plan Year will be the greater of (1) 3% or (2)their actual Average Contribution Percentage for the first Plan Year. The Actual Contribution Percentage Test will be deemed to be satisfied in any Plan Year in which the Employer has elected Safe Harbor 401(k) Plan status in the Adoption Agreement. A Safe Harbor 401(k) Plan is deemed to have elected the current year testing method regardless of the method actually elected in the Adoption Agreement.

1.5
Actual Deferral Percentage. The term "Actual Deferral Percentage" means, for a specified group of Participants for a Plan Year, the average of the ratios calculated separately for each Participant in such group of (1) the amount of Employer contributions actually paid on behalf of such Participant for the Plan Year to (2) the Compensation of such Participant for such Plan Year.

1.6
Actual Deferral Percentage Test. The term "Actual Deferral Percentage Test" means the nondiscrimination test for Elective Deferrals in Code §401(k). The Actual Deferral Percentage Test will be determined each Plan Year by using the current year or prior year testing method as elected in the Adoption Agreement. If the prior year testing method is used, for the first Plan Year in which Elective Deferrals are permitted under the Plan (unless this is a successor Plan), the Actual Deferral Percentage for Participants who were NHCEs in the prior Plan Year will be deemed to be the greater of (1) 3% or (2) the Actual Deferral Percentage for the first Plan Year. The Actual Deferral Percentage Test will be deemed to be satisfied in any Plan Year in which the Employer has elected Safe Harbor 401(k) Plan status in the Adoption Agreement. A Safe Harbor 40 1(k) Plan is deemed to have elected the current year testing method regardless of the method actually elected in the Adoption Agreement.

1.7	Administrator. The term "Administrator" means the Sponsoring Employer unless the Sponsoring Employer appoints another Administrator in the Adoption Agreement pursuant to Section 8.1 of the Basic Plan.

1.8
Adopting Employer. The term "Adopting Employer" means any entity which adopts this Plan with the consent of the Sponsoring Employer. An Employee's transfer to or from an Employer or Adopting Employer will not affect his or her Participant's Account balance, total Years of Service (or Periods of Service) and total Years of Service as a Participant (or Periods of Service as a Participant). Adopting Employers are subject to the following:

(a)
Multiple Employer Plan Provisions Under Code §413(c). Notwithstanding any other provision in this Plan to the contrary, unless this Plan is a collectively bargained plan under Regulation §1.413-1(a), the following provisions apply to any Adopting Employer that is not an Affiliated Employer of the Sponsor:

(1)
Instances of Separate Employer Testing. Employees of any such Adopting Employer will be treated separately for testing under Code §401(a)(4), §401(k), §401(m) and, if the Sponsoring Employer and the Adopting Employer do not share Employees, Code §416. Furthermore, the terms of Code §410(b) will be applied separately on an employer-by-employer basis by the Sponsoring Employer(and the Adopting Employers which are part of the Affiliated Group which includes the Sponsor) and each Adopting Employer that is not an Affiliated Employer of the Sponsor, taking into account the generally applicable rules described in Code §401(a)(5), §414(b) and §414(c).

(2)
Instances of Single Employer Testing. Employees of the Adopting Employer will be treated as part of a single Employer plan for purposes of eligibility to participate under Article 2 and under the provisions of Code §410(a). Furthermore, the terms of Code §411 relating to Vesting will be applied as if all Employees of all such Adopting Employers and the Sponsoring Employer were employed by a single Employer, except that the rules regarding Breaks in Service will be applied under such regulations as may be prescribed by the Secretary of Labor.

(3)
Common Trust. Contributions made by any such Adopting Employer will be held in a common Trust Fund with contributions made by the Sponsor, and all such contributions will be available to pay the benefits of any Participant (or Beneficiary thereof) who is an Employee of the Sponsoring Employer or any such Adopting Employer.

(4)
Common Disqualification Provision. The failure of either the Sponsoring Employer or any such Adopting Employer to satisfy the qualification requirements under the provisions of Code §401(a), as modified by the provisions of Code §413(c), will result in the disqualification of the Plan for all such Employers maintaining the Plan.

(5)
Plan Becomes Individually Designed. If the combination of the Sponsoring Employer and/or any Adopting Employer creates a multiple employer plan as that term is defined in Code §413(c), this Plan will be deemed to be an individually designed plan.

(b)
Plan Contributions. Unless otherwise agreed to by the parties, or unless otherwise required by law, no Employer will have any obligation to make contributions to this Plan for or on behalf of the Employees of any other Employer. If an Employee is employed by more than one Employer, any contributions made on his or her behalf will be prorated between those Employers on the basis of Compensation received from each Employer. If any Employer is unable to make a contribution to the Plan for any Plan Year, any Employer which is an Affiliated Employer of such Employer may make an additional contribution to the Plan on behalf of any Employee of the non-contributing Employer. If one or more Adopting Employers are not Affiliated Employers of the Sponsoring Employer, (1) if the Plan was established after December 31, 1988, for each Adopting Employer which is not an Affiliated Employer with the Sponsoring Employer the method for determining Employer contributions will provide for an amount of required Employer contributions under Code §412 which is at least equal to that which would have been required if the Adopting Employer would have maintained a separate plan; and (2) if the Plan was established on or before December 31, 1988, the amount of required Employer contributions under Code §412 will be determined as if all Participants were employed by a single Employer.

(c)
Termination of Adoption. An Adopting Employer may terminate participation in the Plan by delivering written notice to the Sponsoring Employer, the Administrator and the Trustee; but in accordance with Article 9, only the Sponsoring Employer can terminate the Plan. If a request for and approval of a transfer of assets from this Plan to any successor qualified retirement plan maintained by the Adopting Employer or its successor is not made in accordance with Section 9.3, Participants who are no longer Employees because an Adopting Employer terminates its Plan participation will only be entitled to the commencement of their benefits (1) in the case of Participants who are no longer Employees of an Adopting Employer that is an Affiliated Employer of the Sponsoring Employer, in accordance with Article 5 after their death, retirement, Disability or Termination of Employment from the Adopting Employer or former Adopting Employer; and (2) in the case of Participants who are no longer Employees of an Adopting Employer that is not an Affiliated Employer of the Sponsoring Employer, within a reasonable time thereafter as if the Plan had been terminated under Section 9.2.

(d)	Plan Amendments. Any amendment to this Plan that is adopted by the Sponsoring Employer, at any time, will be deemed to be accepted by any Adopting Employer.

1.9	ADP Safe Harbor Matching Contribution. The term "ADP Safe Harbor Matching Contribution" means a Matching Contribution in which a Participant will have a 100% Vested Interest at all times.

ADP Safe Harbor Matching Contributions can be either (1) "Basic" or (2) "Enhanced" as elected in the Adoption Agreement. ADP Safe Harbor Matching Contributions can only be withdrawn upon the earlier of the date (1) a Participant incurs a Termination of Employment; (2) a Participant dies; (3) a Participant suffers a Disability; (4) an event described in Code §401(k)(10) occurs; or (5) a Participant reaches Age 59½ if on or after such date a pre-retirement in-service withdrawal of ADP Safe Harbor Matching Contributions is elected in the Adoption Agreement.

1.10	ADP Safe Harbor Matching Contribution Account. The term "ADP Safe Harbor Matching Contribution Account" means the account to which a Participant's ADP Safe Harbor Matching Contributions are credited.

1.11
ADP Safe Harbor Non-Elective Contribution. The term "ADP Safe Harbor Non-Elective Contribution" means a Non-Elective Contribution in which a Participant will have a 100% Vested Interest at all times. ADP Safe Harbor Non-Elective Contributions can only be withdrawn upon the earlier of the date (1) a Participant incurs a Termination of Employment; (2) a Participant dies; (3) a Participant suffers a Disability; (4) an event described in Code §401(k)(10) occurs; or (5) a Participant reaches Age 59½ if on or after such date a pre-retirement in-service withdrawal of ADP Safe Harbor Non-Elective Contributions is elected in the Adoption Agreement.

1.12
ADP Safe Harbor Non-Elective Contribution Account. The term "ADP Safe Harbor Non-Elective Contribution Account" means the account to which a Participant's ADP Safe Harbor Non-Elective Contributions are credited.

1.13	ADP Test. The term "ADP Test" means the Actual Deferral Percentage Test.

1.14
Affiliated Employer. The term "Affiliated Employer" means any of the following: (1) a controlled group of corporations as defined in Code §414(b); (2) a trade or business (whether or not incorporated) under common control as described in Code §414(c); (3) any organization (whether or not incorporated) which is a member of an affiliated service group as described in Code §414(m); and (4) any other entity required to be aggregated as described in Code §414(o).

1.15	Age. The term "Age" means actual attained age unless otherwise specified.

1.16
Allocation Period. The term "Allocation Period" means a period of 12 consecutive months or less for which (1) an Employer contribution is made and allocated under the terms of the Plan; (2) Forfeitures are allocated under the terms of the Plan; or (3) earnings and losses are allocated under the terms of the Plan.

1.17	Anniversary Date. The term "Anniversary Date" means the last day of the Plan Year unless another Anniversary Date is elected in the Adoption Agreement.

1.18
Annuity Starting Date. The term "Annuity Starting Date" means the first day of the first period for which a benefit is paid as an annuity, in the case of a benefit not payable as an annuity, the first day all events have occurred which entitle the Participant to the benefit. The first day of the first period for which a benefit is to be paid by reason of Disability will be treated as the Annuity Starting Date only if it is not an auxiliary benefit.

1.19
Average Contribution Percentage. The term "Average Contribution Percentage" means the average of the Contribution Percentages of the "eligible" Participants in a group. An "eligible" Participant is any Employee who is eligible to (1) make an Voluntary Employee Contribution, or (2) a Mandatory Employee Contribution, (3) an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or (4) to receive a Matching Contribution (including Forfeitures) or (5) a QMAC. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant if he or she made such a contribution will be treated as an "eligible" Participant on behalf of whom no Employee Contributions are made.

1.20	Basic Plan. The term "Basic Plan" means this document and any amendment thereto including amendments made via page changes and/or Employer resolutions.

1.21
Benefiting Participant. The term "Benefiting Participant" means a Participant who is eligible to receive an allocation of any type of Employer contributions or related Forfeitures as of the last day of an Allocation Period in accordance with the allocation conditions set forth in the Adoption Agreement. Whether a Participant is a Benefiting Participant for any Allocation Period is determined separately for each type of contribution. Notwithstanding the foregoing, a Participant on whose behalf Prevailing Wage Contributions are made during the Plan Year will be a Benefiting Participant for that Plan Year with respect to those contributions regardless of the number of Hours of Service the Participant completes in that Plan Year.

1.22
Beneficiary. The term "Beneficiary" means the recipient designated by a Participant to receive the benefit payable upon the Participant's death, or the recipient designated by a Beneficiary to receive any benefit which may be payable in the event of the Beneficiary's death prior to receiving the entire death benefit to which the Beneficiary is entitled. All such Beneficiary designations will be made in accordance with the following provisions:

(a)
Beneficiary Designations By a Participant. Subject to the provisions of Section 5.8 regarding the rights of a Participant's Spouse, each Participant may designate a Beneficiary and may change or revoke that designation by filing notice with the Administrator. If a Participant designates his or her Spouse as the Beneficiary, and the Participant and his or her Spouse are legally divorced subsequent to the date of such designation, then the designation of such Spouse as a Beneficiary hereunder will be deemed null and void unless the Participant, subsequent to the legal divorce, reaffirms the designation. In the absence of any other designation, the Participant will be deemed to have designated the following Beneficiaries in the following order, provided however, that with respect to clauses (1) and (2), such Beneficiaries are then living: (1) the Participant’s Spouse, (2) the Participant’s issue per stirpes; and (3) the Participant’s estate.

(b)
Beneficiary Designations By a Beneficiary. In the absence of a Beneficiary designation or other directive from a deceased Participant to the contrary, any Beneficiary may name his or her own Beneficiary in accordance with Section 5.2(d) to receive any benefits payable in the event of the Beneficiary's death prior to the receipt of all the Participant's death benefits to which the Beneficiary was entitled.

(c)
Beneficiaries Considered Contingent Until the Death of the Participant. Notwithstanding any provision in this Section to the contrary, any Beneficiary named hereunder will be considered a contingent Beneficiary until the death of the Participant (or Beneficiary, as the case may be), and until such time will have no rights granted to Beneficiaries under the Plan.

1.23
Break in Service. If Hours of Service are counted as elected in the Adoption Agreement, the term "Break in Service" means a 12-month computation period (as elected in the Adoption Agreement) during which an Employee does not complete more than 500 (or any lesser number, if elected in the Adoption Agreement) Hours of Service. If an applicable computation period is less than 12 months, if such Hours of Service requirement is larger than one, the Hours of Service requirement will be proportionately reduced. If Hours of Service are not elected in the Adoption Agreement, the term "Break in Service" means a 1-Year Period of Severance.

1.24
Catch-Up Contribution. The term "Catch-Up Contribution" means Elective Deferrals made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by Participants who are age 50 or over by the end of their taxable year which ends with or within the Plan Year. An otherwise applicable Plan limit is a limit in the Plan that applies to Elective Deferrals without regard to Catch-Up Contributions, such as (1) the limit on Annual Additions; (2) the dollar limit on Elective Deferrals under Code §402(g) (not counting Catch-Up Contributions); (3) the limit imposed by the

ADP Test under § 401(k)(3); or (4) a Plan imposed limit set forth in a resolution properly executed by the Employer which is considered to be an amendment to the Plan. Catch-Up Contributions for a Participant for a taxable year may not exceed (1) the dollar limit on Catch-Up Contributions under Code §414(v)(2)(B)(I) for the taxable year, or (2) when added to other Elective Deferrals, 100% of the Participant’s Compensation for the taxable year. The dollar limit on Catch-Up Contributions under Code §414(v)(2)(B)(I) is $1,000 for taxable years beginning in 2002, increasing by $1,000 for each year thereafter up to $5,000 for taxable years beginning in 2006 and later years. After 2006, the $5,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code §414(v)(2)(C). Any such adjustments will be in multiples of $500. Different limits apply to Catch-Up Contributions under SIMPLE 401(k) plans. Catch-Up Contributions are not subject to the limits on Annual Additions, are not counted in the ADP Test, and are not counted in determining the minimum allocation under Code §416. However, Catch-Up Contributions made in prior years are counted in determining whether the Plan is Top-Heavy. Provisions in the Plan relating to Catch-Up Contributions apply to Elective Deferrals made to the Plan after 2001.

1.25
Code. The term "Code" means the Internal Revenue Code of 1986, as amended, and the regulations and rulings promulgated thereunder by the Internal Revenue Service. All citations to sections of the Code and regulations are to such sections as they may from time to time be amended or renumbered.

1.26
Code §3401 Compensation. The term "Code §3401 Compensation" means wages within the meaning of Code §3401(a) that are subject to income tax withholding at the source. Code §3401 Compensation is determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code §3401(a)(2)).

1.27
Code §415 Safe Harbor Compensation. The term "Code §415 Safe Harbor Compensation" means an Employee's compensation as determined under Regulation §1.415-2(d)(10), to wit: Earned Income, wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan, including, but not limited to, commissions paid salespersons, compensation for services based on a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a non-accountable plan as described in regulation §1.62-2(c). For Limitation Years beginning after December 31, 1991, Code §415 Safe Harbor Compensation will only include amounts paid or made available. Notwithstanding the preceding sentence, Code §415 Safe Harbor Compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Code §22(e)(3)) is the Code §415 Harbor Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Code §415 Safe Harbor Compensation paid immediately before becoming permanently and totally disabled; for Limitation Years beginning before January 1, 1997, such imputed Code §415 Safe Harbor Compensation for the disabled Participant may be counted only if the Participant is not a HCE and contributions made on behalf of such Participant are nonforfeitable when made. A Participant's Code §415 Safe Harbor Compensation will also be determined in accordance with the following provisions:

(a)
Exclusion of Certain Amounts. Code §415 Safe Harbor Compensation does not include (1) Employer contributions to a plan of deferred compensation which are not includible in gross income for the taxable year in which contributed, or Employer contributions to a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation; (2) amounts realized from a non-qualified stock option, or when restricted stock or property held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, or contributions made by an Employer (whether or not under a salary deferral agreement) towards the purchase of an annuity described in Code §403(b) (whether or not the amounts are excludible from an Employee’s gross income).

(b)
Treatment of Elective Deferrals and Certain Other Amounts. For Limitation Years beginning on or after January 1, 1998, Code §415 Safe Harbor Compensation will also include any elective deferrals as defined in Code §402(g)(3), and amounts contributed or deferred at the election of the Employee which were not includible in gross income by reason of Code § 125 (and if elected in the Adoption Agreement, Deemed Code § 125 Compensation), or Code §457. Code §415 Safe Harbor Compensation will also include elective amounts that are not includible in the gross income of the Employee by reason of Code § 132(f)(4) for Limitation Years beginning on or after January 1, 2001 (or if elected by the Administrator on a non-discriminatory basis, any earlier Limitation Year beginning on or after January 1, 1998).

(c)
Treatment of Severance Pay. Effective January 1, 2005, Compensation does not include amounts paid after termination of employment unless the payment is made within 2½ months after Severance of Employment and the Compensation falls into either of two categories: (1) payments the Employee would have received had he or she continue employment which are regular compensation, bonuses, commissions, overtime, etc.; or (2) payments for unused sick leave, vacation time, etc. which the employee could have used if employment continued. However, any other post-severance payments are not Compensation, even if the employee receives them within 2½ months after termination. Severance pay, nonqualified deferred compensation and parachute payments received after employment termination are never considered Compensation for Plan purposes. However, if an Employer continues to pay an Employee after the Employee enters active United States military duty, that pay is considered Compensation, provided it doesn't exceed the pay the Employee would have received if he or she had remained with the Employer.

1.28
Code §415 Statutory Compensation. The term "Code §415 Statutory Compensation" means an Employee's compensation as determined under Regulation §1.415-2(d)(2) and (3), to wit: (a) wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan, including, but not limited to, commissions paid salespersons, compensation for services based on a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a non-accountable plan as described in regulation § 1.62-2(c); (b) in the case of an Owner-Employee, Earned Income; (c) amounts described in Code §104(a)(3), § 105(a) and 105(h), but only to the extent these amounts are includible in the gross income of the Employee; (d) amounts paid or reimbursed by the Employer for moving expenses incurred by the Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code §217; (e) the value of a non-qualified stock option granted to an Employee by the Employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted; and (f) the amount includible in the gross income of an Employee upon making the election described in Code § 83(b). Clauses (a) and (b) above include foreign earned income (as defined in Code §911(b)), whether or not excludible from gross income under Code §911. Compensation determined under clause (a) above is to be determined without regard to the exclusions from gross in Code §931 and §933. Similar principles are to be applied with respect to income subject to Code §931 and §933 in determining compensation described in clause (b) above. For Limitation Years beginning after December 31, 1991, Code §415 Statutory Compensation will include amounts paid or made available. Notwithstanding the preceding sentence, Code §415 Statutory Compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Code §22(e)(3)) is the Code §415 Statutory Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Code §415 Statutory Compensation paid immediately before becoming permanently and totally disabled; for Limitation

Years beginning before January 1, 1997, such imputed Code §415 Statutory Compensation for the disabled Participant may be counted only if the Participant is not a HCE and contributions made on behalf of such Participant are nonforfeitable when made. A Participant's Code §415 Statutory Compensation will also be determined in accordance with the following provisions:

(a)
Exclusion of Certain Amounts. Code §415 Statutory Compensation does not include (1) Employer contributions to a plan of deferred compensation which are not includible in gross income for the taxable year in which contributed, or Employer contributions to a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation; (2) amounts realized from a non-qualified stock option, or when restricted stock or property held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, or contributions made by an Employer (whether or not under a salary deferral agreement) towards the purchase of an annuity described in Code §403(b) (whether or not the amounts are excludible from an Employee’s gross income).

(b)
Treatment of Elective Deferrals and Certain Other Amounts. For Limitation Years beginning on or after January 1, 1998, Code §415 Statutory Compensation will also include any elective deferrals as defined in Code §402(g)(3), and amounts contributed or deferred at the election of the Employee which were not includible in gross income by reason of Code § 125 (and if elected in the Adoption Agreement, Deemed Code §125 Compensation), or Code §457. Code §415 Statutory Compensation will also include elective amounts that are not includible in the gross income of the Employee by reason of Code § 132(f)(4) for Limitation Years beginning on or after January 1, 2001 (or if elected by the Administrator on a non-discriminatory basis, any earlier Limitation Year beginning on or after January 1, 1998).

(c)
Treatment of Severance Pay. Effective January 1, 2005, Compensation does not include amounts paid after termination of employment unless the payment is made within 2½ months after Severance of Employment and the Compensation falls into either of two categories: (1) payments the Employee would have received had he or she continue employment which are regular compensation, bonuses, commissions, overtime, etc.; or (2) payments for unused sick leave, vacation time, etc. which the employee could have used if employment continued. However, any other post-severance payments are not Compensation, even if the employee receives them within 2½ months after termination. Severance pay, nonqualified deferred compensation and parachute payments received after employment termination are never considered Compensation for Plan purposes. However, if an Employer continues to pay an Employee after the Employee enters active United States military duty, that pay is considered Compensation, provided it doesn't exceed the pay the Employee would have received if he or she had remained with the Employer.

1.29
1.29 Compensation. The term "Compensation" means, for each type of contribution, an Employee's Form W-2 Compensation, Code §3401 Compensation, Code §415 Safe Harbor Compensation or Code §415 Statutory Compensation, as elected by the Sponsoring Employer in the Adoption Agreement, for the determination period as elected in the Adoption Agreement, subject to the following provisions:

(a)
Compensation Determination Period. For purposes hereof, the term Compensation Determination Period means, for each definition of Compensation as it relates to a particular type of contribution permitted under the Plan, either the Plan Year, the Fiscal Year ending with or within the Plan Year, or the calendar year ending with or within the Plan Year, as elected in the Adoption Agreement.

(b)
Treatment of Elective Deferrals and Certain Other Amounts. If either Code §3401 or Form W-2 compensation is elected in the Adoption Agreement, Employer contribution amounts made pursuant to a salary deferral agreement which were not currently includible in an Employee’s gross income by reason of Code § 125, Code §402(e)(3), Code §402(h)(1)(B), and Code §403(b) will be included or excluded as elected in the Adoption Agreement. Compensation will also include elective amounts that are not includible in the gross income of the Employee by reason of Code §132(f)(4) for Limitation Years beginning on or after January 1, 2001 (or if elected by the Administrator on a non-discriminatory basis, any earlier Limitation Year beginning on or after January 1, 1998).

(c)
Exclusion of Certain Amounts Received By an Employee. In determining Compensation for purposes other than the Top Heavy Minimum Allocation under Section 3.5 or the Code §415 limitations under Article 6, except with respect to any excluded amounts in (b) above, Compensation will not include any amounts elected to be excluded in the Adoption Agreement.

(d)
Compensation for Top Heavy Purposes. In determining the Top Heavy Minimum Allocation under Section 3.5, Compensation means either Form W-2 Compensation, Code §415 Safe Harbor Compensation or Code §415 Statutory Compensation as elected for such purposes by the Sponsoring Employer in the Adoption Agreement during an entire Compensation Determination Period excluding amounts received while a member of an ineligible class of Employees as described in Section 2.1(c).

(e)
Compensation for ADP/ACP Testing Purposes. In determining the Compensation used for purposes of applying the ADP Test and/or the ACP Test, the Administrator is not bound by any elections made under the Adoption Agreement with respect to Compensation. The Administrator may determine on an annual basis (and within its discretion) the components of Compensation for purposes of applying the ADP Test and/or the ACP Test. Such Compensation must qualify as a nondiscriminatory definition of compensation under Code §414(s) and the regulations thereunder and must be applied consistently to all Participants. Such Compensation may be determined over the Plan Year for which the applicable test is being performed or the calendar year ending within such Plan Year. In determining such Compensation, the Administrator may take into consideration only the Compensation received while the Employee is a Participant under the component of the Plan being tested and only for the portion of the Plan Year during which the Plan contained a cash or deferred arrangement.

(f)
Compensation of Owner-Employees and Self-Employed Individuals. For purposes of this Plan, the Compensation of an Owner-Employee or a Self-Employed Individual will be equal to his or her Earned Income up to the limitation described in the next paragraph.

(g)
Code §401(a)(17) Limit. In determining Compensation for all purposes other than for Elective Deferral purposes under Code §402(g), a Participant's Compensation for any Compensation Determination Period will not exceed the limitation set forth in Code §401(a)(17) as in effect for that Compensation Determination Period. If a Compensation Determination Period is less than 12 consecutive months, the Code §401(a)(17) limitation will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. If Compensation for any prior Compensation Determination Period is used in determining a Participant’s Plan benefits for the current Plan Year, the Compensation for such prior Compensation Determination Period is subject to the applicable Code §401(a)(17) limitation as in effect for that prior period.

(h)	Prevailing Wage Compensation. With respect to Prevailing Wage Employees, the term "Compensation" means Form W-2 Compensation paid for services performed under a Prevailing Wage Law.

1.30
Contribution Percentage. The term "Contribution Percentage" means the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year.

1.31
Contribution Percentage Amounts. The term "Contribution Percentage Amounts" means the sum of the Employee Contributions, Matching Contributions and QNECs (to the extent not used in the ADP Test) made under the Plan on behalf of the Participant for the Plan Year.

1.32
Counting of Hours Method. The term "Counting of Hours Method" means a method for crediting service for eligibility and vesting, and for applying the allocation conditions under the Adoption Agreement. Under the Counting of Hours Method, an Employee is credited with the actual Hours of Service he or she completes with the Employer or the number of Hours of Service for which the Employee is paid (or entitled to payment).

1.33
Deductible Employee Contribution. The term "Deductible Employee Contribution" means a contribution that was made by a Participant to this Plan or to a predecessor plan for any Plan Year beginning before January 1, 1987 and which was deductible by the Participant at the time it was made.

1.34	Deductible Employee Contribution Account. The term "Deductible Employee Contribution Account" means the account to which a Participant's Deductible Employee Contributions are allocated.

1.35	Deemed IRA. The term "Deemed IRA" means an Individual Retirement Account contribution made to this Plan, as elected in the Adoption Agreement.

1.36	Deemed IRA Account. The term "Deemed IRA Account" means the account to which a Participant's Individual Retirement Account contribution are allocated.

1.37
Disability. The term "Disability" means a physical or mental condition arising after an Employee has become a Participant which, as elected in the Adoption Agreement, either (1) totally and permanently prevents the Participant from engaging in any occupation for remuneration or profit, as determined by a physician acceptable to the Administrator; (2) totally and permanently prevents the Participant from performing his or her specified duties for the Employer, as determined by a physician acceptable to the Administrator; (3) qualifies the Participant for disability benefits under the Social Security Act in effect on the date the Participant suffers the Disability; or (4) qualifies the Participant for benefits under an Employer-sponsored long-term disability plan which is administered by an independent third party. Notwithstanding the foregoing to the contrary, the term Disability for purposes of this Plan will not include any disability arising from any of the following exceptions if elected in the Adoption Agreement: (1) chronic or excessive use of intoxicants or other substances; (2) intentionally self-inflicted injury or sickness; or (3) an unlawful act or enterprise by the Participant.

1.38	Early Retirement Age. The term "Early Retirement Age" means the Early Retirement Age, if any, as elected by the Sponsoring Employer in the Adoption Agreement.

1.39	Early Retirement Date. The term "Early Retirement Date" means the Early Retirement Date, if any, as elected by the Sponsoring Employer in the Adoption Agreement.

1.40
Earned Income. The term "Earned Income" means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable thereto. Net earnings will be reduced by deductible contributions by the Employer to a qualified retirement plan. Net earnings will be determined with regard to the deduction allowed to the Employer by Code §164(f) for taxable years beginning after December 31, 1989.

1.41
Elapsed Time Method. The term "Elapsed Time Method" means a method for crediting service for eligibility and vesting, and for applying the allocation conditions under the Adoption Agreement. See the definition of Period of Service for more information on applying the Elapsed Time Method of crediting service.

1.42
Elective Deferral. The term "Elective Deferral" means Employer contributions made to the Plan at the election of the Participant in lieu of cash compensation, and will include contributions made pursuant to a salary deferral agreement or other deferral mechanism. In any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under (1) any qualified cash or deferred arrangement under Code §401(k); (2) any salary reduction simplified employee pension described in Code §408(k)(6); (3) any SIMPLE IRA Plan described in Code §408(p); (4) any plan under Code §501(c)(18); and (5) any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code §403(b) pursuant to a Salary Deferral Agreement. For years beginning after 2005, the term "Elective Deferral" includes Pre-Tax Elective Deferrals and Roth Elective Deferrals. Pre-Tax Elective Deferrals are Elective Deferrals that are not includible in gross income at the time deferred. Roth Elective Deferrals are Elective Deferrals that are includible in gross income at the time deferred. Elective Deferrals do not include any deferrals properly distributed as excess Annual Additions.

1.43
Employee. The term "Employee" means (1) any person reported on the payroll records of the Employer as an employee who is deemed by the Employer to be a common law employee; (2) any person reported on the payroll records of an Affiliated Employer of an Employer as an employee who is deemed by the Affiliated Employer to be a common law employee (even if the Affiliated Employer is not an Adopting Employer), except for purposes of determining eligibility to participate if the Sponsoring Employer utilizes a Non-Standardized Adoption Agreement; (3) any Self-Employed Individual who derives Earned Income from the Employer; (4) any Owner-Employee; and (5) any person who is considered a Leased Employee but who (1) is not covered by a plan described in Code §414(n)(5), or (2) is covered by a plan described in Code §414(n)(5) but Leased Employees constitute more than 20% of the Employer's non-highly compensated workforce. The determination of Employee status will be made in accordance with the following provisions:

(a)
Independent Contractors. The term Employee will not include any individual who is not reported on the payroll records of the Employer or an Affiliated Employer as a common law employee. If such person is later determined by the Sponsoring Employer or by a court or governmental agency to be an Employee or to have been an Employee, he or she will only be eligible for Plan participation prospectively and may participate in the Plan as of the next entry date set forth in Section 2.2 following such determination and after the satisfaction of all other eligibility requirements. However, the Sponsoring Employer may elect at any time to amend the Plan at any time to reclassify any individual described herein as a member of an eligible class of Employees retroactively applied for one or more prior Plan Years because the Plan failed to satisfy for such Plan Year one of the tests set forth in Code §410(b)(1)(A) or Code §§410(b)(1)(B) and (C), or for any other reason required to maintain the tax exempt status of the Plan.

(b)
Undocumented Workers. If elected in the Adoption Agreement, the term Employee will not include any individual who does not possess the proper legal credentials necessary to legally work in the United States. If an individual enters the Plan and is later determined to lack the necessary credentials, he or she will no longer be deemed an Employee and his or her Participant’s Account, if any, will be deemed a Forfeiture.

1.44
Employee Contribution. The term "Employee Contribution" means any contribution made to the Plan by or on behalf of a Participant that is included in his or her gross income in the year in which made (other than Roth Elective Deferrals) and that is maintained under a separate account to which earnings and losses are allocated.

1.45
Employer. The term "Employer" means the Sponsoring Employer and any Adopting Employer; or any direct predecessor business entity thereof which was or would have been considered a part of the same group of Affiliated Employers with an Employer or an Adopting Employer. If the Sponsoring Employer utilizes a Standardized Adoption Agreement, all Affiliated Employers of the Sponsoring Employer will be considered an Adopting Employer. Where applicable, such as for determining Hours of Service, Periods of Service, and Years of Service, the term Employer or Adopting Employer will also mean any business entity which was an Adopting Employer. As to any Employee, the Employer at the time of reference means the employer of such Employee.

1.46
Excess Aggregate Contributions. The term "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of (1) the aggregate Contribution Percentage Amounts used in computing the numerator of the Contribution Percentage actually made on behalf of Participants who are HCEs for such Plan Year, over (2) the maximum Contribution Percentage Amounts permitted by the ACP Test (determined by hypothetically reducing contributions made on behalf of Participants who are HCEs in order of their Contribution Percentages beginning with the highest of such percentages). Such determination will be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

1.47
Excess Contributions. The term "Excess Contributions" means, with respect to any Plan Year, the excess of (1) the aggregate amount of Employer contributions used in computing the Actual Deferral Percentage of HCEs for such Plan Year, over (2) the maximum amount of such contributions permitted by the ADP Test (determined by hypothetically reducing contributions made on behalf of HCEs in the order of their Actual Deferral Percentages, beginning with the highest of such percentages).

1.48
Excess Elective Deferrals. The term "Excess Elective Deferrals" means Elective Deferrals of a Participant that either (1) are made during the Participant's taxable year and exceed the dollar limitation under Code §402(g) (including, if applicable, the dollar limitation on Catch-up Contributions defined in Code §414(v)) for such year; or (2) are made during a calendar year and exceed the dollar limitation under Code §402(g) (including, if applicable, the dollar limitation on Catch-Up Contributions defined in Code §414(v)) for the Participant's taxable year beginning in such calendar year, counting only Elective Deferrals made under this Plan and any other plan, contract or arrangement maintained by the Employer.

1.49
Fiduciary. The term "Fiduciary" means any individual or entity which (1) exercises any discretionary authority or control over the management of the Plan or over the disposition of the assets of the Plan; (2) renders investment advice for a fee or other compensation (direct or indirect); or (3) has any discretionary authority or responsibility over Plan administration; or acts to carry out a fiduciary responsibility, when designated by a named Fiduciary pursuant to authority granted by the Plan; subject, however, to any exception granted directly or indirectly by the provisions of ERISA or any applicable regulations. For purposes of ERISA §402(a)(2), the Sponsoring Employer will be the "named" Fiduciary of the Plan.

1.50
Fiscal Year. The term "Fiscal Year" means the Sponsoring Employer's 12 consecutive month accounting year beginning and ending on the date indicated in Adoption Agreement (unless there is a short Fiscal Year as elected in the Adoption Agreement). If the Fiscal Year is changed, a short Fiscal Year is established beginning the day after the last day of the Fiscal Year in effect before this change and ending on the last day of the new Fiscal Year.

1.51
Forfeiture. The term "Forfeiture" means the amount by which a Participant's Account balance exceeds his or her Vested Interest upon the date elected in the Adoption Agreement. No Forfeitures will occur solely as a result of either the withdrawal of a Participant's own contributions to the Plan or a Participant's transfer to an Affiliated Employer or Adopting Employer. All Forfeitures will be placed in the Forfeiture Account pending allocation pursuant to Section 3.4. The term

Forfeiture will also mean any amounts removed from a Participant’s Account for any reason (including but not limited to forfeiture as a result of an inadvertent violation of a Plan limit or the inclusion of an ineligible Employee) that cannot be returned to the Employer.

1.52
Form W-2 Compensation. The term "Form W-2 Compensation" means wages within the meaning of Code §3401(a) and all other payments of compensation actually paid or made available in gross income to an Employee by the Employer in the course of the Employer's trade or business for which the Employer is required to furnish the Employee a Form W-2 under Code §6041(d), §6051(a)(3) and § 6052. Compensation must be determined without regard to any rules limiting remuneration included in wages based on the nature or location of the employment or services performed (such as the exception for agricultural labor in Code §3401(a)(2)).

1.53	HCE. The term "HCE" means a Highly Compensated Employee.

1.54
Highly Compensated Employee. The term "Highly Compensated Employee" means, for Plan Years beginning after December 31, 1996, (1) any Employee who during the Plan Year or during the look-back year was a 5% owner as defined in Code §416(i)(1), or (2) who for the look-back year had Form W-2 Compensation, Code §3401 Compensation, Code §415 Safe Harbor Compensation or Code §415 Statutory Compensation (as elected by the Sponsoring Employer in the Adoption Agreement) in excess of $80,000 as adjusted in accordance with Code §415(d) (except that the base year will be the calendar quarter ending September 30, 1996). In determining who is a highly compensated former Employee, the rules for determining which Employees are HCEs for the Plan Year or look-back year for which the determination is being made (in accordance with Temporary Regulation §1.414(q)-1T, A-4 and Notice 97-45) will be applied. In determining if an Employee is a Highly Compensated Employee for Plan Years beginning in 1997, the amendments to Code §414(q) are deemed to have been in effect for Plan Years beginning in 1996. If the Employer maintains more than one qualified retirement plan, the terms of this Section will be applied in a consistent manner in all such plans. In determining if an Employee is a Highly Compensated Employee based on his or her Form W-2 Compensation, Code §3401 Compensation, Code §415 Safe Harbor Compensation or Code §415 Statutory Compensation (as elected by the Sponsoring Employer in the Adoption Agreement), (1) the look-back year will be the 12 month period immediately preceding the Plan Year for which the determination is being made unless the Sponsoring Employer elects in the Adoption Agreement for any Plan Year that the look-back year will be the calendar year beginning with or within the look-back year; and (2) the top paid group election set forth in Code §414(q)(3) will not be applied by this Plan unless otherwise elected for any Plan Year by the Sponsoring Employer in the Adoption Agreement.

1.55
Hour of Service. The term "Hour of Service" means, with respect to any provision of the Plan in which service is determined by the elapsed time method, each hour for which an Employee is paid, or is entitled to payment, by the Employer or an Affiliated Employer for the performance of duties. With respect to any provision of the Plan in which service is determined by counting an Employee’s Hours of Service, the meaning of the term "Hour of Service" will be determined in accordance with the following provisions:

(a)
Determination of Hours. The term Hour of Service means (1) each hour an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliated Employer, which will be credited to the Employee for the computation period in which the duties are performed; (2) each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, except that no more than 501 hours will be credited under this clause (2) for any single continuous period (whether or not such period occurs in a single computation period); and (3) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Employer, except that the same hours will not be credited both under clause (1) or clause (2) and under this clause (3), and these hours will be credited for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. Hours of Service will be calculated and credited pursuant to DOL Regulation §2530.200b-2(b) and (c), which are incorporated herein by reference.

(b)
Maternity/Paternity Leave. In determining if a Break in Service for participation and vesting has occurred in a computation period, an individual on Maternity or Paternity Leave will receive credit for up to 501 hours which would otherwise have been credited but for such absence, or in any case in which such hours cannot be determined, 8 hours per day of such absence. Hours credited for Maternity or Paternity Leave will be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following computation period.

(c)
Use of Equivalencies. Notwithstanding paragraph (a), the Administrator may elect for all Employees or for one or more different classifications of Employees (provided such classifications are reasonable and are consistently applied) to apply one or more of the following equivalency methods in determining the Hours of Service of an Employee. Under such equivalency methods, an Employee will be credited with (1) 190 Hours of Service for each month he or she is paid or entitled to payment for at least one Hour of Service; or (2) 95 Hours of Service for each semi-monthly period in which he or she is paid or entitled to payment for at least one Hour of Service; (3) 45 Hours of Service for each week he or she is paid or entitled to payment for at least one Hour of Service; or (4) 10 Hours of Service for each day he or she is paid or entitled to payment for at least one Hour of Service.

1.56
Key Employee. The term "Key Employee" means, for Plan Years beginning on or after January 1, 2002, any Employee, former Employee or deceased Employee who at any time during the Plan Year that includes the Determination Date was (1) an officer of the Employer having annual Form W-2 Compensation, Code §3401 Compensation, Code §415 Safe Harbor Compensation or Code §415 Statutory Compensation (as elected by the Sponsoring Employer in the Adoption Agreement) greater than $130,000 (as adjusted under Code §416(i)(1) for Plan Years beginning after December 31, 2002); (2) a 5% owner as defined in Code §416(i)(1)(B)(i); or (3) a 1% owner as defined in Code §416(i)(1)(B)(ii) whose annual Form W-2 Compensation, Code §3401 Compensation, Code §415 Safe Harbor Compensation or Code §415 Statutory Compensation (as elected by the Sponsoring Employer in the Adoption Agreement) is more than $150,000. The determination of who is a Key Employee will be made in accordance with Code §416(i)(1) and the regulations and other guidance issued thereunder.

1.57
Leased Employee. The term "Leased Employee" means, for Plan Years beginning on or after January 1, 1997, any person within the meaning of Code §414(n)(2) and §414(o) who is not reported on the payroll records of the Employer as a common law employee and who provides services to the Employer if (1) the services are provided under an agreement between the Employer and a leasing organization; (2) the person has performed services for the Employer or for the Employer and related persons as determined under Code §414(n)(6) on a substantially full time basis for a period of at least one year; and (3) the services are performed under the primary direction and control of the Employer. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Employer will be treated as provided by the Employer. A Leased Employee will not be considered an Employee of the recipient if he or she is covered by a money purchase plan providing (1) a non-integrated Employer contribution rate of at least 10% of Code §415 Compensation, including amounts contributed by the Employer pursuant to a salary deferral agreement which are excludible from the Leased Employee's gross income under a cafeteria plan covered by Code § 125, a cash or deferred plan under Code §401(k), a SEP under Code §408(k) or a tax-deferred annuity under Code §403(b), and also including, for Plan Years beginning on or after January 1, 2001, any elective amounts that are not includible in the gross income of the Leased Employee because of Code §132(f)(4); (2) immediate participation; and (3) full and immediate vesting. This exclusion is only available if Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

1.58	Limitation Year. The term "Limitation Year" means the period elected in the Adoption Agreement.

1.59
Mandatory Employee Contribution. The term "Mandatory Employee Contribution" means the specified percentage of his or her Compensation which a Participant must contribute to the Plan in order to receive an allocation of Employer contributions and Forfeitures for the Allocation Period.

1.60	Mandatory Employee Contribution Account. The term "Mandatory Employee Contribution Account" means the account to which a Participant's Mandatory Employee Contribution" are allocated.

1.61
Matching Contribution. The term "Matching Contribution" means either an ADP Safe Harbor Matching Contribution, an ACP Safe Harbor Matching Contribution, or a Non-Safe Harbor Matching Contribution, depending on the context in which the term is used in either the Basic Plan or the Adoption Agreement.

1.62	Matching Contribution Account. The term "Matching Contribution Account" means the sub-account to which a Participant's Matching Contributions are allocated.

1.63
Maternity or Paternity Leave. The term "Maternity or Paternity Leave" means that an Employee is absent from work because of the Employee's pregnancy; the birth of the Employee's child; the placement of a child with the Employee in connection with the adoption of such child by the Employee; or the need to care for such child for a period beginning immediately following the child's birth or placement as set forth above.

1.64	NHCE. The term "NHCE" means a Non-Highly Compensated Employee.

1.65
Non-Elective Contribution. The term "Non-Elective Contribution" means an ADP Safe Harbor Non-Elective Contribution, and/or a Non-Safe Harbor Non-Elective Contribution, depending on the context in which the term is used in the Basic Plan or the Adoption Agreement. The term "Non-Elective Contribution" also means any mandated gateway allocation required under the terms of the Plan.

1.66	Non-Highly Compensated Employee. The term "Non-Highly Compensated Employee" means any Employee who is not a Highly Compensated Employee.

1.67
Non-Key Employee. The term "Non-Key Employee" means any Employee who is not a Key Employee, including former Key Employees. For purposes of making the allocations in Section 3.5, Non-Key Employee means a Non-Key Employee who either is a Participant or would be a Participant but for the reasons set forth in Section 3.5(a).

1.68
Non-Safe Harbor Matching Contribution. The term "Non-Safe Harbor Matching Contribution" means an Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of a Participant's Elective Deferrals and/or a Participant's Voluntary Employee Contributions and which are not intended to automatically satisfy the ACP Test.

1.69	Non-Safe Harbor Matching Contribution Account. The term "Non-Safe Harbor Matching Contribution Account" means the account to which a Participant's Non-Safe Harbor Matching Contributions are allocated.

1.70
Non-Safe Harbor Non-Elective Contribution. The term "Non-Safe Harbor Non-Elective Contribution" means an Employer contribution that (1) is allocated to a Participant's Non-Safe Harbor Non-Elective Contribution Account, (2) that the Participant may not elect to receive in cash until such contributions are distributed from the Plan; and (3) which are not intended to automatically satisfy the ADP Test.

1.71
Non-Safe Harbor Non-Elective Contribution Account. The term "Non-Safe Harbor Non-Elective Contribution Account" means the account to which a Participant's Non-Safe Harbor Non-Elective Contributions are allocated.

1.72
Normal Form of Distribution. The term "Normal Form of Distribution" means the form in which a Participant's benefit will be distributed absent an election to the contrary, as elected in the Adoption Agreement.

1.73	Normal Retirement Age. The term "Normal Retirement Age" means the Normal Retirement Age as elected by the Sponsoring Employer in the Adoption Agreement. There is no mandatory retirement Age.

1.74	Normal Retirement Date. The term "Normal Retirement Date" means the Normal Retirement Date as elected by the Sponsoring Employer in the Adoption Agreement.

1.75	Otherwise Excludible Participants. The term "Otherwise Excludible Participants" means a Participant who has not satisfied the statutory age and service requirements set forth in Code §410(b).

1.76	Optional Form of Distribution. The term "Optional Form of Distribution" means a form of distribution other than the Normal Form of Distribution, as elected in the Adoption Agreement.

1.77
Owner-Employee. The term "Owner-Employee" means in the case of an Employer or Affiliated Employer which is an unincorporated trade or business, an individual who owns the entire interest in such Employer or Affiliated Employer; and in the case of an Employer or Affiliated Employer which is a partnership, an individual who owns more than 10% of either the capital interest or the profit interest in such Employer of Affiliated Employer.

1.78
Participant. The term "Participant" means any Employee who has met the eligibility and participation requirements of the Plan. However, an individual who is no longer an Employee will cease to be a Participant if his or her entire Plan benefit (1) is fully guaranteed by an insurance company and legally enforceable at the sole choice of such individual against such insurance company, provided that a contract, Policy, or certificate describing the individual's Plan benefits has been issued to such individual; (2) is paid in a lump sum distribution which represents such individual's entire interest in the Plan; or (3) is paid in some other form of distribution and the final payment thereunder has been made.

1.79
Participant's Account. The term "Participant's Account" means the account to which is allocated a Participant's share of Employer contributions, earnings or losses, and, if applicable, Forfeitures. A Participant's account will also include the proceeds of any Policies purchased on the Participant's life under Section 7.2. Each Participant's Account will be divided (where applicable) into the following sub-accounts for accounting purposes: the Elective Deferral Account; the Non-Safe Harbor Matching Contribution Account; the Non-Safe Harbor Non-Elective Contribution Account; the Qualified Matching Contribution Account; the Qualified Non-Elective Contribution Account; the ACP Safe Harbor Matching Contribution Account; the ADP Safe Harbor Matching Contribution Account; the ADP Safe Harbor Non-Elective Contribution Account, the Voluntary Employee Contribution Account, the Mandatory Contribution Account, the Deemed IRA Contribution Account and any other sub-accounts that the Administrator may determine necessary from time.

1.80
Period of Service. With respect to any provision of the Plan in which service is determined by the elapsed time method, the term "Period of Service" means a period during which the Employee is employed with the Employer or an Affiliated Employer commencing on an Employee's Employment Commencement Date or Reemployment Commencement Date and ending on his or her

Severance from Employment. For any provision of the Plan in which an Employee’s service is determined by his or her Period of Service, a 1-Year Period of Service and all other Periods of Service will be determined in accordance with the following provisions:

(a)
Credit for an Hour of Service as a Period of Service. If an Employee performs an Hour of Service during a period which would otherwise be considered a Period of Severance under paragraph (c)(1) or (2) below, the Plan must count such period and the Employee will receive credit for such as a Period of Service.

(b)
Employment Commencement Date. The Employment Commencement Date is the first day an Employee performs an Hour of Service for the Employer, an Affiliated Employer or Adopting Employer. The Reemployment Commencement Date is the first day following a Period of Severance on which an Employee performs an Hour of Service for the Employer, an Adopting Employer or Affiliated Employer.

(c)
Period of Severance. A Period of Severance is the period beginning on the Severance from Employment and ending on the Reemployment Commencement Date. A Participant will incur a 1-Year Period of Severance if the Employee fails to perform an Hour of Service during a 12-consecutive month period following the earlier of either (1) the Severance from Employment on which an Employee retires, dies, quits or is discharged from employment by the Employer, or (2) the Severance from Employment on which an Employee remains absent from service with the Employer (with or without pay) for any reason other than the Employee retiring, dying, quitting or being discharged from employment by the Employer, such as for vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. In the case of a Participant who is on Maternity or Paternity Leave, the 12-consecutive month period beginning on the first anniversary of the first day of such Maternity or Paternity Leave will not constitute a Period of Severance. If the Employee does perform an Hour of Service during the periods indicated in (1) or (2) above, the Plan must take into account such period and the Employee will receive credit for such as a Period of Service.

(d)
Aggregating Periods of Service and Fractional Periods of Service. A 1-Year Period of Service is a 12-consecutive month Period of Service. An Employee will receive credit for Periods of Service of less than 12 consecutive months by aggregating, subject to the limits in paragraph (f) and (g), all non-successive Periods of Service and all Periods of Service which are fractional years or which do not constitute a whole 1-Year Period of Service, whether or not consecutive. Fractional periods of a year are expressed in terms of days, on the basis that a day of service is credited if an Employee completes an Hour of Service during such day, and on the basis that 12 months of service (30 days being deemed to be a month in the case of the aggregation of fractional months) or 365 days of service equals a 1-Year Period of Service.

(e)
Prior Service Credit. An Employee will also receive credit for all Periods of Service with the Employer or Employers named in the Adoption Agreement. In addition, if the Employer maintains the plan of a predecessor employer, service with such employer will be treated as service for the Employer.

(f)
Reemployment Before a 1-Year Period of Severance. If the Sponsoring Employer elects in the Adoption Agreement to determine eligibility by using Periods of Service, if an Employee Severance from Employment but is reemployed by an Employer or an Affiliated Employer before incurring a 1-Year Period of Severance, Periods of Service and employment (and if the Employee was a Participant and is reemployed by an Employer, Plan participation) will not be deemed to have been interrupted.

(g)	Reemployment After a Period of Severance. If an Employee Severance from Employment but is reemployed by the Employer after a 1-Year Period of Severance, the following provisions will apply:

(1)
Determination of Periods of Service for Eligibility. If the service of such Employee is determined under the rule of parity as elected in the Adoption Agreement, then if such Employee did not have a Vested Interest in his or her Participant's Account before incurring the 1-Year Period of Severance and the number of the Employee’s consecutive 1-Year Periods of Severance equals or exceeds the greater of five or the aggregate number of 1-Year Periods of Service, Periods of Service which were completed prior to the 1-Year Period of Severance will not be counted. The aggregate number of 1-Year Periods of Service will not include any Period of Service previously disregarded hereunder by reason of prior 1-Year Periods of Severance. If such former Employee’s Periods of Service are disregarded under this paragraph, he or she will be treated as a new Employee for eligibility.

(2)
Determination of Periods of Service for Purposes Other Than Eligibility. If the service of such Employee is determined under the rule of parity as elected in the Adoption Agreement, then for all purposes other than eligibility, if the Employee has incurred five consecutive 1-Year Periods of Severance, Periods of Service completed prior to such five consecutive 1-Year Periods of Severance will not be counted for such purposes if the Participant did not have a Vested Interest in his or her Account and the number of the Employee’s consecutive 1-Year Periods of Severance equals or exceeds the aggregate number of 1-Year Periods of Service before such period.

(3)	Entry or Reentry Into the Plan. Such Employee will become a Participant in the Plan as follows:

(A)
If Reentry Is Immediate. If elected in the Adoption Agreement, if such Employee was a Participant before incurring the 1-Year Period of Severance, he or she will be reinstated as a Participant upon his or her Reemployment Commencement Date. If the Employee was not a Participant before incurring the 1-Year Period of Severance but (1) had satisfied the eligibility requirements in Section 2.1, such Employee will enter the Plan as a Participant on the later of his or her Reemployment Commencement Date or the date the Employee would have entered the Plan had he or she not terminated employment with the Employer; or (2) had not satisfied the eligibility requirements set forth in Section 2.1, such Employee will be eligible to enter the Plan as a Participant after satisfaction of any such eligibility requirements, in which event the Employee will enter the Plan as a Participant on the applicable entry date set forth in Section 2.2. In all events, the Employee will receive credit for all Periods of Service which were completed prior to the 1-Year Period of Severance.

(B)
If Reentry After One Year. If elected in the Adoption Agreement, regardless of whether or not such Employee was a Participant before incurring the 1-Year Period of Severance, he or she will be eligible to enter the Plan as a Participant upon satisfaction of the eligibility requirements in Article 2 as though he or she was a new Employee upon the Reemployment Commencement Date, or if earlier upon satisfaction of the eligibility requirements in set forth in Article 2 and the completion of an additional 1-Year Period of Service after his or her Reemployment Commencement Date, at which time the Employee's participation in the

Plan will be deemed to have been reinstated as of his or her Reemployment Commencement Date (provided the Employee is reemployed by the Employer).

(h)
Ignoring Service For Eligibility If More Than 1-Year Period Of Service for Eligibility. If this Plan at any time (1) provides in the Adoption Agreement that an Employee must complete more than either a 1-Year Period of Service or a 12-month Period of Service for eligibility purposes, and (2) provides in the Adoption Agreement that an Employee will have a 100% Vested Interest in his or her Participant’s Account upon becoming a Participant in the Plan, then the Period of Service of an Employee who incurs a 1-Year Period of Severance before satisfying such eligibility requirement will not be counted for eligibility purposes.

1.81	Period of Severance. See the definition Period of Service above.

1.82
Permissive Aggregation Group. The term "Permissive Aggregation Group" means a Required Aggregation Group plus any Employer plan or plans which when considered as a group with the Required Aggregation Group would continue to satisfy the requirements of Code §401(a)(4) and §410.

1.83
Plan. The term "Plan" means the retirement plan program established by a Sponsoring Employer using the Basic Plan together with an Adoption Agreement and Trust or Custodial Agreement, as amended from time to time.

1.84
Plan Year. The term "Plan Year" means the Plan's 12 consecutive month accounting year as elected in the Adoption Agreement (unless there is a short Plan Year as elected in the Adoption Agreement). If the Plan Year is changed, a short Plan Year is established beginning the day after the last day of the Plan Year in effect before this change and ending on the last day of the new Plan Year.

1.85	Policy. The term "Policy" means a life insurance policy or annuity contract purchased pursuant to the provisions of Section 7.2 of the Basic Plan.

1.86	Pre-Tax Elective Deferral. The term "Pre-Tax Elective Deferral" means an Elective Deferral that is not includible in gross income at the time deferred.

1.87	Pre-Tax Elective Deferral Account. The term "Pre-Tax Elective Deferral Account" means the sub-account of a Participant's Account to which his or her Pre-Tax Elective Deferrals are allocated.

1.88	Prevailing Wage Account. The term "Prevailing Wage Account" means the sub-account to which a Participant's Prevailing Wage contributions are allocated.

1.89	Prevailing Wage Contribution. The term "Prevailing Wage Contribution" means an Employer contribution made to the Plan under a Prevailing Wage Law on behalf of a Prevailing Wage Employee.

1.90
Prevailing Wage Employee. The term "Prevailing Wage Employee" means any hourly paid Employee who is in an eligible class of Employees under Section 2.1(b) and who is performing services for the Employer under a contract covered by a Prevailing Wage Law.

1.91
Prevailing Wage Law. The term "Prevailing Wage Law" means any statute or ordinance that requires the Employer to pay its Employees working on public contracts at wage rates not less than those determined pursuant to that statute or ordinance to be the prevailing wages for comparable classes of workers in the geographical area where that contract is performed, including the Davis-Bacon Act as set forth in 40 U.S.C. §276(a) et. seq., as amended from time to time, and any similar federal, state or municipal prevailing wage statutes.

1.92	QJSA. The term "QJSA" means a Qualified Joint and Survivor Annuity.

1.93	QMAC. The term "QMAC" means a Qualified Matching Contribution.

1.94	QMAC Account. The term "QMAC Account" means a Qualified Matching Contribution Account.

1.95	QNEC. The term "QNEC" means a Qualified Non-Elective Contribution.

1.96	QNEC Account. The term "QNEC Account" means a Qualified Non-Elective Contribution Account.

1.97	QPSA. The term "QPSA" means a Qualified Pre-Retirement Survivor Annuity.

1.98
Qualified Joint and Survivor Annuity. The term "Qualified Joint and Survivor Annuity" means, with respect to a Participant who is married on the Annuity Starting Date and has not died before such date, an immediate annuity for the life of the Participant with a survivor benefit for the life of the Participant's surviving Spouse which is not less than 50% nor more than 100% of the annuity that is payable during the joint lives of the Participant and his or her Spouse and which is the amount of benefit which can be purchased with the Participant's Vested Aggregate Account balance. The survivor benefit will be 50% unless a higher percentage is elected by the Participant. With respect to a Participant who is not married on the Annuity Starting Date and has not died before such date, the term "Qualified Joint and Survivor Annuity" means an immediate annuity for his or her life.

1.99
Qualified Matching Contribution. The term "Qualified Matching Contribution" means a Matching Contribution which is subject to the distribution and nonforfeitability requirements of Code §401(k) when made to the Plan, and that are distributable only in accordance with the distribution provisions (other than for hardships) applicable to Elective Deferrals and to the extent necessary is available for ADP or ACP Testing.

1.100
Qualified Matching Contribution Account. The term "Qualified Matching Contribution Account" means the sub-account of a Participant's Account to which his or her Qualified Matching Contributions are allocated.

1.101
Qualified Non-Elective Contribution. The term "Qualified Non-Elective Contribution" means a contribution (other than a Matching Contribution or a Qualified Matching Contribution) that is made by the Employer and allocated to Participant's Account and that satisfies the following requirements: (1) it is used for the purpose of satisfying the ADP Test or the ACP Test; (2) a Participant may not elect to receive it in cash until distributed from the Plan; and (3) it is subject to the same distribution requirements as are applicable to Elective Deferrals and Qualified Matching Contributions and the nonforfeitability requirements of Code §401(k) when made to the Plan. Qualified Non-Elective Contributions may be considered for purposes of determining the Top Heavy Minimum Allocation requirement pursuant to Section 3.5. Any allocation formula must satisfy additional requirements specified in Regulations § 1.401(k)-2(a)(6) and § 1.401(m)-2(a)(6).

1.102
Qualified Non-Elective Contribution Account. The term "Qualified Non-Elective Contribution Account" means the sub-account of a Participant's Account to which his or her Qualified Non-Elective Contributions are allocated.

1.103
Qualified Pre-Retirement Survivor Annuity. The term "Qualified Pre-Retirement Survivor Annuity" means a survivor annuity for the life of a deceased Participant's surviving Spouse which is equal to the amount of benefit which can be purchased by 50% or 100% of the deceased Participant's Vested Aggregate Account determined at the date of death. In determining a Participant's Vested Aggregate Account hereunder, any security interest held by the Plan because of a loan outstanding to the Participant will be taken into consideration and, if applicable, the

Participant's own deductible contributions made for Plan Years prior to January 1, 1989 will be disregarded.

1.104
Required Aggregation Group. The term "Required Aggregation Group" means (1) each Employer qualified deferred compensation Plan in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated); and (2) any other Employer qualified deferred compensation plan which enables a plan described in (1) to satisfy Code §401(a)(4) or §410.

1.105
Required Beginning Date. The term "Required Beginning Date" means the date elected by the Sponsoring Employer in the Adoption Agreement as the Required Beginning Date for the Plan. However, for a Participant who is not a 5% owner, the term Required Beginning Date means April 1st of the calendar year following the later of the calendar year in which the Participant reaches Age 70½ or the calendar year in which the Participant actually retires. Notwithstanding the foregoing to the contrary, if a Participant made a distribution election prior to January 1, 1984 pursuant to §242(b) of the Tax Equity and Fiscal Responsibility Act (TEFRA), such Participant's benefit will be distributed at the time and in the manner set forth in the election provided such election has not been revoked, and further provided that the election sets forth a method of distribution of benefits which satisfies the provisions of Code §401(a)(9) as in effect prior to enactment of TEFRA.

1.106	Rollover Account. The term "Rollover Account" means the account to which a Participant’s Rollover Contributions, if any, are allocated.

1.107
Rollover Contribution (or Rollover). The terms "Rollover Contribution" and "Rollover" mean an amount which is eligible for tax free rollover treatment and which is transferred to this Plan from one of the plans as elected in the Adoption Agreement.

1.108
Roth Elective Deferral. The term "Roth Elective Deferral" means a Participant's Elective Deferrals that (1) are includible in the Participant's gross income at the time they are deferred, and (2) have been irrevocably designated as Roth Elective Deferrals by the Participant in his or her deferral election. A Participant's Roth Elective Deferrals will be accounted for in a separate account containing only the Participant's Roth Elective Deferrals and gains and losses attributable to those Roth Elective Deferrals.

1.109	Roth Elective Deferral. The term "Roth Elective Deferral Account" means the account to which a Participant's Roth Elective Deferrals are allocated.

1.110
Safe Harbor 401(k) Contribution. The term "Safe Harbor 401(k) Contribution" means, collectively or separately, depending on the context in which the term is used, an ACP Safe Harbor Matching Contribution, an ADP Safe Harbor Matching Contribution, and/or an ADP Safe Harbor Non-Elective Contribution.

1.111	Safe Harbor 401(k) Plan. The term "Safe Harbor 401(k) Plan" means a 401(k) plan which automatically satisfies the ADP Test under Code §401(k) and/or the ACP Test under Code §401(m).

1.112
Safe Harbor Notice. The term "Safe Harbor Notice" means a written notice provided by the Employer to all eligible Employees in accordance with Regulation §1.401(k)-(d)(2) and (3) and any subsequent guidance issued by the Internal Revenue Service. In addition to any other election periods provided under the Plan, each Participant may make or modify an Elective Deferral election during the 30-day period immediately following his or her receipt of a Safe Harbor Notice.

1.113
Self-Employed Individual. The term "Self-Employed Individual" means anyone who owns an interest (other than stock) in the Employer and has Earned Income for the Plan Year or would have had Earned Income but for the fact the Employer had no net profits for the Plan Year.

1.114
Severance from Employment. The term "Severance from Employment" means the date on which an Employee retires, dies, quits or is discharged from employment by the Employer; or if earlier the first anniversary of the date on which an Employee remains absent from service with the Employer (with or without pay) for any reason other than the Employee retiring, dying, quitting or being discharged from employment by the Employer, such as for vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.

1.115
Sponsoring Employer. The term "Sponsoring Employer" means the business entity named in Section 1.2 of the Adoption Agreement that sponsors the Plan under the terms of the Adoption Agreement (and any successor thereto that elects to assume sponsorship of this Plan).

1.116
Spouse. The term "Spouse" means the person to whom a Participant is legally married, and, if elected in the Adoption Agreement, the Participant must be married to such person throughout the one year period ending on the earlier of the Annuity Starting Date or the Participant's death in order for the person to be considered a Spouse.

1.117	Termination of Employment. The term "Termination of Employment" means that a Participant has ceased to be an Employee for reasons other than retirement, death, or Disability.

1.118	Terminated Participant. The term "Terminated Participant" means a Participant who has ceased to be an Employee for reasons other than retirement, death or Disability.

1.119
Top Heavy. The term "Top Heavy" means for any Plan Year beginning after December 31, 1983 that (1) the Top Heavy Ratio exceeds 60% and the Plan is not part of a Required Aggregation Group or Permissive Aggregation Group; or (2) the Plan is a part of a Required Aggregation Group but not a Permissive Aggregation Group and the Top Heavy Ratio for the group exceeds 60%; or (4) the Plan is a part of a Required Aggregation Group and a Permissive Aggregation Group and the Top Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

1.120
Top Heavy Minimum Allocation. The term "Top Heavy Minimum Allocation" means an amount of Employer contributions and Forfeitures equal to 3% of an Employee’s Compensation (or such higher or lesser percentage of Compensation as may otherwise be indicated in Section 3.5). Elective Deferrals (and, for Plan Years beginning before 2002, Matching Contributions) cannot be used to satisfy the Top-Heavy Minimum Allocation. SIMPLE 401(k) plans and certain Safe Harbor 401(k) Plans are not subject to the Top Heavy requirements.

1.121	Top Heavy Ratio. For Plan Years beginning on or after January 1, 2002, in determining if this Plan is Top Heavy, the "Top Heavy Ratio" will be determined in accordance with the following provisions:

(a)
Rule 1. If the Employer maintains one or more defined contribution plans (including SEPs) and has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date had accrued benefits, the Top Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group is a fraction, the numerator of which is the sum of the Participants' Accounts of all Key Employees as of the Determination Date (including any part of any account distributed in the 1-year period ending on the Determination Date), and the denominator of which is the sum of the account balances (including any part of any account balance distributed in the 1-year period ending on the Determination Date) determined under Code §416 and the Regulations thereunder. Both the numerator and the denominator of the Top Heavy Ratio will be increased to reflect any contribution not actually made as of the Determination Date but which is required to be taken into account under Code §416 and the Regulations thereunder. The 1 year period described above is increased to a 5 year period for all in-service distributions.

(b)	Rule 2. If the Employer maintains one or more defined contribution plans (including SEPs) and maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date has had any accrued benefits, the Top Heavy Ratio for any Required or Permissive Aggregation Group is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plans for all Key Employees determined in accordance with paragraph (a), and the present value of accrued benefits under the aggregated defined benefit plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plans for all Participants, determined in accordance with paragraph (a), and the present value of accrued benefits under the aggregated defined benefit plans for all Participants as of the Determination Date, all determined under Code §416 and the Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top Heavy Ratio are increased for any distribution made in the 1year period ending on the Determination Date.

(c)
Rule 3. For purposes of paragraphs (a) and (b), the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code §416 and the Regulations issued thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits will be disregarded for a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 1-year period ending on the Determination Date. The calculation of the Top Heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code §416 and the Regulations issued thereunder. When aggregating plans, the value of the account balances and accrued benefits will be calculated with reference to the Determination Date that falls within the same calendar year. The accrued benefit of a Participant other than a Key Employee will be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) effective as of the first Plan Year beginning after December 31, 1986, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code §411(b)(1)(C).

(d)
Definition of Determination Date. In determining the Top Heavy Ratio, the term Determination Date means the last day of the preceding Plan Year except for the first Plan Year when the Determination Date means the last day of such first Plan Year.

(e)
Computing Present Values. For purposes of establishing present values to compute the top-heavy ratio, benefits not in pay status are handled on the basis that retirement occurs on the automatic vesting date or, if later, the date of reference. Benefits are discounted only for interest and mortality. Unless otherwise elected in the Adoption Agreement, the following factors apply: (1) 6% interest before attaining Normal Retirement Age and 5% interest after attaining Normal Retirement Age; and (2) no mortality before attaining Normal Retirement Age; however, for benefits with an Annuity Starting Date before December 31, 2002, as set forth in Internal Revenue Service Revenue Ruling 95-6 mortality will be equal to the 1983 Group Annuity Mortality gender neutral blended 50/50 Male and Female; and for benefits with an Annuity Starting Date on or after such date, as set forth in Internal Revenue Service Revenue Ruling 200 1-62, mortality will be equal to the 1994 Group Annuity Reserving Mortality Table projected to 2002 based on a fixed blend of 50% of the unloaded Male mortality rates and 50% of the Female mortality rates.

1.122
Transfer Contribution. The term "Transfer Contribution" means a non-taxable transfer of a Participant's benefit directly from another qualified plan to this Plan (for example, as a result of a plan merger).For accounting and record keeping purposes, Transfer Contributions will be identical to Rollover Contributions.

1.123	Trustee. The term "Trustee" means the persons or entity named as trustee or trustees of the Trust.

1.124	Trust (or Trust Fund). The term "Trust" or "Trust Fund" means the assets of the Plan.

1.125
Valuation Date. The term "Valuation Date" means the date on which the Trustee determines the value of the Trust Fund. The Trust Fund must be valued at least annually as of the last day of the Plan Year, but the Administrator can elect to have all or any portion of the assets of the Trust Fund valued more frequently, including, but not limited to, semi-annually, quarterly, monthly, or daily. The Administrator may implement additional Valuation Dates in order to avoid prejudice with respect to any Participant.

1.126
Vested Aggregate Account. The term Vested Aggregate Account means a Participant's Vested Interest in the aggregate value of his or her Participant's Account and any accounts attributable to the Participant's own Plan contributions (including rollovers).

1.127
Vested, Vested Interest or Vesting. The terms "Vested," "Vested Interest," and "Vesting" mean a Participant's nonforfeitable percentage in a sub-account maintained on his or her behalf under the terms of the Plan. A Participant's Vested Interest in his or her Participant's Account will be determined in accordance with Section 4.6.

1.128	Voluntary Employee Contribution. The term Voluntary Employee Contribution means a non-deductible contribution made to the Plan by a Participant.

1.129	Voluntary Employee Contribution Account. The term Voluntary Employee Contribution Account means the sub-account to which a Participant’s Voluntary Employee Contributions, if any, are allocated.

1.130
Year of Service. With respect to any provision of the Plan in which service is determined by counting an Employee's Hours of Service, the term "Year of Service" means a 12-consecutive month computation period during which an Employee (or Participant) completes a specified number of Hours of Service for either the Employer or an Affiliated Employer (or any business entity which was an Adopting Employer), determined in accordance with the following provisions:

(a)
Definition of Employment Commencement Date. The Employment Commencement Date is the first day an Employee performs an Hour of Service for an Employer or an Affiliated Employer. The Reemployment Commencement Date is the first day following a Break in Service on which an Employee performs an Hour of Service for an Employer or an Affiliated Employer.

(b)
Year of Service for Eligibility. In any Plan Year in which the eligibility requirements as determined under Section 2.1 are based on Years of Service, (1) a Year of Service is a 12-consecutive month period during which an Employee is credited with at least the number of Hours of Service as elected in the Adoption Agreement (but not more than 1,000). An Employee’s initial eligibility computation period will begin on his or her Employment Commencement Date. As elected in the Adoption Agreement, each eligibility computation period thereafter will either (1) begin on the anniversary of the Employee's Employment Commencement Date; or (2) begin on the first day of the Plan Year which begins prior to the first anniversary of the Employee's Employment Commencement Date regardless of whether the Employee is credited with 1,000 Hours of Service (or lesser number of Hours of Service if elected in the Adoption Agreement) during the initial computation period. If the Employee is credited with 1,000 Hours of Service (or lesser number of Hours of Service if elected in the Adoption Agreement) in both the initial eligibility computation period and in the second eligibility computation period, the Employee will be credited with two Years of Service for eligibility purposes. If a Plan Year is less than 12 months, the 1,000 Hours of Service (or lesser number of Hours of Service if elected in the Adoption Agreement) requirement set forth herein will be proportionately reduced. If elected in the Adoption Agreement, in determining eligibility under Section 2.1 and the applicable entry date under Section 2.2, an Employee will be deemed to have completed a

Year of Service on the same date the Employee completes the applicable Hours of Service requirement, even if such date occurs before the last day of the computation period.

(c)
Year of Service for Vesting. In any Plan Year in which a Participant’s Vested Interest under Section 4.6 is based on Years of Service, a Year of Service is a 12-consecutive month period during which an Employee is credited with at least the number of Hours of Service as elected in the Adoption Agreement (but not more than 1,000). As elected in the Adoption Agreement, the Vesting computation period will be either (1) the Plan Year, and if any such Plan Year is less than 12 consecutive months and the Hours of Service requirement set forth in this paragraph is greater than one, such requirement will be proportionately reduced; or (2) an Employee's 12-consecutive month employment year.

(d)
Prior Service Credit. An Employee will also receive credit for all Years of Service with the Employer or Employers named in the Adoption Agreement. In addition, if the Employer maintains the plan of a predecessor employer, service with such employer will be treated as Years of Service for the Employer.

(e)
Reemployment Before A Break In Service. If an Employee incurs a Termination of Employment but is reemployed by the Employer before he or she incurs a Break in Service, his or her Years of Service and employment will not be deemed to have been interrupted and, if the Employee was a Participant in the Plan or otherwise satisfied the eligibility requirements set forth in Section 2.1, he or she will remain (or become) a Participant immediately upon Reemployment. If the Employee was not a Participant in the Plan but otherwise satisfied the eligibility requirements set forth in Section 2.1, the Employee will become a Participant on the later of the date he or she would have entered the Plan had he or she not terminated employment with the Employer, or upon his or her Reemployment Commencement Date.

(1)
Determination of Years of Service for Eligibility. If the service of such Employee is determined under the rule of parity as elected in the Adoption Agreement, then for eligibility purposes, if such Employee did not have a Vested Interest in his or her Participant's Account before the Break in Service and the number of the Employee’s consecutive Breaks in Service equals or exceeds the greater of five or the aggregate number of Years of Service, Years of Service that were completed prior to the Break in Service will not be counted. The aggregate number of Years of Service will not include any Years of Service previously disregarded hereunder by reason of prior Breaks in Service. If such former Employee’s Years of Service are disregarded under this paragraph, he or she will be treated as a new Employee for eligibility purposes.

(2)
Determination of Years of Service for Purposes Other Than Eligibility. If the service of such Employee is determined under the rule of parity as elected in the Adoption Agreement, then for all purposes other than eligibility, if the Employee has incurred 5 consecutive Breaks in Service, Years of Service completed prior to such 5 consecutive Breaks in Service will not be counted if the Employee did not have a Vested Interest in his Participant's Account and the number of consecutive Breaks in Service equals or exceeds the aggregate number of Years of Service before such period.

(3)	Entry or Reentry Into the Plan. Such Employee will become a Participant in the Plan as follows:

(A)	If Reentry Is Immediate. If elected in the Adoption Agreement, if such Employee was a Participant before incurring the Break in Service, he or she will be reinstated as a Participant upon his or her Reemployment Commencement Date. If the Employee was not a Participant before incurring the Break in Service but (1) had satisfied the eligibility requirements in Section 2.1, such Employee will enter the Plan as a Participant on the later of his or her Reemployment Commencement Date or the date the Employee would have entered the Plan had he or she not terminated employment with the Employer; or (2) had not satisfied the eligibility requirements in Section 2.1, such Employee will be eligible to enter the Plan as a Participant after satisfaction of any such eligibility requirements, in which event the Employee will enter the Plan as a Participant on the applicable entry date in Section 2.1.

(B)
If Reentry Is After One Year. If elected in the Adoption Agreement, regardless of whether or not such Employee was a Participant before incurring the Break in Service, he or she will be eligible to enter the Plan as a Participant upon satisfaction of the eligibility requirements in Article 2 as though he or she was a new Employee upon his or her Reemployment Commencement Date, or if earlier upon satisfaction of the eligibility requirements in Article 2 and the completion of an additional Year of Service after his or her Reemployment Commencement Date, at which time the Employee's participation in the Plan will be deemed to have been reinstated as of his or her Reemployment Commencement Date (provided the Employee is reemployed by the Employer).

(f)
Ignoring Service For Eligibility If More Than One Year Of Service For Eligibility. If this Plan at any time (1) provides in the Adoption Agreement that an Employee must complete more than 1 Year of Service for eligibility purposes, and (2) provides in the Adoption Agreement that an Employee will have a 100% Vested Interest in the Participant’s Account upon becoming a Participant in the Plan, then the Years of Service of an Employee who incurs a Break in Service before satisfying such eligibility requirement will not be counted for eligibility purposes.

ARTICLE II

PLAN PARTICIPATION

2.1
Eligibility Requirements. If this is an amended Plan, any Employee who is a Participant on the day before the effective date in the Adoption Agreement will continue to participate in the Plan. Otherwise, an Employee will be eligible to become a Participant in the Plan upon satisfying the eligibility requirements as elected in the Adoption Agreement, subject to the following provisions:

(a)
Age and Service Requirements. An Employee must satisfy any age and/or service requirements indicated in the Adoption Agreement for each applicable type of contribution. If the Sponsoring Employer elects in the Adoption Agreement that the service requirement for participation with respect to one or more permitted contributions is the lesser of 1 Year of Service or a stated number of consecutive months of employment, then an Employee will only be deemed to have completed a month of employment for any calendar month during which the Employee (1) is continuously employed with the Employer or an Affiliated Employer without interruption for that entire calendar month except for those interruptions that are described in the definition of Hour of Service, and (2) if elected in the Adoption Agreement, is credited with the number of Hours of Service for that month as indicated in the Adoption Agreement.

(b)	Ineligible Employees. All Employees will be eligible to participate in the Plan except for the following ineligible classes if elected in the Adoption Agreement:

(1)
Union Employees. Employees whose employment is governed by a collective bargaining agreement between Employee representatives and the Employer in which retirement benefits were the subject of good faith bargaining unless such collective bargaining agreement expressly provides for the inclusion of such Employees as Participants in the Plan.

(2)	Non-Resident Aliens. Employees who are non-resident aliens who do not receive earned income from the Employer which constitutes income from sources within the United States.

(3)
"Merger and Acquisition" Employees. Persons who became Employees as the result of a "Code §410(b)(6)(C) transaction". These Employees will be excluded during the period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction. A "Code §410(b)(6)(C)" transaction" is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

(4)
Leased Employees. For non-standardized plans only, any person who is considered a Leased Employee as defined in Section 1.56 but who (1) is not covered by a plan described in Code §414(n)(5), or (2) is covered by a plan described in Code §414(n)(5) but Leased Employees constitute more than 20% of the Employer's non-highly compensated workforce.

(5)
Employees Determined to Be Undocumented Workers. For non-standardized plans only, Employees who are determined to be undocumented workers. For purposes of Section, an undocumented worker is any Employee who does not have the proper credentials in order to legally seek employment in the United States.

(6)	Employees of Non-Adopting Affiliated Employers. For non-standardized plans only, Employees who are employed by an Affiliated Employer which is not an Adopting Employer.

(7)	Key Employees. For non-standardized plans only, Employees who are Key Employees as defined in Section 1.55.

(8)	Highly Compensated Employees. For non-standardized plans only, Employees who are Highly Compensated Employees as defined in Section 1.53.

(9)	Employees Who Are Paid By Salary. For non-standardized plans only, Employees whose Compensation is primarily in the form of a salary.

(10)	Employees Who Are Paid By the Hour. For non-standardized plans only, Employees whose Compensation is primarily paid on an hourly basis.

(11)	Employees Who Are Paid In Commissions. For non-standardized plans only, Employees whose Compensation is primarily in the form of commissions.

(12)	Other. For non-standardized plans only, any other ineligible classes of Employees as elected and specified in the Adoption Agreement.

(c)	Participation By Employees Whose Status Changes. If an Employee who is not a

member of the eligible class of Employees with respect to a particular type of contribution becomes a member of the eligible class for such contribution, the Employee will participate in the Plan immediately with respect to that type of contribution if he or she has satisfied the minimum age and service requirements for that type of contribution and would have previously become a Participant with respect to that type of contribution had he or she been a member of the eligible class for that type of contribution. The participation of a Participant who becomes a member of an ineligible class with respect to a particular type of contribution will be suspended and such Participant will be entitled to an allocation of that type of contribution (and any applicable Forfeitures) for the Allocation Period only to the extent of any applicable Hours of Service or Periods of Service completed while a member of the eligible class of Employees for that type of contribution. Upon returning to an eligible class of Employees with respect to that type of contribution, a suspended Participant will resume eligibility with respect to that type of contribution. The Vested Interest of a Participant who ceases to be a member of an eligible class with respect to a particular type of contribution will continue to increase in accordance with Section 4.6.

(d)
Participation By Former Participants. A former Participant will again become a Participant immediately upon returning to the employ of the Employer unless such former Participant's Years of Service or Periods of Service may be disregarded by reason of prior Breaks in Service.

(e)
Eligibility for Certain 401(k) Safe Harbor Contributions. For any Plan Year in which the Employer elects to disaggregate the Plan in accordance with Regulation § 1.401(k)-1(b)(3)(ii) for purposes of the ADP Test and/or the ACP Test, and the eligibility requirement for Non-Safe Harbor Matching Contributions or Non-Safe Harbor Non-Elective Contributions elected in the Adoption Agreement is one year (or 365 days) or more, the eligibility requirement for the ADP Safe Harbor Non-Elective Contribution or the ADP Safe Harbor Matching Contribution will be 1 Year of Service, unless the Administrator elects a shorter period.

2.2
Entry Date. An eligible Employee who has satisfied the eligibility requirements elected in the Adoption Agreement will enter the Plan as a Participant on the "Entry Date" elected in the Adoption Agreement. The term Entry Date will also be used to define any special rules that may apply with respect to Otherwise Excludible Employees. For purposes of determining Compensation taken into account for allocation purposes, the Entry Date will be determined separately for each type of allocation under the Plan. Notwithstanding the foregoing, an eligible Employee who is also a Prevailing Wage Employee will enter the Plan as a Participant with respect to Compensation received under a Prevailing Wage Law on the date the Employee first receives such Compensation.

2.3	Waiver of Participation. An Employee who is otherwise eligible to participate in the Plan may elect to waive such participation in accordance with the following provisions:

(a)
Irrevocable Election. An Eligible Employee may make a one-time irrevocable election to waive participation in the Plan. However, the Administrator may in its sole discretion elect not to make this option available to one or more Eligible Employees if the Eligible Employee is not an HCE and is not likely to become an HCE and if the Administrator determines that such waiver may cause the Plan for any Plan Year to fail to satisfy one of the tests in Code §410(b)(1)(A) or Code §410(b)(1)(B) and (C). The Employee’s election to waive participation in the Plan must be in writing and must be delivered to the Administrator on or before the date the Employee first becomes eligible to participate in the Plan. Notwithstanding the foregoing however, once an Employee has become a Participant in the Plan, no waiver can be made, except as provided in paragraph (b) below.

(b)	Election to Waive Allocation. Notwithstanding paragraph (a), and subject to the Top-Heavy Minimum Allocation requirements set forth in Section 3.5, a Participant may agree to forego an allocation of Employer contributions to his or her Participant's Account for all or any Allocation Periods if the Participant is an HCE for the Allocation Period and such waiver does not have a direct or indirect impact on the overall remuneration paid to such Participant.

(c)
Administrative Requirements. An Employee’s election to waive participation or forego an allocation must be in writing and must be delivered to the Administrator on or before the date the Employee first becomes eligible to participate in the Plan in the case of a waiver under paragraph (a), and before the Participant is entitled to an allocation to his or her Participant's Account in the case of foregoing an allocation under paragraph (b). The Administrator will furnish any form required to make an election under this Section, which may include the requirement for consent by the Employee’s Spouse.

2.4
Reemployment. If an Employer incurs a Termination of Employment and is subsequently reemployed by the Employer or an Affiliated Employer, such Employee's Years of Service and/or Periods of Service for purposes of eligibility (as well as the time such Employee enters or reenters the Plan as a Participant) will be determined in accordance with the rules described in the definition of Years of Service and/or Periods of Service.

2.5
Exclusion of an Eligible Employee. If any Employee who should have been included as a Participant is erroneously excluded from the Plan in any Allocation Period and discovery of such omission is not made until after a contribution for that Allocation Period has been allocated, the Employer will correct the omission. Such omission can be corrected by one or more of the following methods: (1) by making an additional contribution to the Plan on behalf of the omitted Employee; (2) by allocating any available Forfeitures on behalf of the omitted Employee; or (3) by any other method of correction permitted under Revenue Procedure 2003-44 or any subsequent Revenue Procedure or guidance issued by the Internal Revenue Service.

2.6
Inclusion of an Ineligible Employee. If any person who should not have been included as a Participant is erroneously included in any Allocation Period and the discovery of the inclusion is not made until after a contribution has been allocated for that Allocation Period, and such ineligible Employee has not received a distribution of the amount erroneously allocated, such amount cannot be refunded to the Employer and will be applied as a Forfeiture for the Plan Year in which the error is discovered.

ARTICLE III

CONTRIBUTIONS AND ALLOCATIONS

3.1
Employer Contributions. The Employer intends to make contributions to the Plan. Such contributions will be allocated based on the applicable Allocation Period. The types of contributions permitted to be made to this Plan are as elected in the Adoption Agreement. The Employer does not guarantee either the making of the contributions or the payment of benefits under the Plan. The Employer reserves the right to reduce, suspend or discontinue contributions for any reason at any time, but if the Plan is deemed to be terminated as a result of such reduction, suspension or discontinuance, the provisions of Article 9 will become effective. The Employer’s contribution (if any) may consist of cash, qualifying employer securities or qualifying employer real property as defined in ERISA §407(d), or any other property permitted under Code §4975 and acceptable to the Trustee. If an Employee should have been included as a Participant but is mistakenly excluded for any reason, the omission will be corrected as specified in Section 2.5. All contributions will be determined in accordance with the following provisions:

(a)
Contribution Provisions Applicable To 401(k) Plans. For a 401(k) plan, each Plan Year the Employer will contribute to the Plan such amount as it may in its sole discretion determine, subject to the following:

(1)	Elective Deferrals. The Employer will contribute each Participant's

Elective Deferrals to the Plan, determined in accordance with, and contributed subject to, the following:

(A)
Amount of Elective Deferrals. Each Participant may enter into a Salary Deferral Agreement in an amount as elected in the Adoption Agreement, authorizing the Employer to withhold a portion of the Participant's Compensation. The amount withheld will be deemed an Elective Deferral that the Employer will contribute to the Plan on behalf of the Participant. The Administrator will designate the frequency of such elections but not less frequently than once per year. Elective Deferrals may be made in whole percentage increments of Compensation or in specific dollar amounts as designated by the Participant. The Administrator will have the right to direct that such increments of Compensation be rounded to the next highest or lowest dollar. Furthermore, on a uniform nondiscriminatory basis, the Administrator may permit a Participant to identify separate components of the Participant's Compensation (such as base salary, bonuses, etc.) and to specify that a different Elective Deferral percentage (or dollar amount) apply to each such component.

(B)
Roth Elective Deferrals. If elected in the Adoption Agreement, a Participant may elect to classify all or a portion of an Elective Deferral as a Roth Elective Deferral. Distributions of Roth Elective Deferrals (other than corrective distributions) are not includible in the Participant's gross income if made 5 years after the Participant's death, Disability or Age 59½. Earnings on corrective distributions of Roth Elective Deferrals are includible in gross income the same as earnings on corrective distributions of Pre-tax Elective Deferrals.

(C)
Catch-Up Contributions. If elected in the Adoption Agreement, Catch-Up Contributions are permitted, in which event Participants who are age 50 as defined in Regulation §1.414(v)-1(3)(i) before the close of the Plan Year will be eligible to make Catch-Up Contributions. Any Participant who turns 50 during a calendar year will be considered to be age 50 as of January 1st of that calendar year and can make Catch-Up Contributions during the Plan Year coincident with such calendar year, or if the Plan Year is not a calendar year, the Plan Year in which the calendar year begins. If this Plan is a Safe Harbor 401(k) Plan, Catch-Up Contributions will be treated as Elective Deferrals and will be matched in accordance with the Safe Harbor Matching Contribution formula(s) elected in the Adoption Agreement. If this is not a Safe Harbor 401(k) Plan, Catch-Up Contributions will be matched in accordance with the Non-Safe Harbor Matching Contribution formula (if any) elected in the Adoption Agreement unless the Sponsoring Employer elects otherwise in the Adoption Agreement.

(D)
Limitations on Elective Deferrals. In no event may the dollar amount withheld under subparagraph (A) be more than the maximum dollar amount permitted for that calendar year under Code §402(g). Elective Deferrals that exceed the applicable Code §402(g) limit will be deemed Excess Elective Deferrals and will be returned to the affected Participants in accordance with Section 5.18. No Participant will be permitted to have Elective Deferrals made under this Plan, or any other plan, contract or arrangement maintained by the Employer, during any calendar year, in excess of the dollar limit in Code §402(g) in effect for the Participant's taxable year beginning in such calendar year. The dollar limitation contained in Code §402(g) is $10,500 for taxable years beginning in 2000 and 2001 increasing to $11,000 for taxable years beginning in 2002 and increasing by $1,000 each year thereafter up to $15,000 for taxable years beginning in 2006 and later years. After 2006, the $15,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code § 402(g). Any adjustments will be in multiples of $500. Catch-Up Contributions will not be counted in determining the limitations under Code §402(g).

(E)
Negative Election. If elected in the Adoption Agreement, for any Plan Year in which a Participant fails to file a Salary Deferral Agreement with the Administrator, such Participant will be deemed to have entered into a Salary Deferral Agreement for that Plan Year which authorizes the Employer to withhold the percentage of his or her Compensation elected in the Adoption Agreement as an Elective Deferral. In addition, if elected in the Adoption Agreement, the Employer may automatically increase such percentage periodically. Any Elective Deferral withheld under this subparagraph will be characterized as either a Pre-Tax Elective Deferral or a Roth Elective Deferral, as elected in the Adoption Agreement.

(F)
Salary Deferral Agreement. A Participant may, in accordance with either the Adoption Agreement or a policy established by the Administrator, amend his or her Salary Deferral Agreement to increase or decrease the percentage or amount being withheld. The Participant may also at any time suspend or cancel his or her Salary Deferral Agreement upon reasonable notice. If a Participant cancels or suspends his or her Salary Deferral Agreement, the Participant will not be permitted to put a new Salary Deferral Agreement into effect until such time in accordance with either the Adoption Agreement or the policy established by the Administrator. If necessary to insure that the Plan satisfies the ADP Test, the Employer may also amend or terminate a Participant's Salary Deferral Agreement on notice to the Participant. If a Participant has not authorized the Employer to withhold at the maximum rate permitted and the Participant desires to increase the total amount withheld for a Plan Year to the maximum rate permitted, the Participant may authorize the Employer to withhold a supplemental amount up to 75% of his or Compensation for one or more pay periods. An Elective Deferral will constitute a payroll deduction authorization for purposes of applicable state law. If automatic enrollment (negative election) is elected in the Adoption Agreement pursuant to subparagraph (E) above, the Participant must be given an effective opportunity to elect a different amount (including no amount).

(G)
ADP Testing. Elective Deferrals must satisfy the ADP Test, and Elective Deferrals in a Non-Safe Harbor 401(k) Plan that do not satisfy the ADP Test will be deemed Excess Contributions and will be returned in accordance with Section 5.19.

(H)
Distribution of Elective Deferrals. Elective Deferrals can only be distributed upon the earlier to occur of (1) the date the Participant incurs a Severance from Employment; (2) the date the Participant dies; (3) the date the Participant suffers a Disability; (4) the date an event described in Code §401(k)(10) occurs; (v) the date the Participant reaches Age 59½; or (5) if hardship distributions are permitted, the date the Participant qualifies for a financial hardship distribution under Section 5.16. For Plan Years beginning before 2002, such amounts could also be distributed upon (1) the disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code §409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain the

Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets. Such a distribution must be made in a lump sum; and (2) the disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Code §409(d)(3)) if such corporation continues to maintain the Plan, but only with respect to Employees who continue employment with such subsidiary. Such a distribution must be made in a lump sum. All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and participant consent requirements (if applicable) contained in Code §401(a)(11) and §417. However, if at all times during the 24-month period beginning 12 months before the termination of the Plan, fewer than two percent of the Employees who were eligible under the Plan as of the date of Plan termination are eligible under the other defined contribution plan, the other plan is not a successor plan.

(I)
Distribution Upon Plan Termination. Elective Deferrals can be distributed upon termination of the Plan without the Employer maintaining an “alternative defined contribution plan”. A defined contribution plan is not treated as an “alternative defined contribution plan” if it is an employee stock ownership plan as defined in Code §4975(e)(7) or Code § 409(a), a simplified employee pension as defined in Code § 408(k), a SIMPLE IRA plan as defined in Code § 408(p), a plan or contract that satisfies the requirements of Code § 403(b), or a plan that is described in section Code §§ 457(b) or (f).

(2)
Non-Safe Harbor Matching Contributions. The Employer may make Non-Safe Harbor Matching Contributions as elected in the Adoption Agreement and/or in one or more Non-Safe Harbor Matching Contribution Addenda, subject to the following provisions:

(A)
ACP Testing. Non-Safe Harbor Matching Contributions made for a Plan Year must satisfy the ACP Test. Non-Safe Harbor Matching Contributions which do not satisfy the ACP Test will be deemed Excess Aggregate Contributions and will be returned under Section 5.20.

(B)	Treatment as QMACs. The Administrator may elect to treat all or any portion of a Non-Safe Harbor Matching Contribution as a QMAC sufficient to satisfy the ADP Test.

(C)
True-Ups. If the Allocation Period for Non-Safe Harbor Matching Contributions is not the Plan Year, and, if on the last day of any such Plan Year the dollar amount of the Non-Safe Harbor Matching Contributions made on behalf of a Benefiting Participant is less than the dollar amount that would have been made if Non-Safe Harbor Matching Contributions had been contributed on an annual basis only, then the Employer may elect for any such Plan Year to make an additional Non-Safe Harbor Matching Contribution in order to make the Non-Safe Harbor Matching Contribution contributed for a Benefiting Participant equal to the Non-Safe Harbor Matching Contribution that would have been made if Non-Safe Harbor Matching Contributions had been contributed as if the Allocation Period was the Plan Year. However, any such additional Non-Safe Harbor Matching Contributions can only be made to the Plan on a uniform nondiscriminatory basis.

(D)	Excess Elective Deferrals and Excess Contributions Not Required to

Be Matched. Notwithstanding the above, to the extent that Non-Safe Harbor Matching Contributions are contributed on an annual basis, no Non-Safe Harbor Matching Contribution will be required with respect to that portion of an Elective Deferral which for that Plan Year is determined to be either an Excess Elective Deferral or an Excess Contribution.

(E)
Discretionary Formulas. If the Sponsoring Employer elects a discretionary formula in Section 6.1(a) of the 401(k) Plan Adoption Agreement (standardized or non-standardized), the Sponsoring Employer's discretion in establishing formula for any Allocation Period includes, but is not limited to, establishing a tiered or non-tiered formula, as well as establishing a maximum****.

(3)
Non-Safe Harbor Non-Elective Contributions. The Employer may make Non-Safe Harbor Non-Elective Contributions as elected in the Adoption Agreement and/or in one or more Non-Safe Harbor Non-Elective Contribution Addenda. The amount of the Non-Elective Contribution, if any, will be determined by the Employer, and the Employer's determination of the amount of its Non-Safe Harbor Non-Elective Contribution will be binding on the Trustee, Administrator and all Participants and may not be reviewed in any manner.

(4)
Qualified Matching Contributions. The Employer may make a Qualified Matching Contribution in such amount as the Employer, in its sole discretion, may determine. The Employer may also elect to treat all or any portion of a Matching Contribution as a QMAC.

(5)
Qualified Non-Elective Contributions. The Employer may elect to make a Qualified Non-Elective Contribution in such amount as the Employer determines. In addition, the Employer may elect to treat as a Qualified Non-Elective Contribution all or any portion of a Non-Safe Harbor Non-Elective Contribution that has not yet been allocated.

(6)	Safe Harbor 401(k) Contributions. The Employer may make Safe Harbor 401(k) Contributions as elected in the Adoption Agreement and in accordance with the following provisions:

(A)
ADP Safe Harbor Non-Elective Contributions. If the Employer elects in the Adoption Agreement (or to the extent the Employer amends the Plan as provided in the Adoption Agreement), the Employer will make a Safe Harbor Non-Elective Contribution to the Plan equal to 3% (or any higher percentage elected by the Employer) of the Compensation of each Safe Harbor Participant (as defined in paragraph (D) below). The Employer may elect in the Adoption Agreement to make this contribution to a money purchase plan which is named in the Adoption Agreement. For any Allocation Period in which the Employer elects to make an ADP Safe Harbor Non-Elective Contribution to the named money purchase pension plan, an ADP Safe Harbor Non-Elective Contribution will be made to this Plan in lieu of the contribution to the money purchase pension plan unless each Safe Harbor Participant under this Plan also participates in such other plan and such other plan has the same Plan Year as this Plan. ADP Safe Harbor Non-Elective Contributions will be 100% Vested at all times.

(B)	ADP Safe Harbor Matching Contributions. If elected in the Adoption Agreement, an ADP Safe Harbor "Basic" or "Enhanced" Matching Contribution will be made that is equal to the amount specified in the

Adoption Agreement. If the Employer elects to contribute ADP Safe Harbor Matching Contributions on a periodic basis, such contribution will comply with the applicable regulations with respect to the timing of the deposits of such amounts. ADP Safe Harbor Matching Contributions for an Allocation Period other than the Plan Year that fail to comply with such regulations will require a year-end true-up.

(C)
ACP Safe Harbor Matching Contributions. If elected in the Adoption Agreement, the Employer may also contribute additional Matching Contributions for each Allocation Period. Such contributions may be as elected in the Adoption Agreement.

(D)
Safe Harbor Participant. A "Safe Harbor Participant" is each Eligible Participant who is an NHCE for the Plan Year (and, if elected in the Adoption Agreement, who is an HCE for the Plan Year) who was eligible to make an Elective Deferral to the Plan at any time during the Plan Year or who would have been eligible to make Elective Deferrals but for a suspension due to a hardship distribution or a statutory limitation (such as Code §402(g) and §415). Unless otherwise elected by the Sponsoring Employer in the Adoption Agreement, Otherwise Excludible Participants will be included as Safe Harbor Participants.

(b)
Contribution Provisions For Profit Sharing Plans And Money Purchase Plans. For a profit sharing plan or a money purchase plan, the Employer will make a contribution to the Plan as elected in the Adoption Agreement. The amount of the contribution will be determined by the Employer, and the Employer's determination of the amount of its contribution will be binding on the Trustee, Administrator and all Participants and may not be reviewed in any manner. If a contribution and/or allocation uses the social security taxable wage base (the FICA base), such amount is the amount of a Participant's Compensation subject to withholding tax under Code §3121(a)(1) determined as of the beginning of the Plan Year. If an Employer amends a money purchase pension plan because of a waiver of the minimum funding requirement under Code §412(d), such plan will be considered to be individually designed and will no longer be considered a prototype plan.

(c)
Prevailing Wage Contributions. If elected in the Adoption Agreement, the Employer will make Prevailing Wage Contributions to the Plan. Prevailing Wage Contributions may be used as QNECs if made to a 401(k) plan, or to offset other Employer contributions, as elected in the Adoption Agreement. The contribution for each Prevailing Wage Employee will be based on the hourly contribution rate required under the applicable Prevailing Wage Law for each such Employee's employment classification for each construction project at which Prevailing Wage Law services are performed by each such Employee that are not being paid as wages or being used to provide other benefits. Prevailing Wage contributions will be made to the Plan as frequently as required under the applicable Prevailing Wage Law.

(d)
Limitations on Contributions. Notwithstanding any provision herein to the contrary, (1) no contribution will exceed the maximum amount deductible under Code §404 except as otherwise provided below; (2) no contribution will exceed the limitations set forth in Code §415; (3) no contribution will be made for any Participant who is not a Benefiting Participant for an Allocation Period unless otherwise required by the Top Heavy provisions in Section 3.5; (4) if an Employee should have been included as a Participant in the Plan but is mistakenly excluded for any reason, the omission will be corrected as specified in Section 2.5, even if such amount is never deductible by the Employer; and (5) if the Plan provides contributions or benefits for Employees some or all of whom are Owner-Employees, such contributions or benefits can only be provided with respect to the

Earned Income of such Owner-Employee which is derived from the trade or business with respect to which the Plan is established.

(e)
Contribution Period. Any contribution made under the terms of the Plan may, at the election of the Administrator, be contributed (1) each payroll period; (2) each month; (3) each Plan quarter; (4) on an annual basis; or (5) on any other less than annual contribution period basis as determined by the Employer, provided such contribution period does not discriminate in favor of HCEs. The Employer may elect a different contribution period for each type of contribution. Contributions will be allocated to Eligible Participants as of the last day of an applicable contribution period.

(f)
Form of Contribution. The Employer’s contribution (if any) may consist of (1) cash; (2) qualifying employer securities or qualifying employer real property as defined in §407(d) of ERISA, provided the acquisition of such qualifying employer securities or qualifying real property securities satisfies the requirements of §408(e) of ERISA; or (3) any other property that is permitted under Code §4975 and is acceptable to the Trustee in accordance with the terms of the Trust agreement.

(g)	Refund of Contributions For All Plans. Contributions made to the Plan by the Employer can only be returned to the Employer in accordance with the following provisions:

(1)
Failure of Plan to Initially Qualify. If the Plan fails to initially satisfy the requirements of Code §401(a) and the Employer declines to amend the Plan to satisfy such requirements, contributions made prior to the date such qualification is denied must be returned to the Employer within 1 year of the date of such denial, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted, or by such later date as the Secretary of the Treasury may prescribe.

(2)
Contributions Made Under a Mistake of Fact. If a contribution is attributable in whole or in part to a good faith mistake of fact, including a good faith mistake in determining the deductibility of the contribution under Code §404, an amount may be returned to the Employer equal to the excess of the amount contributed over the amount that would have been contributed had the mistake not occurred. Earnings attributable to an excess contribution will not be returned, but losses attributable to the excess contribution will reduce the amount so returned. Such amount will be returned within one year of the date the contribution was made or the deduction disallowed, as the case may be.

(3)
Nondeductible Contributions. Except to the extent an Employer may intentionally make a nondeductible contribution, for example in order to correct an administrative error or restore a Forfeiture, any contribution by the Employer is conditioned on its deductibility and will otherwise be returned to the Employer.

(4)
Prevailing Wage Contributions. Notwithstanding the foregoing, Prevailing Wage Contributions that would otherwise be returned to the Employer for the reasons described in paragraphs (1) or (2) above will instead be returned to the affected Participants.

3.2
Allocation of Employer Contributions. Each Eligible Participant's share of Employer contributions made under the Plan will be allocated to his or her Participant's Account in accordance with the following provisions:

(a)
401(k) Elective Deferrals. Each Participant's Pre-tax Elective Deferrals will be allocated to the Participant's Pre-Tax Elective Deferral Account. Each Participant's Elective Deferrals earmarked as Roth Elective Deferrals will be allocated to the Participant's Roth Elective Deferral Account.

(b)
Safe Harbor 401(k) Contributions. Safe Harbor 401(k) Contributions will be allocated as follows: (1) ADP Safe Harbor Matching Contributions will be allocated to a Participant's ADP Safe Harbor Matching Contribution Account; (2) ACP Safe Harbor Matching Contributions will be allocated to a Participant's ACP Safe Harbor Matching Contribution Account; and (3) ADP Safe Harbor Non-Elective Contributions will be allocated to a Participant's ADP Safe Harbor Non-Elective Contribution Account.

(c)
401 (k) Non-Safe Harbor Matching Contributions. Non-Safe Harbor Matching Contributions contributed on a Participant's behalf will be allocated to the Participant's Non-Safe Harbor Matching Contribution Account. All such allocations will be made in the manner elected by the Sponsoring Employer in the Adoption Agreement and/or the Non-Safe Harbor Matching Contribution Addendum. A Participant who makes an Elective Deferral during the Allocation Period will be eligible to receive an allocation of Non-Safe Harbor Matching Contributions for that Allocation Period as elected by the Sponsoring Employer in the Adoption Agreement. If the Sponsoring Employer elects in the Adoption Agreement to impose a service requirement (e.g., 1,000 Hours of Service) in order for a Participant to receive an allocation of Non-Safe Harbor Matching Contributions for an Allocation and the Allocation Period is less than 12 consecutive months, any such service requirement will be proportionately reduced.

(d)
Qualified Matching Contributions. Qualified Matching Contributions (QMACs), and any Non-Safe Harbor Matching Contributions that are treated as QMACs, will be allocated to the Qualified Matching Contribution Account of each Participant eligible to receive a QMAC allocation for that Allocation Period as elected in Section 8.1 of the Adoption Agreement. Such contributions will be allocated in the manner elected by the Administrator from one of the following methods, and then only to the extent necessary to satisfy the ADP Test and/or the ACP Test: (1) pro-rata based on the Compensation of each eligible Participant; (2) pro-rata using bottom-up based on Compensation of each eligible Participant not to exceed 5% of his or her Compensation; (3) pro-rata using bottom-up based on the Elective Deferrals of each eligible Participant not to exceed 5% of his or her Compensation; (4) per capita to each eligible Participant; (5) per capita using bottom-up based on the Compensation of each eligible Participant not to exceed 5% of his or her Compensation; or (6) per capita using bottom-up based on the Elective Deferrals of each eligible Participant not to exceed 5% of his or her Compensation.

(e)
Qualified Non-Elective Contributions. Qualified Non-Elective Contributions (QNECS) and Non-Safe Harbor Non-Elective Contributions contributed under Section 3.1(a) that are treated as QNECS will be allocated to the Qualified Non-Elective Contribution Account of each Participant eligible to receive an allocation of QNECs for that Allocation Period as elected in Section 8.2 of the Adoption Agreement. Such contributions will be allocated in the manner elected by the Administrator from one of the following allocation methods, and then only to the extent necessary to satisfy the ADP Test and/or the ACP Test: (1) pro-rata based on the Compensation of each eligible Participant; (2) pro-rata using bottom-up based on the Compensation of each eligible Participant, not to exceed 5% of each eligible Participant's Compensation; (3) per capita to each eligible Participant; or (4) per capita using bottom-up based on the Compensation of each eligible Participant, not to exceed 5% of each eligible Participant's Compensation or, if greater, two times the Plan's "representative contribution rate." The "representative contribution rate" is the lowest contribution rate (i.e., the sum of QNECs made and QMACs taken into account for an Employee divided by his or her Code §414(s) compensation among a group of NHCEs that is equal to half of all the eligible NHCEs (or the lowest contribution rate among all eligible

NHCEs who are employed on the last day of the year, if greater). Notwithstanding the foregoing, QNECs of up to 10% of Compensation can be used in the ADP Test in the case of QNECs that are the result of Prevailing Wage Contributions.

(f)
401(k) Non-Safe Harbor Non-Elective Contributions, Profit Sharing Plan Contributions, and Money Purchase Plan Contributions. Such amounts contributed on a Participant's behalf will be allocated to the Participant's Non-Safe Harbor Non-Elective Contribution Account, or to his or her Participant’s Account in the case of a profit sharing plan or money purchase plan. A Participant will be eligible to receive an allocation of Employer Non-Safe Harbor Non-Elective Contributions, money purchase plan contributions, and/or profit sharing plan contributions for that Allocation Period as elected by the Sponsoring Employer in the Adoption Agreement. If the Sponsoring Employer elects in the Adoption Agreement to impose a service requirement (e.g., 1,000 Hours of Service) in order for a Participant to receive an allocation of Non-Safe Harbor Non-Elective Contributions for an Allocation and the Allocation Period is less than 12 consecutive months, any such service requirement will be proportionately reduced.

(1)
Allocations Using a Compensation Ratio. If the Sponsoring Employer elects in the Adoption Agreement to allocate Non-Safe Harbor Non-Elective Contributions, money purchase contributions, and/or profit sharing plan contributions using a Compensation ratio, the allocation will be made to each Eligible Participant's Account in the ratio that his or her Compensation for the Allocation Period bears to the total Compensation of all Eligible Participants for the Allocation Period.

(2)
Allocations Using the Per Capita Method. If the Sponsoring Employer elects in the Adoption Agreement to allocate Non-Safe Harbor Non-Elective Contributions, money purchase contributions, and/or profit sharing plan contributions on a per capita basis, the allocation will be made to each Eligible Participant's Account in an equal dollar amount for the Allocation Period.

(3)
Allocations Using Permitted Disparity. If the Sponsoring Employer elects in the Adoption Agreement to allocate Non-Safe Harbor Non-Elective Contributions, money purchase contributions, and/or profit sharing plan contributions using permitted disparity, the allocation may be made using either a 2-step method, a 4-step method, or both, as elected in the Adoption Agreement, in accordance with the following provisions:

(A)
2-Step Method Only. If the Sponsoring Employer elects the 2-step method for all Allocation Periods, the contribution will be allocated as follows: First, an amount equal to the lesser of the Maximum Excess Percentage multiplied by a Benefiting Participant's Excess Compensation, or, as elected in the Adoption Agreement, either (1) the greater of 5.7% or the OASI Percentage, or (2) 5.4% or (3) 4.3%, multiplied by a Benefiting Participant's Excess Compensation, will be allocated to a Benefiting Participant's Account. The balance of the contribution will then be allocated to each Eligible Participant's Account in the ratio that his or her Compensation bears to the total Compensation of all Benefiting Participants.

(B)	4-Step Method Only. If the Sponsoring Employer elects the 4-step method for all Allocation Periods, the contribution will be allocated in the following manner:

(i)	Step 1. First, an amount will be allocated to each

Eligible Participant’s Account in the ratio that his or her Compensation bears to the total Compensation of all Benefiting Participants, but the maximum amount allocated under this subparagraph will not exceed 3% of a Benefiting Participant’s Compensation. Solely for purposes of the allocation made under this subparagraph (i), the term Eligible Participant also means any Participant entitled to a Top Heavy Minimum Allocation under Section 3.5.

(ii)
Step 2. Next, an amount will be allocated to each Eligible Participant’s Account in the ratio that his Excess Compensation bears to the total Excess Compensation of all Benefiting Participants, but the maximum amount allocated under this subparagraph will not exceed 3% of a Benefiting Participant’s Excess Compensation.

(iii)
Step 3. Next, an amount will be allocated to each Eligible Participant’s Account in the ratio that his or her Compensation plus Excess Compensation bears to the total Compensation plus Excess Compensation of all Benefiting Participants, but the maximum amount allocated under this subparagraph will not exceed, as elected in the Adoption Agreement, either 2.7%, 2.4% or 1.3% of a Benefiting Participant’s Compensation plus Excess Compensation.

(iv)
Step 4. Finally, the balance of the Employer's contribution will be allocated to each Eligible Participant’s Account in the ratio that his or her Compensation bears to the total Compensation of all Benefiting Participants.

(C)
2-Step Method and 4-Step Method. If the Sponsoring Employer elects to use the 2-step method in non-Top Heavy Allocation Periods and the 4-step method in Top Heavy Allocation Periods, the contribution will be allocated in non-Top Heavy Allocation Periods in the same manner described in Section 3.2(f)(2)(A) in non-Top Heavy Allocation Periods and in the manner set forth in Section 3.2(f)(2)(B) in Top Heavy Allocation Periods.

(D)	Definitions. The following terms used in subparagraph (1) have the following meanings:

(i)
Excess Compensation. The term "Excess Compensation" means the amount of a Benefiting Participant's Compensation in excess of the percentage (or dollar amount) of the Taxable Wage Base as elected in the Adoption Agreement.

(ii)	Maximum Excess Percentage. The term "Maximum Excess Percentage" means the percentage derived by dividing the Employer's contribution by the sum of the total Compensation of all Benefiting Participants plus the total Excess Compensation of all Benefiting Participants.

(iii)	OASI Percentage. The term "OASI Percentage" means the portion of the rate of tax in effect at the beginning of the Plan Year pursuant to Code §3111(a) which is attributable to old-age insurance.

(iv)
Taxable Wage Base. The term "Taxable Wage Base" means the portion of a Participant's Compensation that is subject to withholding tax under Code § 3121(a)(1) as in effect on the first day of the Plan Year.

(4)
Allocations Using Allocation Groups. If the Sponsoring Employer elects in the Adoption Agreement to allocate Non-Safe Harbor Non-Elective Contributions, money purchase contributions, and/or profit sharing plan contributions using allocation groups, the allocation for each Allocation Group will be made as elected in the Adoption Agreement, subject to the following provisions:

(A)	Cross Testing Prerequisites. If the allocation is required to be general tested in order to satisfy Code §401(a)(4), the allocation must satisfy the following requirements:

(i)
Minimum Allocation Gateway. Each NHCE who is eligible for any Employer contribution under this Plan and who is eligible to be considered when performing the general test under Code §401(a)(4) must have an allocation rate that is equal to the lesser of 5% of the Participants Code §414(s) Compensation or one-third of the allocation rate of the HCEs with the highest allocation rate.

(ii)
Broadly Available Allocation Rates. Each allocation rate will be currently available (within the meaning of Regulation § 1.40(a)(4)-4(b)(2)) to a group of Employees that satisfies the requirements of Code §410(b) without regard to the average benefit percentage test. If two allocation rates are permissively aggregated under Regulation § 1.401(a)(4)-4(d)(4), they are aggregated and treated as a single allocation rate. The disregard of the age and service conditions set forth in Regulation §1.401(a)(4)-4(b)(2)(ii)(A) does not apply for purposes of this paragraph.

(iii)	Gradually Increasing Age or Service Schedule. Each allocation rate increases smoothly at regular intervals within a series of bands based solely on age, based solely on years of service, or based on the number of points representing the sum of Age and Years of Service (age and service points), as designated in the Adoption Agreement, such that the same allocation rate applies to all Employees whose age, years of service, or age and service points are within each band. If age-only bands are used, all Participants younger than age 25 are deemed in the first band. If the age and service point band is used, all Participants with a sum of age and service that is less than 25 are deemed in the first band.

(5)
Participation in Defined Benefit/Defined Contribution Plans. If this Plan is part of a combination of plans consisting of a defined contribution/defined benefit combination of plans, it may satisfy the general test under Code §401 (a)(4) through cross testing if it meets one of three requirements. In the aggregate, the combination must either (1) be "primarily defined benefit in character;" (2) consist of "broadly available separate plans;" or (3) satisfy a special gateway requirement.

(A)
Primarily Defined Benefit. A combination plan will be treated as primarily defined benefit in character if, for more than 50% of NHCEs benefiting, the normal accrual rate attributable to benefits under the defined benefit plan for NHCEs exceeds the equivalent accrual rate attributable to contributions under the defined contribution plan for the same NHCEs.

(B)
Broadly Available Separate Plans. A combination plan is generally treated as consisting of broadly available separate plans if the defined contribution plan and the defined benefit plan would each separately satisfy the mathematical nondiscriminatory classification test.

(C)
Gateway Requirement. The allocation rates under the defined contribution plan and the equivalent allocation rate under the defined benefit plan for each Employee are aggregated. If the aggregate allocation rate of the HCE with the highest aggregate allocation rate is less than 15%, then the aggregate allocation rate for all NHCEs must be at least one-third of such HCE's aggregate allocation rate. If the aggregate allocation rate of the HCE with the highest aggregate allocation rate is between 15% and 25%, the aggregate allocation rate for NHCEs must be at least 5%. If the HCE rate exceeds 25%, then the allocation rate for NHCEs must be at least 5% plus one percentage point for each five percentage point increment (or portion thereof) by which the HCE rate exceeds 25%. In no event shall the required gateway allocation exceed 7.5% of Code §414(s) Compensation.

(6)
Allocations Using Points. If the allocation is based on points awarded to a Participant as elected in the Adoption Agreement, the allocation will be made to each Eligible Participant’s Non-Elective Contribution Account in the ratio that each Eligible Participant's allocation points for the Allocation Period bears to the total allocation points of all Eligible Participants for the Allocation Period.

(7)
Allocation of Prevailing Wage Contribution. Prevailing Wage contributions contributed under Section 3.1(c) will either (1) be allocated to the Prevailing Wage Account of each Participant eligible to share in the allocation of such contributions, or (2) be used to first offset the type of Employer contributions as elected in the Adoption Agreement.

3.3
Allocation of Earnings and Losses. As of each Valuation Date, amounts which have not been distributed since the prior Valuation Date will have the net income of the Trust Fund earned since the prior Valuation Date allocated in accordance with such rules and procedures as may be established by the Administrator, and applied in a uniform and nondiscriminatory manner; or sub-accounts will be valued and adjusted as otherwise elected in the Adoption Agreement. Net income is the net of any interest, dividends, unrealized appreciation and depreciation, capital gains and losses, and investment expenses of the Trust Fund determined on each Valuation Date. As of each Valuation Date, sub-accounts which have not been distributed since the prior Valuation Date will have the net income or loss of the Trust Fund earned since the prior Valuation Date allocated thereto. Net income or loss is the net of any interest, dividends, unrealized appreciation and depreciation, capital gains and losses, and investment expenses of the Trust Fund determined as of each Valuation Date.

(a)
Non-Segregated Accounts. Accounts which have not been segregated from the general Trust Fund for investment purposes will have net income or loss allocated thereto as elected in the Adoption Agreement.

(b)
Segregated Accounts and Policy Dividends. Accounts which have been segregated from the general Trust Fund for investment purposes (including any Directed Investment Accounts established under Section 7.4) will only have the net income or loss earned thereon allocated thereto. Policy dividends or credits will be allocated to the Participant's Account for whose benefit the Policy is held.

3.4
Allocation of Forfeitures. On each annual Valuation Date, the Administrator may elect to use all or any portion of the Forfeiture Account to pay administrative expenses incurred by the Plan. The portion of the Forfeiture Account which is not used to pay administrative expenses will be allocated first to restore Participants' Accounts per Section 5.7 and or Section 5.13 and/or to satisfy any contributions that may be required pursuant to Section 2.5, and then as elected in the Adoption Agreement under either (a) or (b) as follows:

(a)
401(k) Plans. For a 401(k) plan, the Forfeiture Account will, as elected in the Adoption Agreement, either (1) be allocated to Participants in the manner elected in the Adoption Agreement; (2) be used to reduce, at the discretion of the Administrator, either the ADP Safe Harbor Contribution, the ACP Safe Harbor Matching Contribution, the Non-Safe Harbor Matching Contribution, the Non-Safe Harbor Non-Elective Contribution, the Qualified Matching Contribution, the Qualified Non-Elective Contribution, or any combination thereof, for the current Allocation Period or for a future Allocation Period; or (3) be added to, at the discretion of the Administrator, either the ADP Safe Harbor Contribution, the ACP Safe Harbor Contribution, the Non-Safe Harbor Matching Contribution, the Non-Safe Harbor Non-Elective Contribution, the QMAC, the QNEC, or any combination thereof, for the current Allocation Period or for a future Allocation Period to be allocated therewith as elected in the Adoption Agreement.

(b)
Profit Sharing and Money Purchase Plans. For a profit sharing plan or money purchase plan, the Forfeiture Account, as elected in the Adoption Agreement, will either (1) be allocated to the Participant's Account of each Eligible Participant who was also a Benefiting Participant on the last day of the preceding Plan Year in the ratio that each such Eligible Participant’s Compensation for the prior Plan Year bears to the total Compensation of all such Eligible Participants for such prior Plan Year, excluding Compensation to former Participants; (2) be allocated to each Eligible Participant's Account in the ratio that each Eligible Participant's Compensation bears to the total Compensation of all Benefiting Participants; (3) be added to the Employer's contribution for the current Allocation Period or for a future Allocation Period to be allocated therewith under Section 3.2 in the manner elected in the Adoption Agreement; or (4) be used to reduce the Employer's contribution for the current Allocation Period or a future Allocation Period.

3.5
Top Heavy Minimum Allocation. In any Top Heavy Plan Year in which a Key Employee receives an allocation of Employer contributions or Forfeitures, each Employee who is described in paragraph (a) below will receive the Top Heavy Minimum Allocation, such benefit to be determined in accordance with the following provisions:

(a)
Participants Who Must Receive the Top Heavy Minimum Allocation. The Top Heavy Minimum Allocation, or such lesser amount as may be permitted under paragraph (b), will be made for each Participant who is a Non-Key Employee (and to all other Participants if elected in the Adoption Agreement) who is employed by an Employer on the last day of the Plan Year, even if such Participant (1) fails to complete any minimum Hours of Service/Period of Service required to receive an allocation of Employer contributions or Forfeitures for the Plan Year; (2) fails to make Elective Deferrals to the Plan in the case of a 401(k) plan; (3) receives Compensation that is less than a stated amount; or (4) declines to make a Mandatory Employee Contribution to the Plan. The Top Heavy Minimum Allocation is not required to be allocated to any Participant whose Plan participation is limited to a Rollover Contribution.

(b)
Lesser Allocation Permitted. If the amount of Employer contributions and Forfeitures allocated to the Participant's Account of each Key Employee for the Plan Year is less than 3% of his or her Compensation, and if this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code §401(a)(4) or §410, then the allocation made under this Section for each Participant who is described in paragraph (a) above must be equal to the largest percentage of Employer contributions and Forfeitures allocated to the Participant's Account of a Key Employee for that Plan Year (determined after taking into account elective contributions made by a Key Employee to a cash or deferred arrangement maintained by the Employer).

(c)
Participation in Multiple Defined Contribution Plans. If a Participant described in paragraph (a) who participates in this Plan and in one or more defined contribution plans that are included with this Plan in a Required Aggregation Group, and if the allocation of Employer contributions and Forfeitures in this Plan or any other such defined contribution plan is insufficient to satisfy the Top Heavy requirement with respect to such Participant, such requirement will nevertheless be deemed to be satisfied if the aggregate allocation of Employer contributions and Forfeitures made under this Plan and all other such plans on behalf of such Participant is sufficient to satisfy the Top Heavy requirement. If not, the Employer will make an additional contribution to this Plan and/or to one or more such plans on behalf of the Participant in order that the aggregate allocation of Employer contributions and Forfeitures to this Plan and all such plans satisfies the Top Heavy requirements.

(d)
Participation in Defined Benefit Plan and Defined Contribution Plan. Any Participant described in paragraph (a) who participates in this Plan and in a defined benefit plan which is included with this Plan in a Required Aggregation Group will, in lieu of the allocation provided under paragraph (a), receive an allocation under this Plan (or any other defined contribution plan sponsored by the Employer) which is equal to 5% of Compensation. Notwithstanding the foregoing, the Administrator may determine, in a uniform non-discriminatory manner which is intended to satisfy the requirements of Code §416(f) regarding the preclusion of required duplication and inappropriate omission of Top Heavy minimum benefits or contributions, that each such Participant will receive the minimum Top Heavy benefit required under Code §416 under the defined benefit plan in lieu of any such benefit under the terms of this Plan.

(e)	Contributions That Can Be Used to Satisfy Top Heavy Minimum. All Employer contributions to the Plan (other than Elective Deferrals made to a cash or deferred arrangement) will be taken into account in determining if the Employer has contributed an amount necessary to satisfy the requirements of this Section. In addition, the following contributions made by the Employer on a Participant's behalf to a cash or deferred arrangement may be taken into account in determining if the Top Heavy requirements have been satisfied: Non-Safe Harbor Non-Elective Contributions; Qualified Non-Elective Contributions; ADP Safe Harbor Non-Elective Contributions; and any other contributions as may be permitted by law.

(f)
Safe Harbor Exception. The Top-Heavy requirements of Code §416 and of the Plan will not apply in any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code §401(k)(12) and Matching Contributions with respect to which the requirements of Code §401(m)(11) of the Code are met, provided that each Participant who is a Non-Key Employee who is eligible to make Elective Deferrals is also a Safe Harbor Participant for such Plan Year.

3.6
Failsafe Allocation. If the Sponsoring Employer adopts a Non-Standard Adoption Agreement, then for any Plan Year in which the Plan fails to satisfy the average benefit percentage test of Code §410(b)(2) and the average benefits test of Regulation §1.401(a)(4) (or the Administrator is unable to or elects not to perform such test) certain minimum allocations will be made under this paragraph only to the extent necessary to insure that the Plan for any Plan Year satisfies one of the tests set forth in either Code §410(b)(1)(A) (in which the Plan initially fails to benefit at least 70% of otherwise eligible Non-HCEs), or Code §410(b)(1)(B) (in which the Plan initially fails to benefit a percentage of otherwise eligible Non-HCEs that is at least 70% of the percentage of otherwise eligible HCEs). In such event in order to satisfy such test(s) for any Plan Year affected, an allocation may be made for certain Employees in the following order as follows:

(a)	First Accrual. First, an allocation may be made to that group of Employees who were Participants for the Plan Year but did not receive an allocation for the Plan Year.

(b)
Second Accrual. Next, an allocation may be made to that group of Employees who have not yet satisfied the eligibility requirements as elected in the Adoption Agreement and are not members of any ineligible class of Employee as elected in the Adoption Agreement.

(c)
Third Accrual. Next, an allocation may be made to that group of Employees who have satisfied the eligibility requirements as elected in the Adoption Agreement except that they are members of any ineligible class of Employee as elected in the Adoption Agreement.

(d)
Fourth Accrual. Finally, an allocation may be made to that group of Employees who have not yet satisfied the eligibility requirements as elected in the Adoption Agreement and are members of any ineligible class of Employee as elected in the Adoption Agreement.

Only those Employees who are required to benefit under the Plan for the Plan Year to satisfy the above tests will be entitled to an allocation. To determine each Employee’s priority within each group for this purpose, individuals will be ranked as elected in the Adoption Agreements. Any such allocation will be made on the same basis as the allocation made to each Participant who is otherwise eligible to share in an Employer contribution.

3.7
Rollover Contributions. If Rollover Contributions are permitted as elected in the Adoption Agreement, subject to any changes adopted by written notice and/or procedures established and adopted by the Administrator pursuant to Section 8.6, any Employee who is eligible as elected in the Adoption Agreement to make Rollover Contributions may make them from the types of plans as elected in the Adoption Agreement. Rollover Contributions will be allocated to a Rollover Account in which the Employee will have a 100% Vested Interest, and except for that portion of his or her Rollover Account which a Participant may be permitted to self-direct pursuant to Section 7.4, the Administrator may choose for investment purposes to either segregate Rollover Accounts into separate interest bearing accounts or to invest them as part of the general Trust Fund, in which case they will share in net income and losses in the manner elected in the Adoption Agreement.

3.8
Voluntary Employee Contributions. If elected in the Adoption Agreement, each Participant may make an after-tax Voluntary Employee Contribution no later than 30 days after the end of the Plan Year for which such contribution is deemed to be made. Such contributions will be allocated to a Voluntary Employee Contribution Account in which the Employee will have a 100% Vested Interest. If elected in the Adoption Agreement, this Plan will not permit a Participant to make additional non-deductible Voluntary Employee Contributions to the Plan after the effective date of the amended Plan. However, any Voluntary Employee Contributions made on or before such date will continue to be maintained in the Participant's Voluntary Employee Contribution Account. Voluntary Employee Contribution Accounts will be administered as follows:

(a)
Investment of Accounts. Except for that portion of his or her Voluntary Employee Contribution Account which a Participant may be permitted to self-direct pursuant to Section 7.4, the Administrator may choose for investment purposes to either segregate Voluntary Employee Contribution Accounts into separate interest bearing accounts or to invest them as part of the general Trust Fund, in which case they will share in net income and losses in the manner elected in the Adoption Agreement.

(b)
Discontinuance of Contributions in the Event of a Hardship Distribution. If a Participant receives a hardship distribution pursuant to Section 5.16 of the Plan (or receive a hardship distribution from any other Employer maintained plan), he or she will be barred from making Voluntary Employee Contributions to the Plan for a period of 6 months after the distribution or, such other period of time as set forth in the Administrative Policy Regarding Hardships.

(c)
Nondiscrimination Requirements. Any Voluntary Employee Contributions made for Plan Years beginning on or after January 1, 1987 must satisfy one of the ACP Tests. Voluntary Employee Contributions which do not satisfy one of the ACP Tests will be deemed Excess Aggregate Contributions and will be distributed in accordance with Section 5.20.

3.9
Mandatory Employee Contributions. If elected in the Adoption Agreement, each Participant must contribute the specified percentage of his or her Compensation in order to receive an allocation of Employer contributions and Forfeitures for an Allocation Period. Mandatory Employee Contributions will be allocated to a Mandatory Employee Contribution Account in which the Employee will have a 100% Vested Interest. A Participant can elect to discontinue (or resume) Mandatory Employee Contributions in accordance with procedures established by the Administrator. Mandatory Employee Contribution Accounts will be administered as follows:

(a)
Investment of Accounts. Except for that portion of his or her Mandatory Employee Contribution Account which a Participant may be permitted to self-direct pursuant to Section 7.4, the Administrator may choose for investment purposes to either segregate Mandatory Employee Contribution Accounts into separate interest bearing accounts or to invest them as part of the general Trust Fund, in which case they will share in net income and losses in the manner elected in the Adoption Agreement.

(b)
Discontinuance of Contributions in the Event of a Hardship Distribution. If a Participant receives a hardship distribution pursuant to Section 5.16 of the Plan (or receive a hardship distribution from any other Employer maintained plan), he or she will be barred from making Mandatory Employee Contributions to the Plan for a period of 6 months after the distribution or, such other period of time as set forth in the Administrative Policy Regarding Hardships.

(c)	Nondiscrimination Requirements. Any Mandatory Employee Contributions made for Plan Years beginning on or after January 1, 1987 must satisfy one of the ACP Tests.

Mandatory Employee Contributions which do not satisfy one of the ACP Tests will be deemed Excess Aggregate Contributions and will be distributed in accordance with Section 5.20.

3.10
Deductible Employee Contributions. This Plan will not permit a Participant to make tax deductible contributions (hereafter called Deductible Employee Contributions) to the Plan for any Plan Year beginning on or after January 1, 1987 except as provided in Section 3.12 below, but any Deductible Employee Contributions which were made to the Plan prior to such date will continue to be maintained in the Participant's Deductible Employee Contributions Account in which the Participant will have a 100% Vested Interest. Except for that portion which a Participant self-directs pursuant to Section 7.4, the Administrator may choose for investment purposes to either segregate such accounts into separate interest bearing accounts or invest them as part of the general Trust Fund, in which case such accounts will share in the allocation of earnings and losses under Section 3.3(a). However, no portion of a Participant's Deductible Employee Contributions can be invested in life insurance Policies under Section 7.2. A Participant may withdraw amounts from his or her Deductible Employee Contributions Account only if all other amounts credited to the Plan on his or her behalf, other than his Participant's Account, have been distributed to the Participant. Distributions will be made under Article 5.

3.11
SIMPLE 401(k) Provisions. If the Sponsoring Employer elects in the Adoption Agreement to have the SIMPLE 401(k) provisions apply, the following provisions will apply each year the election is in effect:

(a)
Certain Conditions Which Must Be Satisfied. The following conditions must be satisfied each "year" (as defined in paragraph (b) below) in order for the terms of this Section to apply: (1) the Employer adopting this amendment must be an "eligible employer" as defined in paragraph (b) below; (2) no contributions are made, or benefits accrued for services during the Year, on behalf of any "eligible employee" (as defined in paragraph (b) below) under any other plan, contract, pension, or trust described in Code §219(g)(5)(A) or (B), maintained by the Employer; and (3) if the Sponsoring Employer has elected the SIMPLE provisions in the Adoption Agreement, then to the extent that any other provision of the Plan is inconsistent with the provisions of this Section, the provisions of this Section will govern.

(b)
Definitions. The following terms have the following meanings for purposes of this Section: (1) the term "year" means the calendar year; (2) the term "eligible employee" means, for purposes of this Section, any Employee who is entitled to make Elective Deferrals described in §402(g) under the terms of the Plan; (3) the term "eligible employer" means, with respect to any Year, an Employer that had no more than 100 Employees who received at least $5,000 of compensation from the Employer for the preceding Year. In applying the preceding sentence, all Employees of controlled groups of corporations under Code §414(b), all Employees of trades or businesses (whether incorporated or not) under common control under Code §414(c), all Employees of affiliated service groups under Code §414(m), and Leased Employees required to be treated as the Employer's Employees under Code §414(n), are taken into account. An Eligible Employer that adopts this amendment and fails to be an Eligible Employer for any subsequent year is treated as an Eligible Employer for the 2 years following the last year the Employer was an Eligible Employer. If the failure is due to any acquisition, disposition, or similar transaction involving an Eligible Employer, the preceding sentence applies only if the provisions of Code §410(b)(6)(C) are satisfied; and (4) the term "compensation" means the sum of the wages, tips and other compensation from the Employer subject to federal income tax withholding (as described in §6051(a)(3)) and the Employee's Elective Deferrals made under this or any other 401(k) plan, and, if applicable, elective deferrals under a §408(p) SIMPLE plan, a SARSEP, or a §403(b) annuity contract and compensation deferred under a §457 plan, required to be reported by the Employer on Form W-2 as described in §6051(a)(8). For Self-Employed Individuals, compensation means net earnings from self-employment determined under Code § 1402(a) prior to subtracting any contributions made under this Plan on behalf of the individual. The limit on compensation under §401(a)(17) applies to the compensation under this Section 3.11 except with respect to Matching Contributions, if any, made pursuant to paragraph (f) below.

(c)
Salary Reduction Election. Each eligible Employee may make a salary reduction election to have his or her compensation reduced for the year in any amount selected by the Employee, except that the Elective Deferrals for the year cannot exceed $6,000 for any Eligible Employee (as adjusted by the IRS for cost-of living increases). The Employer will make a salary reduction contribution to the Plan, as an Elective Deferral, in the amount by which the Eligible Employee's Compensation has been reduced.

(d)
Election Period. In addition to any other election periods provided under the Plan, each eligible Employee may make or modify a salary reduction election during the 60-day period immediately preceding each January 1st. For the year an eligible Employee becomes eligible to make Elective Deferrals under this amendment, the 60-day election period requirement of this Section is deemed satisfied if the eligible Employee may make or modify a salary reduction election during a 60-day period that includes either the date the eligible Employee becomes eligible or the day before. An eligible Employee may terminate a salary reduction election any time during the year.

(e)
Notice Requirements. The Employer will notify each eligible Employee prior to the 60-day election period described in paragraph (d) that he or she can make a salary reduction election or modify a prior election in that period. The notification will indicate whether the Employer will provide a 3% Matching Contribution described in paragraph (f) or a 2% Non-Elective Contribution described in paragraph (g).

(f)
Matching Contributions. If elected in the Adoption Agreement, the Employer will contribute a Matching Contribution each year on behalf of each eligible Employee who makes a salary reduction election under paragraph (c) above. The amount of the Matching Contribution will be equal to the eligible Employee's Elective Deferrals up to, as elected in the Adoption Agreement, either (a) a limit of 3% of the eligible Employee's compensation for the full calendar year; or (b) a reduced limit, provided the following requirements are met: (1) The limit is not reduced below 1%; (2) The limit is not reduced for more than 2 calendar years during the 5-year period ending with the calendar year the reduction is effective; and (3) each eligible employee is notified of the reduced Matching Contribution limit within a reasonable period of time before such employee's 60-day election period for that calendar year. For purposes of (2) above, the limit is not reduced for any year any SIMPLE Plan of the Employer is not in effect or for any calendar year with respect to which the Employer makes Non-Elective Contributions to a SIMPLE Plan.

(g)
Non-Elective Contributions. If elected in the Adoption Agreement by the Sponsoring Employer, the Employer will contribute a Non-Elective Contribution of 2% of compensation for the full calendar year for each eligible employee who received at least $5,000 of compensation from the Employer for the year, or such lesser amount of compensation as elected in the Adoption Agreement.

(h)
Limitation On Other Contributions. No Employer or Employee contributions may be made to this Plan for the year other than salary reduction contributions described in (c) above, Matching Contributions described in paragraph (f), Non-Elective Contributions described in paragraph (g), and Rollovers.

(i)	Code §415 Limitations. The provisions of this Plan implementing the limitations of Code §415 apply to Matching Contributions and Non-Elective Contributions.

(j)	Vesting. All benefits attributable to contributions made under this Section are 100% Vested at all times.

Vested at all times.

(k)	Top Heavy Rules. The Plan is not treated as a top-heavy plan under Code §416 for any year for which the provisions of this amendment are effective and satisfied.

(m)	Nondiscrimination Tests. The Plan is treated as meeting the requirements of Code §401(k)(3)(A)(ii) and §401(m)(2) for any year for which the provisions of this Section are effective and satisfied.

3.12
Deemed IRAs. If elected in the Adoption Agreement, each Participant may make "deemed" individual retirement account contributions to the Plan. Except in the case of a Rollover Contribution (as permitted by Code §402(c), §402(e)(6), §403(a)(4), §403(b)(8), §403(b)(10), §408(d)(3) and §457(e)(16)) or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP) as described in Code § 408(k), no such contributions will be accepted unless they are in cash, and the total of such contributions will not exceed the following: (a) $3,000 for any taxable year beginning in 2002 through 2004; (b) $4,000 for any taxable year beginning in 2005 through 2007; and (c) $5,000 for any taxable year beginning in 2008 and years thereafter. After 2008, the limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code §219(b)(5)(C). Such adjustments will be in multiples of $500. In the case of an individual who is 50 or older, the annual cash contribution limit is increased by $500 for any taxable year beginning in 2002 through 2005 and $1,000 for any taxable year beginning in 2006 and years thereafter. No such contributions will be accepted under a SIMPLE IRA plan established by any Employer pursuant to Code §408(p). Also, no transfer or rollover of funds attributable to contributions made by a particular Employer under its SIMPLE IRA plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE IRA plan, prior to the expiration of the 2-year period beginning on the date the individual first participated in that employer's SIMPLE IRA plan. After December 31, 1981, trust assets will be treated as a distribution in an amount equal to the cost of such collectibles. No such contributions will be invested in life insurance contracts. An Employee will have a 100% Vested Interest in his or her Deemed IRA Account at all times. Separate records will be maintained for each Participant.

ARTICLE IV

PLAN BENEFITS

4.1
Benefit Upon Normal (or Early) Retirement. Every Participant who has reached Normal (or Early) Retirement Age will be entitled upon Termination of Employment to receive his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will made under Section 5.1.

4.2
Benefit Upon Late Retirement. A Participant who has reached Normal Retirement Age may elect to remain employed and retire at a later date. Such Participant will continue to participate in the Plan and his or her Participant's Account will continue to receive allocations under Article 3. Upon actual retirement, the Participant will be entitled to his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. In addition, if elected in the Adoption Agreement, a Participant who elects late retirement may at any time (1) choose to have distributed prior to actual retirement all or part of his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution; or (2) choose to have such Vested Aggregate Account balance transferred to another qualified retirement plan maintained by the Employer. Upon actual retirement, the Participant will be entitled to his or her undistributed Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will be made under Section 5.1.

4.3
Benefit Upon Death. Upon the death of a Participant prior to Termination of Employment, or upon the death of a Terminated Participant prior to distribution of his or her Vested Aggregate Account, his or her Beneficiary will be entitled to the Participant's Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. If any Beneficiary who is living on the date of the Participant's death dies prior to receiving his  her entire death benefit, the portion of such death benefit will be paid in a lump sum to the estate of such deceased Beneficiary. The Administrator's determination that a Participant has died and that a particular person has a right to receive a death benefit will be final. Distribution will be made under Section 5.2.

4.4
Benefit Upon Disability. If a Participant suffers a Disability prior to Termination of Employment, or if a Terminated Participant suffers a Disability prior to distribution of his or her Vested Aggregate Account, he or she will be entitled to his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will be made under Section 5.3.

4.5
Benefit Upon Termination of Employment. A Participant who incurs a Termination of Employment will be entitled to his or her Vested Aggregate Account balance as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution to a Terminated Participant who does not die prior to distribution or who does not suffer a Disability prior to distribution will be made under Section 5.4.

4.6	Determination of Vested Interest. A Participant's Vested Interest in his or her Participant's Account will be determined in accordance with the following provisions:

(a)
100% Vesting Upon Retirement, Death or Disability. A Participant will have a 100% Vested Interest in his or her Participant's Account upon reaching Normal Retirement Age prior to Termination of Employment. If elected in the Adoption Agreement, a Participant will also have a 100% Vested Interest therein upon (1) his or her retirement at Early Retirement; (2) his or her Disability prior to Termination of Employment; or (3) his or her death prior to Termination of Employment.

(b)
100% Vesting of Elective Deferral Accounts and Certain Other Accounts. A Participant will at all times have a 100% Vested Interest in his or her Elective Deferral Account, ADP Safe Harbor Non-Elective Contribution Account, ADP Safe Harbor Matching Contribution Account, Qualified Matching Contribution Account Qualified Non-Elective Contribution Account, Voluntary Contribution Account, Mandatory Contribution Account and Deemed IRA Account.

(c)
Vesting of All Other Contributions. A Participant's Vested Interest in all Employer contribution accounts not specified in paragraph (b) will be determined by the vesting schedule or schedules as elected in the Adoption Agreement. A Participant's Vested Interest will be based on the completed Years of Service if Hours of Service are counted for Vesting purposes, and 1-Year Periods of Service the Participant has completed if the elapsed time method is used for Vesting purposes. If elected in the Adoption Agreement, in determining a Participant's Vested Interest under this paragraph, his or her Years of Service or 1-Year Periods of Service during any period for which the Employer did not maintain this Plan or a predecessor plan and/or before the date the Participant reaches Age 18 and/or during any period for which the Participant failed to make a required mandatory contribution to the Plan will be disregarded. For Plan Years beginning before 2002, Matching Contributions could be Vested according to any Vesting schedule that satisfied Code §411(a)(2) (and Code §416(b) if the Plan was top-heavy). The Vesting Schedules available in the Adoption Agreement are described in more detail below.

(1)	7 Year Graded

Years/Periods of Service	Vested Percentage
1	0%
2	0%
3	20%
4	40%
5	60%
6	80%
7	100%

(2)	6 Year Graded

Years/Periods of Service	Vested Percentage
1	0%
2	20%
3	40%
4	60%
5	80%
6	100%

(3)	20% Per Year

Years/Periods of Service	Vested Percentage
1	20%
2	40%
3	60%
4	80%
5	100%

(4)	25% Per Year

Years/Periods of Service	Vested Percentage
1	25%
2	50%
3	75%
4	100%

(5)	33% Per Year

Years/Periods of Service	Vested Percentage
1	33.33%
2	66.66%
3	100.00%

(6)	50% Per Year

Years/Periods of Service	Vested Percentage
1	50%
2	100%

(7)	5 Year Cliff

Years/Periods of Service	Vested Percentage
1	0%
2	0%
3	0%
4	0%
5	100%

(8)	3 Year Cliff

Years/Periods of Service	Vested Percentage
1	0%
2	0%
3	100%

(9)	2 Year Cliff

Years/Periods of Service	Vested Percentage
1	0%
2	100%

(10)	1 Year Cliff

Years/Periods of Service	Vested Percentage
1	100%

(11)	Full and Immediate. A Participant's Account will be 100% Vested upon entering the Plan as a Participant and at all times thereafter.

(12)
Other. A Participant's Account will be Vested in accordance with the schedule entered on the Adoption Agreement; provided, however, that any schedule entered for a non-Top Heavy Plan Year must be at least as favorable as the 7 Year Graded schedule set forth in subparagraph (1) above, and any schedule entered for a Top Heavy Plan Year must be at least as favorable as the 6 Year Graded schedule set forth in paragraph (2) above.

(d)
Vesting in a Top Heavy Plan Year. In a Top Heavy Plan Year, a Participant's Vested Interest in all Employer contributions allocated to his or her Participant's Account which are subject to a non-Top Heavy Vesting schedule will be determined by the Top Heavy Vesting schedule as elected in the Adoption Agreement. If this Plan ceases to be Top Heavy and the non-Top Heavy Vesting schedule again becomes effective, a Participant's Vested Interest as determined under the Top Heavy Vesting schedule cannot be reduced. Furthermore, any such reversion to the non-Top Heavy Vesting schedule will be considered an amendment to this Section and will be treated in accordance with paragraph (e) below pertaining to such amendments. Only those Years/Periods of Service which are included in determining a Participant’s Vested Interest in a non-Top Heavy Plan Year will be included in determining a Participant’s Vested Interest in a Top Heavy Plan Year hereunder.

(e)	Amendments to the Vesting Schedule. No amendment to the Plan may directly or indirectly reduce a Participant's Vested Interest in his or her Participant's Account. If the

Plan is amended in any way that directly or indirectly affects the computation of a Participant's Vested Interest in his or her Participant's Account, or the Plan is deemed amended by an automatic change to or from a Top Heavy Vesting schedule, then the following provisions will apply:

(1)
Participant Election. Any Participant with at least three Years/Periods of Service may, by filing a written request with the Administrator, elect to have the Vested Interest in his or her Participant’s Account computed by the Vesting schedule in effect prior to the amendment. A Participant who fails to make an election will have the Vested Interest computed under the new schedule. The period in which the election may be made will begin on the date the amendment is adopted or is deemed to be made and will end on the latest of (1) 60 days after the amendment is adopted; (2) 60 days after the amendment becomes effective; or (3) 60 days after the Participant is issued written notice of the amendment by the Employer or Administrator.

(2)
Preservation of Vested Interest. Notwithstanding the foregoing to the contrary, if the vesting schedule is amended, then in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the Vested Interest in his or her Participant's Account determined as of such date will not be less than his or her Vested Interest computed under the Plan without regard to such amendment.

ARTICLE V

DISTRIBUTION OF BENEFITS

5.1	Distribution of Benefit Upon Retirement. Unless a cash-out occurs under Section 5.5, the retirement benefit a
Participant is entitled to receive under Section 4.1 or 4.2 will be distributed in the following manner:

(a)
Normal Form of Distribution in a 401(k) Plan or Profit Sharing Plan. A Participant's benefit will be distributed in the form elected by the Sponsoring Employer in the Adoption Agreement, and if the Plan is either a 401(k) Plan or a profit sharing plan, the permitted Normal Forms of Distribution are (1) a Qualified Joint and Survivor Annuity; (2) a lump sum payment; and (3) substantially equal monthly, quarterly, semi-annual or annual cash installments over a period certain which does not extend beyond the Participant's life, or beyond the lives of the Participant and his or her designated Beneficiary (or beyond the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and his or her designated Beneficiary), in which event the lump sum value of the Participant's benefit will either be segregated and separately invested and the installments will be paid from the Plan, or a nontransferable immediate or deferred annuity which is selected by the Employer and which complies with the terms of the Plan will be purchased from an insurance company to provide for the installment payments.

(b)
Normal Form of Distribution in a Money Purchase Pension Plan. If the Plan is a money purchase pension plan, the Normal Form of Distribution is a Qualified Joint and Survivor Annuity if the Participant is married on the Annuity Starting Date and has not died before such date, and as a life annuity if the Participant is unmarried on the Annuity Starting Date and has not died before such date.

(c)
Optional Forms of Distribution. If elected by the Sponsoring Employer in the Adoption Agreement, a Participant may waive the Normal Form of Distribution and elect to have his or her benefit distributed in an Optional Form of Distribution. The permitted Optional Forms of Distribution are (1) a lump sum payment; (2) substantially equal monthly, quarterly, semi-annual or annual cash installments over a period certain which does not extend beyond the Participant's life, or beyond the lives of the Participant and his or her designated Beneficiary (or beyond the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and his or her designated Beneficiary), in which event the lump sum value of the Participant's benefit will either be segregated and separately invested and the installments will be paid from the Plan, or a nontransferable immediate or deferred annuity which is selected by the Employer and which complies with the terms of the Plan will be purchased from an insurance company to provide for the installment payments; (3) a non-transferable annuity which can be purchased from an insurance company and complies with the terms of the Plan; and (4) in designated sums from time to time as elected by the Participant. All Optional Forms of Distribution elected by the Sponsoring Employer are available on a non-discriminatory basis and are not subject to the Administrator's discretion.

(d)
Partial Distributions. If a Participant receives a distribution of less than 100% of his or her Vested Aggregate Account balance, the Administrator will determine the portion (including zero) of the distribution that will be made from each of the Participant's sub-accounts, provided that any such determination is made in a uniform nondiscriminatory manner.

(e)
Time of Distribution. Distribution will be made under this Section (1) within a reasonable time after the Participant's actual retirement at Normal Retirement Date or Early Retirement Date, or (2) within a reasonable time after the date a Participant who elects late retirement under Section 4.2 requests payment as permitted thereunder, but distribution must begin no later than the Required Beginning Date.

5.2
Distribution of Benefit Upon Death. Unless a cash-out occurs under Section 5.5, the death benefit a deceased Participant's Beneficiary is entitled to receive under Section 4.3 will be distributed in the following manner:

(a)
Surviving Spouse. If a Participant is married on the date of his or her death, the deceased Participant's surviving Spouse will be entitled to receive a death benefit determined in accordance with the following:

(1)
Normal Form of Distribution Is a Qualified Joint and Survivor Annuity. If the Normal Form of Distribution elected under Section 5.1 above is a Qualified Joint and Survivor Annuity, then notwithstanding any other Beneficiary designation made by a Participant, if a Participant is married on the date of his or her death and dies before the Annuity Starting Date, the Participant's surviving Spouse will receive a minimum death benefit as a QPSA unless such annuity has been waived in accordance with the terms of Section 5.8, in which event the benefit (and any additional death benefit to which the surviving Spouse is entitled) will be distributed in the form elected by the Sponsoring Employer in the Adoption Agreement. The forms of distribution permitted under the Adoption Agreement are (A) a lump sum payment; (B) substantially equal monthly, quarterly, semi-annual or annual cash installments over a period certain which does not extend beyond the life of the surviving Spouse (or beyond the life expectancy of the surviving Spouse), in which event the lump sum value of the Participant's benefit will either be segregated and separately invested and the installments will be paid from the Plan, or a nontransferable immediate or deferred annuity which is selected by the Employer and which complies with the terms of the Plan will be purchased from an insurance company to provide for the installment payments; and (C) in designated sums from time to time as elected by the Beneficiary.

(2)
Normal Form of Distribution Is Not a Qualified Joint and Survivor Annuity. If the Normal Form of Distribution is not a Qualified Joint and Survivor Annuity, then notwithstanding any other Beneficiary designation made by a Participant, if a Participant is married on the date of his or her death, the deceased Participant's surviving Spouse will be entitled to receive 100% of the deceased Participant's death benefit unless the surviving Spouse has waived that right in accordance with the terms of Section 5.8, in which event the benefit will be distributed to the surviving Spouse in the form elected by the Sponsoring Employer in the Adoption Agreement. The forms of distribution permitted under the Adoption Agreement are (A) a lump sum payment; (B) substantially equal monthly, quarterly, semi-annual or annual cash installments over a period certain which does not extend beyond the life of the surviving Spouse (or beyond the life expectancy of the surviving Spouse), in which event the lump sum value of the Participant's benefit will either be segregated and separately invested and the installments will be paid from the Plan, or a nontransferable immediate or deferred annuity which is selected by the Employer and which complies with the terms of the Plan will be purchased from an insurance company to provide for the installment payments; and (C) in designated sums from time to time as elected by the Beneficiary.

(3)
Time of Distribution. The surviving Spouse may elect to (1) have any death benefit to which he or she is entitled distributed within a reasonable time after the death of the Participant; or (2) defer distribution of the death benefit, but distribution may not be deferred beyond December 31st of the calendar year in which the deceased Participant would have attained Age 70½.

(4)
Death of Surviving Spouse Before Distribution Begins. If the surviving Spouse dies before distribution begins, then distribution will be made as if the surviving Spouse were the Participant. Distribution will be considered as having commenced when the deceased Participant would have reached Age 70½ even if payments have been made to the surviving Spouse before that date. If distribution to the surviving Spouse commences in the form of an irrevocable annuity over a period permitted under paragraph (a) above before the deceased Participant would have reached Age 70½, distribution will be considered as having begun on the actual annuity commencement date.

(b)	Non-Spouse Beneficiary. Any death benefit payable to a non-Spouse Beneficiary will be distributed to the Beneficiary in accordance with the following provisions:

(1)
Form of Distribution. Any such death benefit will be distributed to the Beneficiary in the form elected by the Sponsoring Employer in the Adoption Agreement. The forms of distribution permitted under the Adoption Agreement are (A) a lump sum payment; (B) substantially equal monthly, quarterly, semi-annual or annual cash installments over a period certain which does not extend beyond the life of the Beneficiary (or beyond the life expectancy of the Beneficiary), in which event the lump sum value of the Participant's benefit will either be segregated and separately invested and the installments will be paid from the Plan, or a nontransferable immediate or deferred annuity which is selected by the Employer and which complies with the terms of the Plan will be purchased from an insurance company to provide for the installment payments; and (C) in designated sums from time to time as elected by the Beneficiary.

(2)
Time of Distribution. Any death benefit payable to a non-Spouse Beneficiary will be distributed within a reasonable time after the death of the Participant; but distribution of a lump sum must be made by December 31st of the calendar year which contains the 5th anniversary of the date of the Participant's death, or installments must begin no later than December 31st of the calendar year immediately following the calendar year the Participant died.

(c)
Distribution If the Participant or Other Payee Is In Pay Status. If a Participant or Beneficiary who has begun receiving distribution of his or her benefit dies before the entire benefit is distributed, the balance thereof will be distributed to the Participant's Beneficiary (or Beneficiary's beneficiary) at least as rapidly as under the method of distribution being used on the date of the Participant's or Beneficiary's death.

(d)
Payments to a Beneficiary of a Beneficiary. In the absence of a Beneficiary designation or other directive from the deceased Participant to the contrary, any Beneficiary may name his or her own Beneficiary to receive any benefits payable in the event of the Beneficiary's death prior to receiving the entire death benefit to which the Beneficiary is entitled; and if a Beneficiary has not named his or her own Beneficiary, the Beneficiary's estate will be the Beneficiary. If any benefit is payable under this paragraph to a Beneficiary of the deceased Participant's Beneficiary or to the estate of the deceased Participant's Beneficiary, or to any other Beneficiary or the estate thereof, subject to the limitations regarding the latest dates for benefit payment in paragraphs (a) and (c) above, the Administrator may (1) continue to pay the remaining value of such benefits in the amount and form already commenced, or pay such benefits in any other manner permitted under the Plan for a Participant or Beneficiary, and (2) if payments have not already commenced, pay such benefits in any other manner permitted under the Plan. Distribution to the Beneficiary of a Beneficiary must begin no later than the date distribution would have been made to the Participant's Beneficiary. The Administrator's determination under this paragraph will be final and will be applied in a non-discriminatory manner that does not discriminate in favor of HCEs.

(e)
Partial Distributions. If a Participant's Beneficiary receives a distribution of less than 100% of the Participant's Vested Aggregate Account balance, the Administrator will determine the portion (including zero) of the distribution that will be made from each of the Participant's sub-accounts, provided that any such determination is made in a uniform nondiscriminatory manner.

5.3
Distribution of Benefit Upon Disability. Unless a cash-out occurs under Section 5.5, the Disability benefit a Participant is entitled to receive under Section 4.4 will be distributed in the following manner:

(a)
Normal Form of Distribution in a 401(k) Plan or Profit Sharing Plan. A Participant's benefit will be distributed in the form elected by the Sponsoring Employer in the Adoption Agreement, and if the Plan is either a 401(k) Plan or a profit sharing plan, the permitted Normal Forms of Distribution are (1) a Qualified Joint and Survivor Annuity; (2) a lump sum payment; and (3) substantially equal monthly, quarterly, semi-annual or annual cash installments over a period certain which does not extend beyond the Participant's life, or beyond the lives of the Participant and his or her designated Beneficiary (or beyond the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and his or her designated Beneficiary), in which event the lump sum value of the Participant's benefit will either be segregated and separately invested and the installments will be paid from the Plan, or a nontransferable immediate or deferred annuity which is selected by the Employer and which complies with the terms of the Plan will be purchased from an insurance company to provide for the installment payments.

(b)
Normal Form of Distribution in a Money Purchase Pension Plan. If the Plan is a money purchase pension plan, the Normal Form of Distribution is a Qualified Joint and Survivor Annuity if the Participant is married on the Annuity Starting Date and has not died before such date, and as a life annuity if the Participant is unmarried on the Annuity Starting Date and has not died before such date.

(c)
Optional Forms of Distribution. If elected by the Sponsoring Employer in the Adoption Agreement, a Participant may waive the Normal Form of Distribution and elect to have his or her benefit distributed in an Optional Form of Distribution. The permitted Optional Forms of Distribution are (1) a lump sum payment; (2) substantially equal monthly, quarterly, semi-annual or annual cash installments over a period certain which does not extend beyond the Participant's life, or beyond the lives of the Participant and his or her designated Beneficiary (or beyond the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and his or her designated Beneficiary), in which event the lump sum value of the Participant's benefit will either be segregated and separately invested and the installments will be paid from the Plan, or a nontransferable immediate or deferred annuity which is selected by the Employer and which complies with the terms of the Plan will be purchased from an insurance company to provide for the installment payments; (3) a non-transferable annuity which can be purchased from an insurance company and complies with the terms of this Plan; and (4) in designated sums from time to time as elected by the Participant. All Optional Forms of Distribution elected by the Sponsoring Employer are available on a non-discriminatory basis and are not subject to the Administrator's discretion.

(d)
Partial Distributions. If a Participant receives a distribution of less than 100% of his or her Vested Aggregate Account balance, the Administrator will determine the portion (including zero) of the distribution that will be made from each of the Participant's sub-accounts, provided that any such determination is made in a uniform nondiscriminatory manner.

(e)
Time of Distribution. Distribution will be made under this Section (1) if elected in the Adoption Agreement, within an administratively reasonable time after the date on which a Participant who suffers a Disability Severance from Employment with the Employer on account of the Disability, but not later than the Participant's Required Beginning Date; or (2) if elected in the Adoption Agreement, on the date distribution is to be made to a Terminated Participant under Section 5.4

5.4
Distribution of Benefit Upon Termination of Employment. Unless a cash-out occurs under Section 5.5 or a prior distribution has been under Section 5.2 or 5.3, the benefit a Terminated Participant is entitled to receive under Section 4.5 will be distributed in the following manner:

(a)
Normal Form of Distribution in a 401(k) Plan or Profit Sharing Plan. A Participant's benefit will be distributed in the form elected by the Sponsoring Employer in the Adoption Agreement, and if the Plan is either a 40 1(k) Plan or a profit sharing plan, the permitted Normal Forms of Distribution are (1) a Qualified Joint and Survivor Annuity; (2) a lump sum payment; and (3) substantially equal monthly, quarterly, semi-annual or annual cash installments over a period certain which does not extend beyond the Participant's life, or beyond the lives of the Participant and his or her designated Beneficiary (or beyond the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and his or her designated Beneficiary), in which event the lump sum value of the Participant's benefit will either be segregated and separately invested and the installments will be paid from the Plan, or a nontransferable immediate or deferred annuity which is selected by the Employer and which complies with the terms of the Plan will be purchased from an insurance company to provide for the installment payments.

(b)
Normal Form of Distribution in a Money Purchase Pension Plan. If the Plan is a money purchase pension plan, the Normal Form of Distribution is a Qualified Joint and Survivor Annuity if the Participant is married on the Annuity Starting Date and has not died before such date, and as a life annuity if the Participant is unmarried on the Annuity Starting Date and has not died before such date.

(c)
Optional Forms of Distribution. If elected by the Sponsoring Employer in the Adoption Agreement, a Participant may waive the Normal Form of Distribution and elect to have his or her benefit distributed in an Optional Form of Distribution. The permitted Optional Forms of Distribution are (1) a lump sum payment; (2) substantially equal monthly, quarterly, semi-annual or annual cash installments over a period certain which does not extend beyond the Participant's life, or beyond the lives of the Participant and his or her designated Beneficiary (or beyond the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and his or her designated Beneficiary), in which event the lump sum value of the Participant's benefit will either be segregated and separately invested and the installments will be paid from the Plan, or a nontransferable immediate or deferred annuity which is selected by the Employer and which complies with the terms of the Plan will be purchased from an insurance company to provide for the installment payments; (3) a non-transferable annuity which can be purchased from an insurance company and complies with the terms of this Plan; and (4) in designated sums from time to time as elected by the Participant. All Optional Forms of Distribution elected by the Sponsoring Employer are available on a non-discriminatory basis and are not subject to the Administrator's discretion.

(d)
Partial Distributions. If a Participant receives a distribution of less than 100% of his or her Vested Aggregate Account balance, the Administrator will determine the portion (including zero) of the distribution that will be made from each of the Participant's sub-accounts, provided that any such determination is made in a uniform nondiscriminatory manner.

(e)	Time of Distribution. Distribution will be made under this Section at the time as elected in the Adoption Agreement, but not later than the Participant's Required Beginning Date.

5.5
Mandatory Cash-Out of Benefits. If elected in the Adoption Agreement, the Vested Aggregate Account of a Terminated Participant who is entitled to a distribution under Sections 5.1, 5.2, 5.3 or 5.4 and who satisfies the requirements of this Section will be distributed without the Participant's consent in accordance with the following:

(a)
General Rule. The Administrator can only make a distribution under this Section if a Participant's Vested Aggregate Account on the date of termination does not exceed the amount as elected in the Adoption Agreement. Distribution will be made as soon as administratively feasible after the Participant incurs a Severance from Employment, and any portion of the Participant's Account which is not Vested will be treated as a Forfeiture. If a Participant’s Vested Interest in his or her Participant’s Account is zero on the date the Participant incurs a Severance from Employment, the Participant will be deemed to have received a distribution of such Vested Interest on the date of such termination.

(b)
Later Distribution if Account Falls to the Threshold. If a Participant would have received a distribution under paragraph (a) but for the fact that his or her Vested Aggregate Account exceeded the cash-out threshold elected in the Adoption Agreement, and if at a later time the Participant’s Vested Aggregate Account is reduced to an amount not greater than such cash-out threshold, the Administrator may distribute such remaining amount in a lump sum without the Participant’s consent as soon as administratively feasible after the Participant incurs a Severance from Employment and any portion of the Participant's Account which is not Vested will be treated as a Forfeiture.

(c)
Form of Distribution. Distribution under this Section will, at the election of the Participant, be made in the form of a lump sum cash payment or as a direct rollover under Section 5.14; provided, however, that if the cash-out threshold elected in the Adoption Agreement is $5,000, then effective March 28, 2005, if the amount to be distributed exceeds $1,000 and the Participant fails to elect either a lump sum cash payment or a direct rollover as described in the preceding sentence, then the distribution will be made in the form of a direct rollover to an individual retirement account (IRA) within the meaning of Code §408 which is established by the Administrator at a qualified financial institution. In establishing the IRA, the Administrator will select an IRA trustee, custodian or issuer that is unrelated to the Employer or the Administrator and will make the initial investment choices for the IRA. Any such automatic rollover will occur not less than 30 days and not more than 90 days after the Code §402(f) notice with the explanation of the automatic rollover is provided to the Participant.

5.6
Restrictions on Immediate Distributions. If a Participant's Vested Aggregate Account balance exceeds the amount set forth in paragraph (a) of this Section and is immediately distributable, such account can only be distributed in accordance with the following provisions:

(a)
General Rule. If a Participant's Vested Aggregate Account balance (determined before taking into account the Participant's Voluntary Employee Contributions Account, Deductible Employee Contribution Account, and Rollover Account) exceeds $5,000, or if there are remaining payments to be made with respect to a particular distribution option that previously commenced, and if such amount is immediately distributable the Participant (and if the Plan is a money purchase pension plan or the Normal Form of Distribution as elected in the Adoption Agreement is a Qualified Joint and Survivor Annuity if married and a life annuity if unmarried, the Participant's Spouse (or where either the Participant or Spouse has died, the survivor)), must consent to any distribution of such amount. Any portion of the Participant's Account which is not Vested will be treated as a Forfeiture. If less than the entire Vested Aggregate Account is distributed, the part of the non-Vested portion that will be treated as a Forfeiture is the total non-Vested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the Participant’s Vested Account.

(b)
Definition of Immediately Distributable. A Participant’s benefit is immediately distributable if any part it could be distributed to the Participant (or the Participant’s surviving Spouse) before the Participant reaches (or would have reached if not deceased) the later of his or her Normal Retirement Age or Age 62.

(c)
General Consent Requirement. The consent of the Participant (and if the Normal Form of Distribution under the Adoption Agreement is a Qualified Joint and Survivor Annuity (or where either the Participant or the Participant’s Spouse has died, the survivor)) to any benefit that is immediately distributable must be obtained in writing within the 90-day period ending on the Annuity Starting Date. However, only the Participant must consent to the distribution of a Qualified Joint and Survivor Annuity while the benefit is immediately distributable; and neither the Participant, nor, if the Normal Form of Distribution under the Adoption Agreement is a Qualified Joint and Survivor Annuity, the Participant’s Spouse, if any, will be required to consent to a distribution that is required by Code §401(a)(9) or §415.

(d)
Notification Requirement. The Administrator must notify the Participant (and if the Normal Form of Distribution, the Participant’s Spouse) of the right to defer any distribution until it is no longer immediately distributable. Notification will include a general explanation of the material features and relative values of the optional forms of benefit available in a manner that would satisfy the notice requirements of Code §417(a)(3); and will be provided no less than 30 days or more than 90 days prior to the Annuity Starting Date. However, distribution of a Participant's benefit may begin less than 30 days after the notice described herein is given if (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving notice to consider the decision of whether or not to elect a distribution; (2) the Participant, after receiving the notice, affirmatively elects a distribution or a particular distribution option; and (3) if the Normal Form of Distribution under the Adoption Agreement is a Qualified Joint and Survivor Annuity , the Participant does not revoke the election at any time prior to the expiration of the 7-day period that begins on the date the notice is given.

(e)
Consent Not Needed on Plan Termination. If upon Plan termination neither the Employer nor an Affiliated Employer maintains another defined contribution plan other than an employee stock ownership plan (ESOP) as defined in Code §4975(e)(7), the Participant's benefit will, without the Participant's consent, be distributed to the Participant. If the Employer or an Affiliated Employer maintains another defined contribution plan other than an ESOP, the Participant's benefit will, without the Participant's consent, be transferred to the other plan if the Participant does not consent to an immediate distribution under this Section. Notwithstanding the foregoing, if the "normal" of distribution under the Adoption Agreement is a Qualified Joint and Survivor Annuity if married and a life annuity, this paragraph will not apply if the Plan, upon termination, offers an annuity option purchased from a commercial provider.

5.7
Accounts of Rehired Participants. If a Participant who does not have a 100% Vested Interest in his or her Participant’s Account incurs a Severance from Employment with the Employer and receives (or is deemed to have received) a distribution of such Vested Interest from the Plan, then upon subsequent reemployment with the Employer, his or her Participant's Account will be administered in accordance with the following provisions:

(a)
Reemployment of a Participant After 5 Consecutive Breaks in Service. If the Participant is reemployed by the Employer after incurring five consecutive Breaks in Service, that portion, if any, of his or her Participant’s Account which was (or was deemed to be) a Forfeiture will be permanently forfeited under the terms of this Plan.

(b)
Reemployment of a Non-Vested Participant Before 5 Consecutive Breaks in Service. If the Participant is reemployed by the Employer before incurring five consecutive Breaks in Service, and if upon the prior termination of employment the Participant’s Vested Interest in his or her Participant's Account was zero and such Participant was deemed to have received a distribution of such Vested Interest before the date on which he or she would have incurred five consecutive Breaks in Service, then such Participant’s Account balance attributable to Employer contributions will upon such reemployment be restored to the amount on the date of the deemed distribution.

(c)
Reemployment of a Vested Participant Before 5 Consecutive Breaks in Service. If the Participant is reemployed by the Employer before incurring five consecutive Breaks in Service, and if upon the prior termination of employment the Participant had a Vested Interest in his or her Participant's Account but such Vested Interest was less than a 100% Vested Interest, then the following provisions will apply:

(1)
No Forfeiture Has Occurred. If the portion of the Participant's Account which was not Vested has not been forfeited, a separate account will be established for the Participant's Account at the time of distribution, and at any relevant time the Participant's Vested Interest in the separate account will be an amount ("X") determined by this formula: X = P(AB + (R x D)) - R x D). In applying the formula, "P" is the Vested Interest at the relevant time, "AB" is the respective account balance at the relevant time, "D" is the amount of the distribution, and "R" is the ratio of the respective account balance at the relevant time to the respective account balance after the distribution.

(2)	Forfeiture Has Occurred. If the portion of the Participant's Account which was not Vested has been forfeited, such Participant’s Account balance will be restored to the amount on the date of distribution, as elected in the Adoption Agreement, either (1) by the Participant repaying to the Plan the full amount of the distribution which was attributable to Employer contributions, provided such repayment is made before the earlier of five years after the first date on which the Participant is subsequently reemployed by the Employer or the date on which the Participant incurs five consecutive Breaks in Service (or Periods of Severance) following the date of distribution; or (2) by first using Forfeitures for such Plan Year to restore the Account and, if such Forfeitures are insufficient to restore the Account, by the Employer making a special contribution to the Plan to the extent necessary to restore such Account.

5.8
Spousal Consent Requirements. If the Normal Form of Distribution under the Adoption Agreement elected under the Adoption Agreement is not a Qualified Joint and Survivor Annuity, a surviving Spouse's election not to receive a death benefit under Section 5.2 will not be effective unless (1) the election is in writing; (2) the election designates a specific Beneficiary or form of benefit which may not be changed without spousal consent (or the Spouse's consent expressly permits designations by the Participant without any requirement of further spousal consent); and (3) the Spouse's consent acknowledges the effect of the election and is witnessed by the Administrator or a notary public. If the Normal Form of Distribution elected under the Adoption Agreement is a Qualified Joint and Survivor Annuity, a married Participant's election not to receive a Qualified Joint and Survivor Annuity (QJSA) or a Qualified Preretirement Survivor Annuity (QPSA), or an unmarried Participant's election not to receive a life annuity, must be made in accordance with the following provisions:

(a)
Election Not to Receive a QJSA. A married Participant's election not to receive a Qualified Joint and Survivor Annuity, or an unmarried Participant's election not to receive a life annuity, must be in writing and must be made during the 90-day period ending on the Annuity Starting Date. The election may be revoked in writing and a new election made any time and any number of times during the election period.

(b)
Election Not to Receive a QPSA. A married Participant's election not to receive a Qualified Preretirement Survivor Annuity must be in writing and must be made during an election period beginning on the first day of the Plan Year in which the Participant reaches Age 35 and ending on the date of his or her death. The election may be revoked in writing and a new election made at any time and any number of times during the election period. A Terminated Participant's election period concerning his or her Vested Aggregate Account before his termination will not begin later than such date.

(c)
Special Pre-Age 35 QPSA Election. A Participant who has not yet reached Age 35 as of the end of any current Plan Year may make a special election not to receive a Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which such Participant reaches Age 35. This election will not be valid unless the Participant receives the same written explanation of the Qualified Preretirement Survivor Annuity as described in paragraph (d) below. Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant reaches Age 35. Any new election on or after such date will be subject to the full requirements of this Section 5.8.

(d)
Required Written Explanation. In connection with an election not to receive a Qualified Joint and Survivor Annuity, the Administrator will, no less than 30 days and no more than 90 days prior to the Annuity Starting Date, provide the Participant with a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity; the Participant's right to make (and the effect of) an election to waive the Qualified Joint and Survivor Annuity; the rights of the Participant's Spouse; and the right of the Participant to revoke such election (and the effect thereof). In connection with an election not to receive a

Qualified Preretirement Survivor Annuity, the Administrator will provide each Participant within the Applicable Period as defined in paragraph (e) with a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the written explanation applicable to a Qualified Joint and Survivor Annuity as set forth herein.

(e)
Applicable Period. The Applicable Period for a Participant is whichever of the following periods ends last: (1) the period beginning with the first day of the Plan Year in which the Participant attains Age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains Age 35; (2) a reasonable period after the individual becomes a Participant; (3) a reasonable period ending after Code §401(a)(11) ceases to apply to the Participant; or (4) a reasonable period ending after Code §417(a)(5) ceases to apply to the Participant. A reasonable period means the end of the two year period beginning one year prior to the date the applicable event occurs, and ending one year after that date.

(f)
Participants Who Terminate Before Age 35. In the case of a Participant who separates from service before the Plan Year in which the Participant reaches Age 35, the notice required under paragraph (d) will be provided within the two year period beginning one year prior to separation from service and ending one year after such separation. If such Participant thereafter returns to employment with the Employer, the Applicable Period for such Participant will be redetermined.

(g)
Elections Must Have Spousal Consent. A Participant's election not to receive a Qualified Joint and Survivor Annuity or a Participant's election not to receive a Qualified Preretirement Survivor Annuity will not be effective (1) unless the Participant's Spouse consents in writing to the election; (2) unless the election designates a specific Beneficiary (or form of benefit) which may not be changed without spousal consent (or the consent of the Spouse expressly permits designations by the Participant without any requirement of further spousal consent); and (3) unless the Spouse's consent acknowledges the effect of the election and is witnessed by the Administrator or a notary public.

(h)
Additional Requirements For Spousal Consent. Notwithstanding paragraph (g), a Spouse's consent will not be required if there is no Spouse or if the Spouse cannot be located, or if there are other circumstances (as set forth in the Code) present which preclude the necessity of such Spouse's consent. Any consent by a Participant's Spouse (or establishment that consent cannot be obtained) will be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further spousal consent must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior election may be made by a Participant without the Spouse's consent at any time before benefits begin. No consent obtained under paragraph (g) will be valid unless the Participant has received notice as provided in paragraph (d).

5.9
Application of Code §401(a)(9). All distributions from the Plan will be determined and made in accordance with the final and temporary regulations issued by the Internal Revenue Service under Code §401(a)(9) on April 17, 2002. Pursuant to those regulations, all distributions will be determined in accordance with the following:

(a)
General Rules. All distributions under this section will be made in accordance with the following general rules: (1) the requirements of this section will take precedence over any inconsistent provisions of the Plan and any prior Plan amendments; (2) all distributions required under this section will be determined and made in accordance with regulations promulgated by the Internal Revenue Service under Code §401(a)(9); and (3) notwithstanding the other provisions of this section to the contrary, distributions may be made under a designation made before January 1, 1984 in accordance with §242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate thereto.

(b)
Time and Manner of Distribution. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date, subject to the following provisions regarding the time and manner of distribution:

(1)
Death of Participant Before Distributions Begin. If the Participant dies before distribution begins, his or her entire interest will be distributed (or begin to be distributed) not later than as follows:

(A)
The Surviving Spouse Is the Sole Designated Beneficiary. If the Participant's surviving Spouse is the sole designated Beneficiary, then subject to subparagraph (D) below, distributions to the surviving Spouse will begin by (1) December 31 of the calendar year immediately following the calendar year in which the Participant died, or (2) December 31 of the calendar year in which the Participant would have attained age 70½, if later. If the surviving Spouse subsequently dies before distributions to the surviving Spouse begin under this subparagraph, this entire paragraph (b), other than the preceding clause of this subparagraph (A), will apply as if the surviving Spouse were the Participant.

(B)
The Surviving Spouse Is Not the Sole Designated Beneficiary. If the Participant’s surviving Spouse is not the sole designated Beneficiary, then subject to subparagraph (D) below, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)
There Is No Designated Beneficiary. If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(D)
Alternative Distribution Date. If the Participant dies before distributions begin and there is a designated Beneficiary, distribution to the designated Beneficiary is not required to begin by the date specified in subparagraphs (A) and (B) above provided the Participant’s entire interest in the Plan is distributed to the designated Beneficiary by December 31st of the calendar year containing the fifth anniversary of the Participant's death. In addition, a designated Beneficiary who is receiving payments under this five year rule may make a new election to receive payments under the Life Expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the Life Expectancy rule for all Distribution Calendar Years before 2004 are distributed by the earlier of December 31, 2003 or the end of the five year period.

(2)
Date Distributions Are Deemed To Begin. For purposes of this paragraph (b) and paragraph (d) below, unless subparagraph (1)(A)(ii) above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subparagraph (1)(A)(ii) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subparagraph (1)(A)(i) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning

Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under subparagraph (1)(A)(i)), the date distributions are considered to begin is the date distributions actually commence.

(3)
Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with this paragraph and with paragraph (c). If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code §401(a)(9) and the Internal Revenue Service regulations.

(c)	Required Minimum Distributions During the Participant’s Lifetime. The amount of a required minimum distribution during a Participant's lifetime will be determined as follows:

(1)
Amount of Required Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed each Distribution Calendar Year is the lesser of (1) the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table in §1.401(a)(9)-9 of the IRS regulations, using the Participant’s age as of his or her birthday in the Distribution Calendar Year; or (2) if the Participant’s sole designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table in §1.401(a)(9)-9 of the IRS regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(2)
Lifetime Required Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this paragraph (c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d)
Required Minimum Distributions After the Participant’s Death If Death Occurs On or After the Date Distribution Begins. The amount of a required minimum distribution if a Participant dies on or after the date distribution begins will be determined as follows:

(1)
Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the designated Beneficiary, determined as follows: (1) the Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year; (2) if the Participant’s surviving Spouse is the sole designated Beneficiary, the remaining Life Expectancy of the Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year; and (3) if the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)
No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant's Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one each subsequent year.

(e)
Required Minimum Distributions After the Participant’s Death If Death Occurs Before the Date Distribution Begins. The amount of a required minimum distribution if a Participant dies before the date distribution begins will be determined as follows:

(1)
Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant's Account Balance by the remaining Life Expectancy of the Participant’s designated Beneficiary, as determined under paragraph (d) above.

(2)
No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(3)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant's sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under paragraph (b)(1)(A)(1) above, then this paragraph (e) will apply as if the surviving Spouse were the Participant.

(f)	Definitions. In applying the terms of this section, the following definitions will apply:

(1)
Designated Beneficiary. "Beneficiary" means the Beneficiary designated by the Participant is the designated Beneficiary under Code §401(a)(9) and §1.401(a)(9)-1, Q&A-4 of the Internal Revenue Service regulations.

(2)
Distribution Calendar Year. "Distribution Calendar Year" means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year containing the Participant's Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under paragraph (b). The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for any other Distribution Calendar Year, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(3)	Life expectancy. "Life Expectancy" means life expectancy as computed by use of the Single Life Table in IRS regulation §1.401(a)(9)-9.

(4)
Participant’s Account Balance. "Participant's Account Balance" means the Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

5.10
Statutory Commencement of Benefits. Unless the Participant otherwise elects, distribution of a Participant's benefit must begin no later than the 60th day after the latest of the close of the Plan Year in which the Participant (1) reaches the earlier of Age 65 or Normal Retirement Age; (2) reaches the 10th anniversary of the year he or she began Plan participation; or (3) terminates service with the Employer. However, the failure of a Participant and the Participant's Spouse to consent to a distribution while a benefit is immediately distributable within the meaning of Section 5.6 will be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section. In addition, if this Plan provides for early retirement, a Participant who satisfied the service requirement for early retirement prior to Termination of Employment will be entitled to receive his or her Vested Aggregate Account balance, if any, upon satisfaction of the age requirement for early retirement.

5.11
Earnings Before Benefit Distribution. As of the Valuation Date coinciding with or next following the date a Participant Severance from Employment with the Employer for any reason, the Administrator will, until a distribution is made to the Participant or the Participant's Beneficiary in accordance with Sections 5.1, 5.2, 5.3, 5.4 or 5.5, direct the Trustee in a uniform nondiscriminatory manner to either (1) invest the Participant's Vested Aggregate Account balance determined as of such Valuation Date in a separate interest bearing account; or (2) leave the Participant's Vested Aggregate Account balance as part of the general Trust Fund, in which case such account will either (1) share in the allocation of net earnings and losses under Section 3.3(a), or (2) be granted interest at a rate consistent with the interest bearing investments of the Trust Fund.

5.12
Distribution in the Event of Legal Incapacity. If any person entitled to benefits (the "Payee") suffers from a Disability or is under any legal incapacity, payments may be made in one or more of the following ways as directed by the Administrator: (1) to the Payee directly; (2) to the guardian or legal representative of the Payee's person or estate; (3) to a relative of the Payee, to be expended for the Payee's benefit; or (4) to the custodian of the Payee under any Uniform Transfers to Minors Act or Uniform Gifts to Minors Act. The Administrator's determination of minority or incapacity will be final.

5.13
Missing Payees and Unclaimed Benefits. With respect to any person who has not claimed any Plan benefit (the "missing payee") to which he or she is entitled, and with respect to any person who has not satisfied the administrative requirements for a benefit payment to which he or she is entitled, the Administrator may elect to either (1) to segregate the benefit into an interest bearing account maintained under the Plan, in which event an annual maintenance fee as may be set from time to time in a written administrative policy established by the Sponsor may be assessed against the segregated account; (2) subject to a written administrative policy established by the Sponsor, distribute the benefit at any time in any manner which is sanctioned by the Internal Revenue Service and the Department of Labor; or (3) treat the entire benefit as a Forfeiture, provided the forfeited benefit will be restored if the missing payee is subsequently located. The Administrator, on a case by case basis, may elect to restore the benefit by the use of earnings from non-segregated Trust Fund assets, by the use of Employer contributions, by the use of unallocated Forfeitures (if any), or by any combination thereof. If a payee whose benefit has been forfeited under paragraph (a) is located, or if a payee whose benefit has been forfeited under clause (3) above for failure to satisfy the administrative requirements for benefit payment subsequently satisfies the administrative requirements for benefit payment and claims his or her benefit, and if the Plan has not terminated (or if the Plan has, all benefits have not yet been paid), then the benefit will be restored. The Administrator, on a case by case basis, may elect to restore the benefit by the use of earnings from non-segregated Trust Fund assets, by the use of Employer contributions, by the use of unallocated Forfeitures (if any), or by any combination thereof. However, if such missing payee has not been located by the time the Plan terminates and all benefits have been distributed therefrom, the Forfeiture of such unpaid benefit will be irrevocable.

5.14
Direct Rollovers. A distributee may elect to have all or any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover, which is a payment by the Plan to the eligible retirement plan specified by the distributee.

(a)
Eligible Rollover Distribution. For purposes of this Section, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required under Code §401(a)(9); (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); and (4) the portion of any distribution made on or after January 1, 2000 which is attributable to a hardship distribution described in Code §401(k)(2)(B)(i)(IV).

(b)
Treatment of Distributions Which Include Voluntary Employee Contributions. For purposes of paragraph (a) (and only for Plan Years beginning on or after January 1, 2002), an eligible rollover distribution may include Voluntary Employee Contributions which are not includible in gross income; but the portion of an eligible rollover distribution which is attributable to Voluntary Employee Contributions can be paid only to an individual retirement account or annuity described in Code §408(a) or (b), or to a qualified defined contribution plan described in Code §401(a) or §403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Furthermore, in accordance with the Job Creation and Worker Assistance Act of 2002, when a distribution includes Voluntary Employee Contributions which are not includible in gross income, the amount that is rolled over will first be attributed to amounts includible in gross income.

(c)
Eligible Retirement Plan. For Plan Years beginning on or after January 1, 2002, an eligible retirement plan is one of the following that accepts an eligible rollover distribution: (1) an individual retirement account described in Code §408(a); (2) an individual retirement annuity described in Code §408(b); (3) an annuity plan described in Code §403(a); (4) an annuity contract described in Code §403(b); (5) a qualified trust described in Code §401(a);

or (6) a plan under Code §457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred thereto from this Plan.

(d)
Definition of Distributee. A distributee includes an Employee or former Employee. In addition, an Employee's or former Employee's surviving Spouse and an Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined in Code §414(p), are distributees with regard to the interest of the Spouse or former Spouse.

5.15
Distribution of Property. The determination to pay all or a part of a lump sum shall be made by the Administrator in its sole discretion applied in a nondiscriminatory manner that does not discriminate in favor of HCEs; except that if this is an amended or restated Plan, the payee will have the right to elect a full or partial distribution in property within the period described in Section 9.1(e) if the Plan as in effect one day prior to this amendment or restatement provided for a property distribution at the payee's option.

5.16
Financial Hardship Distributions. If the Plan is a profit sharing plan or a 401(k) plan, and if elected by the Sponsoring Employer in the Adoption Agreement, a Participant who is still an Employee may request in writing to the Administrator that up to the percentage of the Participant's accounts as elected by the Sponsoring Employer in the Adoption Agreement be distributed to the Participant because of his or her immediate and heavy financial hardship. Any such distribution will be made in accordance with the provisions of a written administrative policy regarding financial hardship distributions. Any such distribution will also be subject to any applicable spousal consent requirements set forth in Section 5.8 of the Basic Plan. If the Plan is a 401(k) Plan, any distribution under this Section of a Participant's Elective Deferrals will include any earnings credited thereto as of the later of December 31, 1988 and the end of the last Plan Year ending before July 1, 1989.

5.17
In-Service Distributions. If the Plan is a profit sharing plan or a 401(k) plan, and if elected in the Adoption Agreement, and subject to the minimum Age and/or Service and/or participation requirements elected in the Adoption Agreement, a Participant who is still an Employee may request in writing to the Administrator that up to 100% of the Participant's Vested Interest in the accounts elected by the Sponsoring Employer in the Adoption Agreement be distributed to the Participant, subject to the following provisions:

(a)
Amount and Form of Distribution. The amount of a Participant's Vested Interest for distribution under this Section will be determined as of the Valuation Date which coincides with or immediately precedes the date of distribution. Any distribution under this Section will only be made to the Participant in one lump sum payment provided, however, that if the Normal Form of Distribution as elected in the Adoption Agreement is a Qualified Joint and Survivor Annuity, the Spouse, if any, must consent to the distribution in accordance with Section 5.8. When feasible, any such distribution will be paid at the Participant's direction within 60 days of his or her request, but not later than a date as soon as administratively practical following the next Valuation date after the Administrator's receipt of such request.

(b)
Provisions Applicable to 401(k) Plans. If the Plan is a 401(k) plan, the minimum age requirement which can be elected by the Sponsoring Employer in the Adoption Agreement with respect to the distribution of amounts attributable to a Participant's Elective Deferrals, QNECs, QMACs, ADP Safe Harbor Non-Elective Contributions and/or ADP Safe Harbor Matching Contributions is age 59½.

(c)
Participants Who Are Not 100% Vested. If a distribution is made under this Section at a time when the Participant has less than a 100% Vested Interest in his or her Non-Safe Harbor Non-Elective Contribution sub-account and Matching Contribution sub-account and such Vested Interest may increase, a separate account will be established for the Participant's Non-Safe Harbor Non-Elective Contribution sub-account balance and the

Participant's Matching Contribution sub-account balance at the time of distribution, and at any relevant time the Participant's Vested Interest in the separate account will be equal to an amount ("X") determined by the following formula: X = P(AB + (R x D)) - (R x D). In applying the formula, "P" is the Vested Interest at the relevant time, "AB" is the respective account balance at the relevant time, "D" is the amount of the distribution, and "R" is the ratio of the respective account balance at the relevant time to the respective account balance after distribution.

(d)
Restriction on Certain Transferred Assets. Notwithstanding anything in this Section to the contrary, no preretirement distribution can be made under this Section with respect to benefits attributable to assets (including post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code §414(l), from a money purchase plan or target benefit plan qualified under Code §401(a) to this Plan (other than any portion of those assets and liabilities attributable to Voluntary Employee Contributions).

(e)
Establishment of Administrative Procedures. The Administrator may, in a separate written document, establish rules or procedures regarding in-service distributions under this Section. Such separate written document, when properly executed, will be deemed to be incorporated in this Plan. The rules or procedures set forth therein may be modified or amended by the Administrator without the necessity of amending this Section of the Plan, but any such modifications must be communicated to Participants in the manner described in Section 8.6 of the Plan. Notwithstanding the foregoing, (1) a summary plan description or summary of material modifications thereto in which the rules or procedures regarding the making of in-service distributions are described will be considered a separate written document sufficient to satisfy the requirements (including the execution requirement) of this paragraph; and (2) any such rules or procedures that are established under this paragraph must be applied in a uniform nondiscriminatory manner.

5.18
Distribution of Excess Elective Deferrals. Excess Elective Deferrals, plus any income and minus any loss allocable thereto, will be distributed no later than April 15th to any Participant to whose account Excess Elective Deferrals were allocated for the preceding year and who claims Excess Elective Deferrals for such taxable year. Distribution of Excess Elective Deferrals will be made in accordance with the following provisions:

(a)
Assignment of Excess Elective Deferrals. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Administrator on or before April 15th of the amount of the Excess Elective Deferrals to be assigned. A Participant will be deemed to notify the Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of the Employer. Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, will be distributed no later than April 15 to a Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such tax year or calendar year.

(b)
Determination of Income or Loss. Excess Elective Deferrals will be adjusted for any income or loss up to the date of distribution. The period between the end of the Participant's taxable year and the date of distribution is the gap period, and any income earned therein will be allocated applied consistently to all Participants and to all corrective distributions for the taxable year. The income or loss allocable to a Participant's Excess Elective Deferrals will be the amount determined by either the method in subparagraph (1), subparagraph (2) or subparagraph (3) below, as follows:

(1)	The amount determined by multiplying the income or loss allocable to his Elective Deferrals for the taxable year and the gap period by a fraction, the numerator of which is the Participant's Excess Elective Deferrals for the year and the denominator of which is (A) the Participant's Elective Deferral Account balance as of the beginning of the Participant's taxable year plus any Elective Deferrals allocated to the Participant's Elective Deferral Account during such taxable year and the gap period, or (B) solely with respect to taxable years beginning before January 1, 1992, the Participant's Elective Deferral Account balance as of the end of the Participant's taxable year, reduced by any gain and increased by any loss allocable thereto during the taxable year.

(2)
The sum of (i) and (ii) as follows: (i) the amount determined by multiplying the income or loss allocable to his Elective Deferrals for the taxable year and the gap period by a fraction, the numerator of which is the Participant's Excess Elective Deferrals for the year and the denominator of which is (A) the Participant's Elective Deferral Account balance as of the beginning of the Participant's taxable year plus any Elective Deferrals allocated to the Participant's Elective Deferral Account during such taxable year and the gap period, or (B) solely with respect to taxable years beginning before January 1, 1992, the Participant's Elective Deferral Account balance as of the end of the Participant's taxable year, reduced by any gain and increased by any loss allocable thereto during the taxable year; and (ii) 10% of the amount determined under clause (i) multiplied by the number of whole months between the end of the Participant's taxable year and the distribution date, counting the month of distribution if it occurs after the 15th of such month.

(3)
The amount determined by any reasonable method of allocating income or loss to Excess Elective Deferrals for the taxable year and for the gap period provided the method used is the same method used by this Plan for allocating income or losses to Participant's Accounts.

(c)
Source of Distribution. Distribution of Excess Elective Deferrals will be taken from a Participant's investment options (if any) based on rules established by the Administrator. In addition, for years beginning after 2005, Excess Elective Deferrals will first be distributed from a Participant's Roth Elective Deferral Account unless the Administrator permits the Participant to elect otherwise.

5.19
Distribution of Excess Contributions. Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, will be distributed no later than 12 months after a Plan Year to participants to whose accounts such Excess Contributions were allocated for such Plan Year, except to the extent such Excess Contributions are classified as Catch-up Contributions.

(a)
Allocation to HCEs. If such excess amounts (other than Catch-up Contributions) are distributed more than 2½ months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Excess Contributions will be allocated to the HCEs with the largest amounts of Employer contributions taken into account in calculating the ADP Test for the year in which the Excess Contributions arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Deferrals. To the extent a Highly Compensated Employee has not reached his or her Catch-Up Contribution limit under the Plan, Excess Contributions allocated to such Highly Compensated Employee are Catch-Up Contributions and will not be treated as Excess Contributions. Excess Contributions will be treated as Annual Additions under

Section 6.1, even if such Excess Contributions are distributed.

(b)
Determination of Net Income or Loss. Excess Contributions will be adjusted for any income or loss up to the date of distribution. The period between the end of the Plan Year and the date of distribution is the gap period, and any income earned therein will be allocated at the Administrator's discretion applied consistently to all Participants and to all corrective distributions made for the Plan Year. The income or loss allocable to a Participant's Excess Contributions will be the amount determined by the method in subparagraph (1), subparagraph (2), or subparagraph (3), as follows:

(1)
The amount determined by multiplying the income or loss allocable to the Participant’s Elective Deferrals (and QNECs or QMACs, or both) for the Plan Year and the gap period, by a fraction, the numerator of which is the Participant's Excess Contributions for the year and the denominator of which is (A) the Participant's Elective Deferral Account balance (and QNECs or QMACs, or both, if such contributions are used in the ADP Test) as of the beginning of the Plan Year plus any Elective Deferrals (and QNECs or QMACs, or both, if such contributions are used in the ADP Test) allocated to the Participant during the Plan Year and gap period, or (B) solely with respect to Plan Years beginning before January 1, 1992, the Participant's Elective Deferral Account balance (and QNECs or QMACs or both, if such contributions are used in the ADP Test) as of the end of the Plan Year reduced by any gain and increased by any loss allocable thereto during the Plan Year.

(2)
The sum of (i) and (ii) as follows: (i) the amount determined by multiplying the income or loss allocable to the Participant’s Elective Deferrals (and QNECs or QMACs, or both) for the Plan Year and the gap period, by a fraction, the numerator of which is the Participant's Excess Contributions for the year and the denominator of which is (A) the Participant's Elective Deferral Account balance (and QNECs or QMACs, or both, if such contributions are used in the ADP Test) as of the beginning of the Plan Year plus any Elective Deferrals (and QNECs or QMACs, or both, if such contributions are used in the ADP Test) allocated to the Participant during the Plan Year and gap period, or (B) solely with respect to Plan Years beginning before January 1, 1992, the Participant's Elective Deferral Account balance (and QNECs or QMACs or both, if such contributions are used in the ADP Test) as of the end of the Plan Year reduced by any gain and increased by any loss allocable thereto during the Plan Year; and (ii) 10% of the amount determined under subparagraph (1) multiplied by the number of whole months between the end of the Plan Year and the distribution date, counting the month of distribution if it occurs after the 15th of such month.

(3)
The amount determined by any reasonable method of allocating income or loss to the Participant's Elective Deferrals (and QNECs or QMACS, or both) for the Plan Year and the gap period if the method used is the same method used for allocating income or losses to Participants' Accounts.

(c)
Accounting for Excess Contributions. Excess Contributions allocated to a Participant will be distributed from the Participant's Elective Deferral Account and QMAC (if applicable) Account in proportion to the Participant's Elective Deferrals and QMACs (to the extent used in the ADP Test) for the Plan Year. Excess Contributions will be distributed from the Participant's QNEC Account only to the extent the Excess Contributions exceed the balance in the Participant's Elective Deferral Account and QMAC Account.

(d)
Recharacterization. If elected by the Participant, Elective Deferrals allocated to a Highly Compensated Employee as Excess Contributions will be recharacterized, in which event the Participant will treat Excess Contributions allocated to him or her as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain nonforfeitable. Amounts may not be recharacterized by a HCE to the extent that such amount in combination with other contributions made by that Employee would exceed any stated limit under the Plan on Employee contributions. Recharacterization must occur no later than 2½ months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof.

(e)
Source of Distribution. Distribution of Excess Contributions will be taken from a Participant's investment options (if any) based on rules established by the Administrator. In addition, for years beginning after 2005, Excess Contributions will first be distributed from a Participant's Roth Elective Deferral Account unless the Administrator permits the Participant to elect otherwise.

5.20
Distribution of Excess Aggregate Contributions. Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, will be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Distribution will be made in accordance with the following provisions:

(a)
Allocation to Highly Compensated Employees. Excess Aggregate Contributions will be allocated to the HCEs with the largest Contribution Percentage Amounts taken into account in calculating the ACP Test for the year in which the excess arose, beginning with the HCE with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Aggregate Contributions. If Excess Aggregate Contributions are distributed more than 2½ months after the last day of the Plan Year in which they arose, a 10% excise tax will be imposed on the Employer with respect to those amounts. Excess Aggregate Contributions will be treated as Annual Additions pursuant to Section 6.1, even if distributed.

(b)
Forfeitures of Excess Aggregate Contributions. As elected in the Adoption Agreement, Forfeitures of Excess Aggregate Contributions will either be (1) applied to reduce the Employer's contributions for the Plan Year in which the excess arose to the extent the excess exceeds Employer contributions or the Employer has already contributed for such Plan Year, or (2) allocated (after all other Forfeitures) to the Matching Contribution sub-account of each Participant who is a NHCE who made Elective Deferrals or Employee contributions in the ratio which each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for such Plan Year.

(c)
Determination of Net Income or Loss. Excess Aggregate Contributions will be adjusted for any income or loss up to the date of distribution. The period between the end of the Plan Year and the date of distribution is the gap period, and income earned therein will be allocated at the Administrator's discretion applied consistently to all Participants and to all corrective distributions for the Plan Year. The income or loss allocable to Excess Aggregate Contributions will be the amount determined by the method in subparagraph (1), subparagraph (2), or subparagraph (3), as follows:

(1)
The amount determined by multiplying the income or loss allocable to the Participant’s Voluntary Employee Contributions, Matching Contributions (if not used in the ADP Test), QNECs and, to the extent applicable, Elective

Deferrals for the Plan Year and the gap period, by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator of which is (A) the Participant's Account balance(s) attributable to Contribution Percentage Amounts as of the beginning of the Plan Year, plus any additional amounts attributable to Contribution Percentage Amounts allocated to the Participant during such Plan Year and the gap period, or (B) solely with respect to Plan Years beginning before January 1, 1992, the Participant's Account balance attributable to Contribution Percentage Amounts as of the end of the Plan Year, reduced by any gain and increased by any loss allocable thereto during the Plan Year.

(2)
The sum of (i) and (ii) as follows: The amount determined by multiplying the income or loss allocable to the Participant’s Voluntary Employee Contributions, Matching Contributions (if not used in the ADP Test), QNECs and, to the extent applicable, Elective Deferrals for the Plan Year and the gap period, by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator of which is (A) the Participant's Account balance(s) attributable to Contribution Percentage Amounts as of the beginning of the Plan Year, plus any additional amounts attributable to Contribution Percentage Amounts allocated to the Participant during such Plan Year and the gap period, or (B) solely with respect to Plan Years beginning before January 1, 1992, the Participant's Account balance attributable to Contribution Percentage Amounts as of the end of the Plan Year, reduced by any gain and increased by any loss allocable thereto during the Plan Year; and (ii) 10% of the amount determined under subparagraph (1) above multiplied by the number of whole months between the end of the Plan Year and the distribution date, counting the month of distribution if it occurs after the 15th of such month.

(3)
The amount determined by any reasonable method of allocating income or loss to the Participant's Voluntary Employee Contributions, Mandatory Employee Contributions, Matching Contributions and QNECs for the Plan Year and for the gap period, provided the method used is the same one used for allocating income or losses to Participants' Accounts.

(d)
Accounting for Excess Aggregate Contributions. Excess Aggregate Contributions will be forfeited if forfeitable, or will be distributed on a pro-rata basis from the Participant's Voluntary Employee Contribution Account, Mandatory Employee Contribution Account, Matching Contribution Account and QMAC Account, and if applicable, from the Participant's QNEC Account, Pre-Tax Elective Deferral Account, Roth Elective Deferral Account, or any combination thereof.

(e)
Source of Distribution. Distribution of Excess Aggregate Contributions will be taken from a Participant's investment options (if any) based on rules established by the Administrator. In addition, for years beginning after 2005, Excess Aggregate Contributions will first be distributed from a Participant's Roth Elective Deferral Account unless the Administrator permits the Participant to elect otherwise.

5.21	Distribution of Rollover Contributions. A Participant's Rollover Contributions will be distributed from the Plan in accordance with the following provisions:

(a)
Time of Distribution. Subject to paragraph (d), an Employee may request in writing a withdrawal of all or any portion of his or her Rollover Account at any time prior to becoming a Participant, and thereafter upon the earlier of (1) the date the Employee is entitled to a distribution of his or her Participant’s benefits under the provisions of Article 5, or (2) the soonest possible administratively practical date after the Participant’s Termination of Employment. In addition, an Employee may also withdraw all or any portion of his or her Rollover Account at such other time as elected in the Adoption Agreement. The Administrator may require advance notice of a reasonable period not to exceed 60 days prior to the requested date of withdrawal. Any amount withdrawn can only be redeposited to the Participant’s Rollover Account is so elected in the Adoption Agreement and if the withdrawn distribution continues to be deemed a Rollover except for the fact that the amount originated from this Plan. A Rollover withdrawal will not prevent an Employee from accruing any future benefit attributable to Employer contributions. The Administrator may establish rules or procedures regarding withdrawals from an Employee’s Rollover Account.

(b)
Spousal Consent Requirements Upon Withdrawal. Any Rollover which at the time it is made to this Plan is no longer subject to the requirements of Code §401(a)(11) can be withdrawn from the Plan without the consent of the Participant's Spouse. However, the withdrawal of any Rollover that was a direct or indirect transfer as defined in Code §401(a)(11) from a defined benefit plan, a money purchase plan, a target benefit plan, a stock bonus plan, or a profit sharing plan that provided for a life annuity form of payment to the Participant will be subject to the spousal consent requirements set forth in Section 5.8.

(c)
Form of Distribution. Any Rollover Contribution a Participant wants to withdraw from the Plan prior to the time the Participant is entitled to a distribution of his or her Participant Account will only be distributed in a lump sum. Any amount remaining in a Participant's Rollover Account at the time the Participant is entitled to a distribution of his or her Participant Account that is not subject to the spousal consent requirements in paragraph (c) above will be distributed, at the election of the Participant, in a lump-sum or in the same manner as the Participant Account under the other provisions of this Article 5. Any amount remaining in the Participant's Rollover Account at the time the Participant is entitled to a distribution of his or her Participant's Account that is subject to the spousal consent requirements will be distributed in the same manner as the Participant's Account under the other provisions of this Article 5.

(d)
Special Rule for Withdrawal of Elective Deferral Rollovers. Notwithstanding paragraph (a) to the contrary, the limitations in Regulation §1.401(k)-1(d) apply to the withdrawal of any Rollover Contributions which are attributable to a Participant's Elective Deferrals and which are transferred to this Plan in a trustee to trustee transfer from another qualified plan.

5.22
Distribution of Transfer Contributions. A Participant's Transfer Contributions will be distributed from the Plan at the same time and in the same manner as the Participant's Account is distributed under Section 5.1, 5.2, 5.3 or 5.4. However, regardless of the Normal Form of Distribution elected in the Adoption Agreement, any portion of a Participant's Transfer Contribution Account which remain subject to the requirements of Code §401(a)(11) at the time of the transfer to this Plan will be distributed as if the Normal Form of Distribution is a Qualified Joint and Survivor, and all the provisions of this Section relating to such distributions will apply thereto. In addition, the limitations in Regulation § 1.401(k)-1(d) apply to the withdrawal of any Transfer Contributions which are attributable to a Participant's Elective Deferrals and which are transferred to this Plan in a trustee to trustee transfer from another qualified plan.

5.23	Distribution of Voluntary Employee Contributions. A Participant's Voluntary Employee Contributions will be distributed from the Plan in accordance with the following provisions:

(a)
Time of Distribution. A Participant's Voluntary Employee Contribution Account will be distributed no later than the earlier of (1) the date the Employee is entitled to a distribution of his or her Participant's Account balance under the provisions of Article 5, or (2) the soonest possible administratively practical date after the Participant’s Termination of Employment. In addition, an Employee may also withdraw all or any portion of his or her

Voluntary Employee Contribution Account at such other time as elected in the Adoption Agreement. The Administrator may require advance notice of a reasonable period not to exceed 60 days prior to the requested date of withdrawal. Withdrawals from a Voluntary Employee Contribution Account will not prohibit a Participant from accruing any future benefit from Employer contributions. A Participant's request to make a withdrawal from his or her Voluntary Employee Contribution Account must satisfy the applicable spousal consent requirements in Section 5.8. A withdrawal attributable to pre-1987 Voluntary Employee Contributions need not include earnings thereon.

(b)
Special Rule for Withdrawal of Post-1986 Contributions. Any distribution made under paragraph (a) which is attributable to post-1986 Voluntary Employee Contributions can only be made along with a portion of the earnings thereon, such earnings to be determined by the following formula: DA [1-(V - V+E)]. For purposes of applying the aforementioned formula, the term DA means the distribution amount, the term V means the amount of Voluntary Employee Contributions, and the term V+E means the amount of Voluntary Employee Contributions plus the earnings attributable thereto.

5.24
Distribution of Mandatory Employee Contributions. A Participant's Mandatory Employee Contributions will only be distributed after his or her Severance from Employment, will be used to provide additional benefits to the Participant, and will be distributed in the time and manner described in the other provisions of this Article 5.

5.25
Rules Relating to Retroactive Annuity Starting Dates. Effective January 1, 2004, if the written notice under Section 5.8(d) (the "QJSA notice") is required and provided to a Participant after the Participant's annuity starting date (as defined in regulation §1.401(a)(20), Q&A 10(b)), his or her annuity starting date will be deemed to be a "retroactive annuity starting date" and the following provisions will apply:

(a)
First Payment Date. The date the first payment is actually made to the Participant (the "current annuity starting date") will occur no later than 90 days after the date the QJSA notice is provided to the Participant (unless any delay beyond the 90 days is attributable to administrative delay in the payment of benefits).

(b)
Requirements of QJSA Notice. The QJSA notice must include the Participant's right to elect a retroactive annuity starting date or a current annuity starting date, and the QJSA notice must include information based on both the Participant's retroactive annuity starting date and current annuity starting date.

(c)
Participant Election. A Participant can elect in writing either a benefit determined based on the retroactive annuity starting date or a benefit determined based on the current annuity starting date. However, a Participant can elect a retroactive annuity starting date only as to annuity starting dates that occur on or after the Participant's Normal Retirement Date.

(d)
Spousal Consent. If a Participant elects to receive his or her benefit determined as of a retroactive annuity starting date and under the form of payment elected by the Participant the benefit payable to his or her Spouse upon the Participant's death would be less than the benefit payable to the Spouse if the Participant had elected to receive a 50% joint and survivor annuity with his or her Spouse as beneficiary determined and payable as of the current annuity starting date, then the Participant's Spouse must consent in writing to the Participant's election of a retroactive annuity starting date.

(e)
Application of Code §415 Limitations. Except in the case where payment of the Participant's benefit (other than a form of payment that is subject to Code §417(e)) begins no more than 12 months after the retroactive annuity starting date, the Participant's benefit determined based on the retroactive annuity starting date (including any interest adjustments) must satisfy the requirements of Code §415 if the current annuity starting date were to be substituted for the retroactive annuity date for all purposes of determining the limits under Code §415 (as set forth in Article 6 hereof), including for purposes of determining the applicable interest rate and the applicable mortality table used to adjust such limits.

(f)
Restrictions on Cash-Outs. If the Participant's benefit is payable in a form of payment which would have been subject to Code §417(e) if payment had started as of the retroactive annuity starting date, then the amount of payment as of the current annuity starting date will be no less than the amount of payment produced by applying the applicable interest rate and the applicable mortality table (defined in Code §417(e)(3)), determined as of such date to the annuity form that was used to determine the amount of payment as of the Participant's retroactive annuity starting date.

(g)
Make-Up Payments. If a Participant elects (with Spousal consent, if applicable) to receive his or her benefit determined as of a retroactive annuity starting date, the Participant will receive a make-up payment to reflect any missed payment or payments for the period from the retroactive annuity starting date to the date of the actual make-up payment, with an appropriate adjustment for interest from the date the missed payment or payments would have been made (including, if applicable, a payment of the single-sum value of the participant's retirement income) to the date of the actual make-up payment. If the Participant's benefit is paid in a form other than a single-sum payment, the benefit payments, other than any required make-up payments, will be in an amount that is equal to the amount which would have been paid to the Participant if payments actually started on his or her retroactive annuity starting date.

(h)
Other Rules. For purposes of the foregoing, references to a Participant's Spouse will include an alternate payee who, under the terms of a qualified domestic relations order (QDRO), is required to be treated as a surviving Spouse in the event of the Participant's death. In addition, notwithstanding the foregoing, a benefit will not be determined based on a retroactive annuity starting date to the extent not permitted under applicable law (including regulations and other administrative guidance issued under the Code).

ARTICLE VI

CODE §415 LIMITATIONS

6.1
Maximum Annual Additions. The maximum Annual Addition (as defined in paragraph (c) below) made to a Participant's various accounts maintained under the Plan for any Limitation Year beginning after December 31, 1986 will not exceed the lesser of the Dollar Limitation set forth in Section 6.1(a) or the Compensation Limitation set forth in Section 6.1(b), as follows:

(a)	Dollar Limitation. For Limitation Years beginning on or after January 1, 2002, the Dollar Limitation is $40,000 as adjusted in accordance with Code §415(d).

(b)
Compensation Limitation. For Limitation Years beginning on or after January 1, 2002, the Compensation Limitation is an amount equal to 100% of the Participant's Code §415 Safe Harbor Compensation or Code §415 Statutory Compensation, as elected by the Sponsoring Employer in the Adoption Agreement. However, this limitation will not apply to any contribution made for medical benefits within the meaning of Code §401(h) or Code §419A(f)(2) after Termination of Employment which is otherwise treated as an Annual Addition under Code §415(l)(1) or Code §419A(d)(2).

(c)
Annual Additions. Annual Additions are the sum of the following amounts credited to a Participant's Account for the Limitation Year: (1) Employer contributions; (2) Employee contributions; (3) Forfeitures; (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code §415(l)(2), which is part of a pension or annuity plan maintained by the Employer; and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, that are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, as defined in Code §419A(d)(3), under a welfare fund, as defined in Code §419(e), maintained by the Employer. Notwithstanding the foregoing, a Participant's Annual Additions do not include his or her rollovers, loan repayments, Catch-up Contributions, repayments of prior Plan distributions or prior distributions of Mandatory Contributions, direct transfers of contributions from another plan to this Plan, deductible contributions to a simplified employee pension plan, or voluntary deductible contributions.

6.2	Adjustments to Maximum Annual Addition. In applying the limitation on Annual Additions set forth in Section 6.1, the following adjustments must be made:

(a)
Short Limitation Year. In a Limitation Year of less than 12 months, the Defined Contribution Dollar Limitation in Section 6.1(a) will be adjusted by multiplying it by the ratio that the number of months in the short Limitation Year bears to 12.

(b)
Multiple Defined Contribution Plans. If a Participant participates in multiple defined contribution plans sponsored by the Employer which have different Anniversary Dates, the maximum Annual Addition in this Plan for the Limitation Year will be reduced by the Annual Additions credited to the Participant's accounts in the other defined contribution plans during the Limitation Year unless otherwise elected in the Adoption Agreement. If a Participant participates in multiple defined contribution plans sponsored by the Employer which have the same Anniversary Date, then (1) if only one of the plans is subject to Code §412, Annual Additions will first be credited to the Participant's accounts in the plan subject; and (2) if none of the plans are subject to Code §412, the maximum Annual Addition in this Plan for a given Limitation Year will either (1) equal the product of the maximum Annual Addition for such Limitation Year minus any other Annual Additions previously credited to the Participant's account, multiplied by the ratio that the Annual Additions which would be credited to a Participant's accounts hereunder without regard to the limitations in Section 6.1 bears to the Annual Additions for all plans described in this paragraph, or (2) be reduced by the Annual Additions credited to the Participant's accounts in the other defined contribution plans for such Limitation Year, or (3) be reduced as elected otherwise in the Adoption Agreement.

6.3
Multiple Plans and Multiple Employers. All defined benefit plans (whether terminated or not) sponsored by the Employer will be treated as one defined benefit plan, and all defined contribution plans (whether terminated or not) sponsored by the Employer will be treated as one defined contribution plan. In addition, all Affiliated Employers will be considered a single Employer.

6.4
Adjustment for Excessive Annual Additions. If for any Limitation Year the Annual Additions allocated to a Participant's Account exceeds the maximum amount permitted under Section 6.1 above because of an allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective contributions (within the meaning of Code §402(g)(3)), or because of other limited facts and circumstances that the Commissioner finds justify the availability of the rules set forth in this Section, then such Participant's Account will be adjusted as follows in order to reduce the excess Annual Additions:

(a)	Catch-Up Contributions. If elected in the Adoption Agreement, a catch-up eligible Participant who has excess Annual Additions can recharacterize such excess Annual Additions as Catch-Up Contributions.

(b)
Return of Employee Contributions. First, Voluntary Employee Contributions, if any, and second, the amount of Elective Deferrals and corresponding Employer Matching Contributions, if any, to the extent that they would reduce the excess amount, will be calculated. Such Elective Deferrals and Voluntary Employee Contributions plus attributable earnings, will be returned to the Participant. Any Employer Matching Contribution amount will be applied as described in (b) or (c) below, depending on whether the Participant is covered by the Plan at the end of the Limitation Year.

(c)
Excess Used To Reduce Employer Contributions If Participant Is Still Covered By The Plan. If, after the application of paragraph (a), an excess amount still exists and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's Account plus applicable earnings thereon, if any, will be used to reduce Employer contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and in each succeeding Limitation Year if necessary.

(d)
Excess Used To Reduce Employer Contributions If Participant Is Not Covered By The Plan. If, after the application of paragraph (a), an excess amount still exists and the Participant is not covered by the Plan at the end of a Limitation Year, the excess amount, plus applicable earnings thereon, if any, will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including the allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary.

(e)
Suspense Account. If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, such suspense account will not participate in the allocation of the Trust’s investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants’ Accounts before any Employer Contributions or any Employee contributions may be made to the Plan for that Limitation Year.  Excess amounts may not be distributed to Participants or former Participants.

ARTICLE VII

LOANS, INSURANCE AND DIRECTED INVESTMENTS

7.1
Loans to Participants. If elected in the Adoption Agreement, loans may be made from the Trust Fund to Participants and Beneficiaries on a non-discriminatory basis. If made available, a Participant or Beneficiary may make application to the Administrator requesting a loan. The Administrator will have the sole right to approve or disapprove the application provided that loans will be made available to all Participants on a reasonably equivalent basis. All loans must be evidenced by a legally enforceable agreement (which may include more than one document) set forth in writing or in such other form as may be approved by the Internal Revenue Service, and the terms of such agreement must specify the amount and term of the loan, and the repayment schedule. Loans will not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees. Loans will only be made in accordance with a separate written loan program which satisfies the requirements of Code §72(p) and the regulations promulgated thereunder. Loans are subject to the Spousal consent requirements set forth in Section 5.8 of the Basic Plan, if applicable, and subject to the Spousal consent requirements in Code §401(a)(11) and Code §417, if applicable.

7.2
Insurance on Participants. If elected in the Adoption Agreement, and subject to any rules or procedures that may be established and promulgated by the Administrator under Section 8.6, the Trustee may purchase life insurance Policies on the life of a Participant and/or the Participant’s Spouse in accordance with the following:

(a)
Ownership Of Policies. All life insurance Policies will be vested exclusively in the Trustee and will be payable to the Trustee, subject to the rights of the Beneficiaries hereunder unless the Trustee permits the designation of a named beneficiary other than the Trustee. Notwithstanding the foregoing, no Trustee who is also a Participant may, except in a fiduciary capacity, exercise any ownership rights with respect to any Policy insuring the life of such Trustee in his or her capacity as a Participant.

(b)
Primary Limit On Premiums. At the direction of the Administrator and/or the Participant, the Trustee will purchase Policies on the life of the Participant, provided that the aggregate premiums on ordinary life Policies must be less than 50% of the Participant's Account balance; (2) the aggregate premiums on term Policies, universal Policies and all other Policies which are not ordinary life insurance Policies must be less than 25% of the Participant's Account balance; and (3) the sum of one-half of the premiums on ordinary life insurance Policies and the total of all other life insurance premiums cannot exceed 25% of the Participant's Account balance. For purposes of this Section, an ordinary life insurance Policy is an insurance policy that has a non-decreasing death benefit and also has a non-increasing premium.

(c)
Alternate Limit on Premiums for Money Purchase Plans: Notwithstanding paragraph (b) above, if this is a money purchase pension plan, a Participant may, with the consent of the Administrator, elect that up to 100% of his or her Rollover Account and Voluntary Employee Contribution Account be used to purchase life insurance Policies on the life of the Participant, on the life of the Participant’s Spouse, and/or on the joint lives of the Participant and his or her Spouse.

(d)
Alternate Limit on Premiums for 401(k) and Profit Sharing Plans. Notwithstanding paragraph (b) above, if this is a 401(k) plan or a profit sharing plan, a Participant may elect that up to 100% of his or her Rollover Account and Voluntary Employee Contribution Account, and up to 100% of the portion of his or her Vested Participant’s Account that has accumulated in the Plan for at least 2 years and is no longer subject to the distribution restrictions set forth in Code §401(k)(2)(B), be used to purchase Policies on the life of the Participant, the life of the Participant’s Spouse, and/or the joint lives of the Participant and the Participant's Spouse. Likewise, a Participant who has participated in the Plan for at least 5 years may elect that up to 100% of his or her Rollover Account and Voluntary Employee Contribution Account, and up to 100% of his or her Vested Participant’s Account balance that is no longer subject to the distribution restrictions set forth in Code §401(k)(2)(B), be used to purchase Policies on the life of the Participant, the life of the Participant’s Spouse, and/or the joint lives of the Participant and his or her Spouse.

(e)
Payment of Premiums. If Employer contributions are inadequate to pay all premiums on insurance Policies, the Trustees may, at the direction of the Administrator, utilize other amounts remaining in the Trust Fund to pay the premiums, allow the Policies to lapse, reduce the Policies to a level at which they may be maintained, or borrow against the Policies on a prorated basis if borrowing does not discriminate in favor of Policies issued on the lives of Highly Compensated Employees. The Trustees may also pay premiums when due from the loan values of the Policies themselves if (1) any such loan is made against all of the Policies in proportion to their respective cash surrender values, and (2) all such loans are repaid in proportion to the cash surrender value of such Policies.

(f)
Policy Dividends. Any insurer payments which are paid to the Trustee on account of experience credits, dividends, or surrender or cancellation credits, will be applied by the Employer within the current or next succeeding Plan Year toward premiums due.

(g)
Disposition of Policies Upon Termination. If a Terminated Participant's Vested Interest equals or exceeds the cash surrender value of any Policies issued on his life, the Trustee, with the consent of both the Administrator and the Terminated Participant, will transfer such Policies to the Terminated Participant, together with any restrictions the Administrator may impose concerning the Terminated Participant's right to surrender, assign, or otherwise realize cash on such Policies prior to his Normal Retirement Date. If the Terminated Participant's Vested Interest is less than the cash surrender values of such Policies, the Administrator may permit him to pay the Trustee the sum required to make distribution equal to the value of the Policies being assigned or transferred, or the Trustee may borrow the cash surrender values of the Policies from the insurer and then assign the

Policies to the Terminated Participant. Under no circumstances will the Trust (or custodial account) retain any part of the insurance Policy proceeds.

(h)
Disposition of Policies at Retirement. When a Participant retires, the Trustee, at the direction of the Administrator, must, with respect to any Policies purchased on the life of such Participant under paragraph (b), either (1) transfer them to the Participant, (2) with the Participant's consent, borrow their cash surrender values and transfer them to the Participant subject to the loan, or (3) surrender them for their cash surrender values. If options (2) or (3) are elected, the cash surrender values will be added to the Participant's Account for distribution in accordance with Section 5.1.

(i)
Protection of Fiduciaries and Insurers. Neither the Trustee, the Employer, the Administrator, nor any Fiduciary will be responsible for the validity of any Policy or the failure of any insurer to make payments thereunder, or for the action of any person which may delay payment or render a Policy void in whole or in part. No insurer will be deemed a party to this Plan for any purpose or to be responsible for its validity; nor will it be required to look into the terms of the Plan nor to question any action of the Trustee. The obligations of the insurer will be determined solely by the Policy's terms and any other written agreements between it and the Trustee. The insurer will act only at the written direction of the Trustee, and will be discharged from all liability with respect to any amount paid to the Trustee. The insurer will not be obligated to see that any money paid by it to the Trustee or any other person is properly applied.

(j)	Conflict With Plan. If the provisions of any Policy purchased hereunder conflict with the terms of this Plan, the Plan provisions will control.

7.3
Key Man Insurance. The Administrator may instruct the Trustee to purchase insurance Policies on the life of any Participant whose employment is deemed to be key to the Employer's financial success. Such key man Policies will be deemed to be an investment of the Trust Fund and will be payable to the Trust Fund as the beneficiary thereof. The Trustee may exercise any and all rights granted under such Policies. Neither the Trustee, Employer, Administrator, nor any Fiduciary will be responsible for the validity of any Policy or the failure of any insurer to make payments thereunder, or for the action of any person which delays payment or renders a Policy void in whole or in part. No insurer which issues a Policy will be deemed a party to this Plan for any purpose or to be responsible for its validity; nor will it be required to look into the terms of the Plan nor to question any action of the Trustee. The obligations of the insurer will be determined solely by the Policy's terms and any other written agreements between it and the Trustee. The insurer will act only at the written direction of the Trustee, and will be discharged from all liability with respect to any amount paid to the Trustee. The insurer will not be obligated to see that any money paid by it to the Trustee or any other person is properly distributed or applied.

7.4
Directed Investment Accounts. If elected in the Adoption Agreement, and pursuant to procedures established by the Administrator and promulgated under Section 8.6, Participants can direct the investment of one or more of their accounts established under the terms of the Plan. Investment directives will only be given in accordance with an administrative policy regarding directed investments.

ARTICLE VIII

DUTIES OF THE ADMINISTRATOR

8.1
Appointment, Resignation, Removal and Succession. Each Administrator appointed will continue until his death, resignation, or removal, and any Administrator may resign by giving 30 days written notice to the Sponsoring Employer. If an Administrator dies, resigns, or is removed, his successor will be appointed as promptly as possible, and such appointment will become effective upon its acceptance in writing by such successor. Pending the appointment and acceptance of any successor Administrator, any then acting or remaining Administrator will have full power to act.

8.2
General Powers and Duties. The powers and duties of the Administrator will include (1) appointing the Plan's attorney, accountant, actuary, or any other party needed to administer the Plan; (2) directing the Trustees with respect to payments from the Trust Fund; (3) deciding if a Participant is entitled to a benefit; (d) communicating with Employees regarding their participation and benefits under the Plan, including the administration of all claims procedures; (4) filing any returns and reports with the Internal Revenue Service, Department of Labor, or any other governmental agency; (5) reviewing and approving any financial reports, investment reviews, or other reports prepared by any party under (6) above; (7) establishing a funding policy and investment objectives consistent with the purposes of the Plan and the ERISA; (8) construing and resolving any question of Plan interpretation; and (9) making any findings of fact the Administrator deems necessary to proper Plan administration. Notwithstanding any contrary provision of this Plan, benefits under this Plan will be paid only if the Administrator decides in its discretion that the applicant is entitled to them. The Administrator's interpretation of Plan provisions, and any findings of fact, including eligibility to participate and eligibility for benefits, are final and will not be subject to "de novo" review unless shown to be arbitrary and capricious.

8.3
Appointment of Administrative Committee. The Sponsoring Employer may elect to appoint one or more members to an Administrative/Advisory Committee to be known as the “Committee” (or such other name as the Sponsoring Employer may select), to which the Sponsoring Employer may delegate certain of its responsibilities as Administrator. Members of the Committee need not be Participants or beneficiaries, and officers and directors of the Employer will not be precluded from serving as members. A member will serve until his or her resignation, death, or disability, or until removed.  In the event of any vacancy arising by reason of the death, disability, removal, or resignation of a member, the Sponsoring Employer may, but is not required to, appoint a successor to serve in his or her place. The Committee will select a chairman and a secretary from among its members. Members of the Committee will serve in such capacity without compensation. The Committee will act by majority vote. The proper expenses of the Committee, and the compensation of its agents appointed pursuant to Section 8.7 of the Plan, if any, will be paid directly by the Employer.

8.4
Multiple Administrators. If more than one Administrator has been appointed by the Sponsoring Employer, the Administrators may delegate specific responsibilities among themselves, including the authority to execute documents unless the Sponsoring Employer revokes such delegation. The Sponsoring Employer and Trustee will be notified in writing of any such delegation of responsibilities, and the Trustee thereafter may rely upon any documents executed by the appropriate Administrator.

8.5
Correcting Administrative Errors. The Administrator will take such steps as it considers necessary and appropriate to remedy administrative or operational errors, including, but will not be limited to the following: (1) taking any action required under the employee plans compliance resolution system of the Internal Revenue Service, any asset management or fiduciary conduct error correction program available through the Internal Revenue Service, United States Department of Labor or other governmental administrative agency; (2) a reallocation of Plan assets; (3) adjustments in amounts of future payments to Participants, Beneficiaries or Alternate Payees; and (4) institution and prosecution of actions to recover benefit payments made in error or on the basis of incorrect or incomplete information.

8.6
Promulgating Notices and Procedures. The Sponsoring Employer and Administrator are given the power and responsibility to promulgate certain written notices, policies and/or procedures under the terms of the Plan and disseminate them to Participants, and the Administrator may satisfy such responsibility by the preparation of any such notice, policy and/or procedure in a written form which can be published and communicated to a Participant in one or more of the following ways: (1) by distribution in hard copy; (2) through distribution of a summary plan description or summary of material modifications thereto which sets forth the policy or procedure with respect to a right, benefit or feature offered under the Plan; (3) by e-mail, either to a Participant’s personal e-mail address or his or her Employer-maintained e-mail address; and (4) by publication on a web-site accessible by the Participant, provided the Participant is notified of said web-site publication. Any notice, policy and/or procedure provided through an electronic medium will only be valid if the electronic medium which is used is reasonably designed to provide the notice, policy and/or procedure in a manner no less understandable to the Participant than a written document, and under such medium, at the time the notice, policy and/or procedure is provided, the Employee may request and receive the notice, policy and/or procedure on a written paper document at no charge.

8.7
Employment of Agents and Counsel. The Administrator may appoint such actuaries, accountants, custodians, counsel, agents, consultants, service companies and other persons deemed necessary or desirable in connection with the administration and operation of the Plan. Any person or company so appointed will exercise no discretionary authority over investments or the disposition of Trust assets, and their services and duties will be ministerial only and will be to provide the Plan with those things required by law or by the terms of the Plan without in any way exercising any fiduciary authority or responsibility under the Plan. The duties of a third party Administrator will be to safe-keep the individual records for all Participants and to prepare all required actuarial services and disclosure forms under the supervision of the Administrator and any Fiduciaries of the Plan. It is expressly stated that the third party Administrator's services are only ministerial in nature and that under no circumstances will such third party Administrator (1) exercise any discretionary authority whatsoever over Plan Participants, Plan investments, or Plan benefits; or (2) be given any authority or discretion concerning the management and operation of the Plan that would cause them to become Fiduciaries of the Plan.

8.8
Compensation and Expenses. The Administrator may receive such compensation as agreed upon between the Sponsoring Employer and the Administrator, provided that any person who already receives full-time pay from the Employer may not receive any fees from the Plan for services to the Plan as Administrator or in any other capacity, except for reimbursement for expenses actually and properly incurred. The Sponsor will pay all "settlor" expenses (as described in DOL Advisory Opinion 2001-01-A) incurred by the Administrator, the Committee or any party appointed under Section 8.7 in the performance of their duties. The Sponsor may, but is not required to pay, all "non-settlor" expenses incurred by the Administrator, the Committee, or any party appointed under Section 8.7 in the performance of their duties. Any "non-settlor" expenses incurred by the Administrator, the Committee or any party appointed under Section 8.7 that the Sponsor elects not to pay will be reimbursed from Trust Fund assets. Any expenses paid from the Trust Fund will be charged to each Adopting Employer in the ratio that each Adopting Employer's Participants' Accounts bears to the total of all the Participants' Accounts maintained by this Plan, or in any other reasonable method elected by the Administrator.

8.9
Claims Procedures. The procedures set forth in this Section will be the sole and exclusive remedy for an Employee, Participant or Beneficiary ("Claimant") to make a claim for benefits under the Plan. These procedures will be administered and interpreted in a manner consistent with the requirements of ERISA §503 and the regulations thereunder. Any electronic notices provided by the Administrator will comply with the standards imposed under regulations issued by the Department of Labor. All claims determinations made by the Administrator (and when applicable by the Committee if one has been appointed under Section 8.3) will be made in accordance with the provisions of this Section and the Plan, and will be applied consistently to similarly situated Claimants. For purposes of this Section 8.9, if a Committee has not been appointed under Section 8.3, any reference to Committee will be considered a reference to the Administrator.

(a)
Written Claim. A Claimant, or the Claimant's duly authorized representative, may file a claim for a benefit to which the Claimant believes that he or she is entitled under the Plan. Any such claim must be filed in writing with the Administrator.

(b)	Denial of Claim. The Administrator, in its sole and complete discretion, will make all initial determinations as to the right of any person to benefits. If the claim is denied in whole or in part, the Administrator will send the Claimant a written or electronic notice, informing the Claimant of the denial. The notice must be written in a manner calculated to be understood by the Claimant and must contain the following information: the specific reason(s) for the denial; a specific reference to pertinent Plan provisions on which the denial is based; if additional material or information is necessary for the Claimant to perfect the claim, a description of such material or information and an explanation of why such material or information is necessary; and an explanation of the Plan's claim review (i.e., appeal) procedures, the time limits applicable to such procedures, and the Claimant's right to request arbitration if the claim denial is upheld in whole or in part on appeal. Written or electronic notice of the denial will be given within a reasonable period of time (but no later than 90 days) from the date the Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed 90 days from the end of the initial 90-day period. If an extension is necessary, prior to the expiration of the initial 90-day period, the Administrator will send the Claimant a written notice, indicating the special circumstances requiring an extension and the date by which the Administrator expects to render a decision.

(c)
Request for Appeal. If the Administrator denies a claim in whole or in part, the Claimant may elect to appeal the denial. If the Claimant does not appeal the denial pursuant to the procedures set forth herein, the denial will be final, binding and unappealable. A written request for appeal must be filed by the Claimant (or the Claimant's duly authorized representative) with the Committee within 60 days after the date on which the Claimant receives the Administrator's notice of denial. If a request for appeal is timely filed, the Claimant will be afforded a full and fair review of the claim and the denial. As part of this review, the Claimant may submit written comments, documents, records, and other information relating to the claim, and the review will take into account all such comments, documents, records, or other information submitted by the Claimant, without regard to whether such information was submitted or considered in the Administrator's initial benefit determination. The Claimant also may obtain, free of charge and upon request, records and other information relevant to the claim, without regard to whether such information was relied upon by the Administrator in making the initial benefit determination.

(d)
Review of Appeal. The Committee will determine, in its sole and complete discretion, whether to uphold all or a portion of the initial claim denial. If, on appeal, the Committee determines that all or a portion of the initial denial should be upheld, the Committee will send the Claimant a written or electronic notice informing the Claimant of its decision to uphold all or a portion of the initial denial, written in a manner calculated to be understood by the Claimant and containing the following information: the specific reason(s) for the denial; a specific reference to pertinent Plan provisions on which the denial is based; a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents and other information relevant to the claim; and an explanation of the Claimant's right to request arbitration and the applicable time limits for doing so. Written or electronic notice will be given within a reasonable period of time (but no later than 60 days) from the date the Committee receives the request for appeal, unless special circumstances require an extension of time for reviewing the claim, but. In no event may the extension exceed 60 days from the end of the initial 60-day period. If an extension is necessary, prior to the expiration of the initial 60-day period, the Committee will send the Claimant a written notice, indicating the special circumstances requiring an extension and the date by which the Committee expects to render a decision.

(e)
Alternative Time for an Appeal To Be Decided. Notwithstanding paragraph (d), if the Committee holds regularly scheduled meetings on a quarterly or more frequent basis, the Committee may make its determination of the claim on appeal at its next regularly scheduled meeting if the Committee receives the written request for appeal more than 30 days prior to its next regularly scheduled meeting or at the regularly scheduled meeting immediately following the next regularly scheduled meeting if the Committee receives the written request for appeal within 30 days of the next regularly scheduled meeting. If special circumstances require an extension, the decision may be postponed to the third regularly scheduled meeting following the Committee's receipt of the written request for appeal if, prior to the expiration of the initial time period for review, the Claimant is provided with written notice, indicating the special circumstances requiring an extension and the date by which the Committee expects to render a decision. If the extension is required because the Claimant has not provided information that is necessary to decide the claim, the Committee may suspend the review period from the date on which notice of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

(f)
Right of Arbitration. If a Claimant wishes to contest a final decision of the Committee, the Claimant may request arbitration. If the Claimant does not request arbitration pursuant to the procedures set forth herein, the decision of the Committee will be final, binding and unappealable. A written request for arbitration must be filed by the Claimant (or the Claimant's duly authorized representative) with the Committee within 15 days after the date on which the Claimant receives the written decision of the Committee. If a request for arbitration is timely filed, the Claimant and the Committee will each name an arbitrator within 20 days after the Committee receives the Claimant's written request for arbitration. The two arbitrators will jointly name a third arbitrator within 15 days after their appointment. If either party fails to select an arbitrator within the 20 day period, or if the two arbitrators fail to select a third arbitrator within 15 days after their appointment, then the presiding judge of the county court (or its equivalent) in the county in which the principal office of the Sponsor is located will appoint such other arbitrator or arbitrators. The arbitrators will render a decision within 60 days after their appointment and will conduct all proceedings pursuant to the laws of the state in which the Sponsor’s principal place of business is located and the then current Rules of the American Arbitration Association governing commercial transactions, to the extent that such rules are not inconsistent with applicable state law. The cost of the arbitration procedure will be borne by the losing party or, if the decision is not clearly in favor of one party or the other, in the manner determined by the arbitrators. The arbitration proceeding provided for in this Section will be the sole and exclusive remedy of a Claimant to contest decisions of the Committee under this Plan, and the arbitrators' decision will be final, binding and unappealable.

8.10
Qualified Domestic Relations Orders. A Qualified Domestic Relations Order, or QDRO, is a signed domestic relations order issued by a State Court which creates, recognizes or assigns to an alternate payee(s) the right to receive all or part of a Participant's Plan benefit. An alternate payee is a Spouse, former Spouse, child, or other dependent of a Participant who is treated as a Beneficiary under the Plan as a result of the QDRO. The Administrator will determine if a domestic relations order is a Qualified Domestic Relations Order based on an Administrative Policy Regarding Qualified Domestic Relations Orders established by the Administrator.

8.11
Appointment of an Investment Manager. The Administrator, with the consent of the Employer, may appoint an Investment Manager to manage and control the investment of all or any portion of the Trust Fund. Each Investment Manager will be either (1) an investment advisor registered under the Investment Advisors Act of 1940; (2) a bank as defined in that Act; or (3) an insurance company qualified to manage, acquire or dispose of any asset of the Trust under the laws of more than one state. An Investment Manager will acknowledge in writing that it is a Fiduciary of the Plan. The Administrator will enter into an agreement with the Investment Manager specifying the duties and compensation of the Investment Manager and further specifying any other terms and conditions under which the Investment will be retained. The Trustee will not be liable for any act or omission of an Investment Manager, and will not be liable for following the direction of an Investment Manager with respect to any duties delegated by the Administrator to the Investment Manager. The Administrator has the power to determine the portion of the Plan's assets to be invested by a designated Investment Manager and to establish investment objectives and guidelines for the Investment Manager to follow.

ARTICLE IX

TRUSTEE PROVISIONS

9.1	Appointment, Resignation, Removal and Succession. The Trust established under the Plan will have one or more individual Trustees, a corporate Trustee, or any combination thereof, appointed as follows:

(a)
Appointment. Each Trustee will be appointed and will serve until a successor has been named or until such Trustee's resignation, death, incapacity, or removal, in which event the Sponsoring Employer will name a successor Trustee. The term Trustee will include the original and any successor Trustees.

(b)
Resignation. A Trustee may resign at any time by giving written notice to the Sponsoring Employer, unless such notice is waived by the Sponsoring Employer. The Sponsoring Employer may remove a Trustee at any time by giving such Trustee written notice. Such removal may be with or without cause. Unless waived in writing by the Sponsor, if any Trustee who is an Employee or an elected or appointed official resigns or terminates employment with the Sponsoring Employer or an Adopting Employer, such termination will constitute an immediate resignation as a Trustee of the Plan.

(c)
Successor Trustee. Each successor Trustee will succeed to the title to the Trust by accepting his appointment in writing and by filing such written acceptance with the former Trustee and the Sponsoring Employer. The former Trustee, upon receipt of such acceptance, will execute all documents and perform all acts necessary to vest the Trust Fund's title of record in any successor Trustee. No successor Trustee will be personally liable for any act or failure to act of any predecessor Trustee.

(d)
Merger. If any corporate Trustee, before or after qualification, changes its name, consolidates or merges with another corporation, or otherwise reorganizes, any resulting corporation which succeeds to the fiduciary business of such Trustee will become a Trustee hereunder in lieu of such corporate Trustee.

9.2
Powers and Duties of the Trustee. The specific powers and duties of the Trustee will be governed under the terms of a separate trust instrument entered into between the Sponsoring Employer and the Trustee.

ARTICLE X

AMENDMENT, TERMINATION AND MERGER

10.1	Plan Amendment. The Basic Plan and Adoption Agreements can be amended at any time, and from time to time, in accordance with the following provisions:

(a)
Amendment by the Mass Submitter. Subject to the requirements and limitations set forth in paragraphs (d) and (e) below, the Mass Submitter may amend any part of the Basic Plan and the Adoption Agreements. For purposes of this Plan, the Mass Submitter is AccuDraft, Inc.

(b)
Amendment by the Prototype Sponsor. Subject to the requirements and limitations set forth in paragraphs (d) and (e) below, the Prototype Sponsor may amend the any part of the Basic Plan and Adoption Agreements on behalf of each Employer maintaining the Plan at the time of the amendment. Any such amendment to the Basic Plan does not require consent of the such an Employer, nor does such an Employer have to reexecute its Adoption Agreement with respect to such an amendment. The Prototype Sponsor will provide each adopting Employer a copy of the amended Basic Plan (either by providing substitute or additional pages, or by providing a restated Basic Plan). An amendment by the Prototype Sponsor to any Adoption Agreement offered under the Prototype Plan is not effective with respect to an Employer's Plan unless the Employer reexecutes the amended Adoption Agreement. For purposes of amendments made by the Prototype Sponsor, the Mass Submitter will be recognized as the agent of the Prototype Sponsor. If the Prototype Sponsor does not adopt the amendments made by the Mass Submitter, it will no longer be identical to or a minor modifier of the Mass Submitter plan.

(c)
Amendment by the Sponsoring Employer. Subject to the requirements and limitations set forth in paragraphs (d) and (e) below, the Sponsoring Employer may amend any part of the Basic Plan and the Adoption Agreements in accordance with the following provisions:

(1)
Permissible Amendments. The Sponsoring Employer will have the right at any time to amend the Adoption Agreement in the following manner without affecting the Plan's status as a Prototype Plan: the Sponsoring Employer may change any optional selections under the Adoption Agreement; the Sponsoring Employer may add additional language where authorized under the Adoption Agreement, including language necessary to satisfy Code §415 or Code §416 due to the aggregation of multiple plans; (3) the Sponsoring Employer may change the addendums to the Adoption Agreement from time to time without having to reexecute the signature page of the Adoption Agreement; (4) the Sponsoring Employer may add any model amendments published by the IRS which specifically provide that their adoption will not cause the Plan to be treated as an individually designed plan; (5) the Sponsoring Employer may adopt any amendments that it deems necessary to satisfy the requirements for resolving qualification failures under the IRS' compliance resolution programs; and (6) the Sponsoring Employer may adopt an amendment to cure a coverage or nondiscrimination testing failure, as permitted under applicable Treasury regulations. The ability to amend the Plan as authorized under this Section applies only to the Sponsoring Employer that executes the signature page of the Adoption Agreement. Any amendment to the Plan by the Sponsoring Employer under this Section also applies to any Affiliated Employer that participates under the Plan as an Adopting Employer. The Sponsoring Employer may also amend the Plan at any time for any other reason, including a waiver of the minimum funding requirement under Code §412(d). However, such an amendment will cause the Plan to lose its status as a Prototype Plan and become an individually designed plan. The Sponsoring Employer's amendment of the Plan from one type of Defined Contribution Plan (e.g., a money purchase plan) into another type of Defined Contribution Plan (e.g., a profit sharing plan) will not result in a partial termination or any other event that would require full vesting of some or all Plan Participants

(2)
Manner of Amendment. Any amendments to the Adoption Agreements by the Sponsoring Employer can be made by either (1) substituting pages with the new elections (or new addendum) and executing an "Amendment By Page Substitution" and attaching it as part of the Adoption Agreement; (2) by executing an "Amendment By Section Replication" in which the section or sections (or addendum or addendums) to be changed are reproduced with the new elections indicated, and attaching it as part of the Adoption Agreement; or (3) by executing a properly worded corporate resolution and attaching it as part of the Adoption Agreement.

(d)
General Requirements. An amendment of the Basic Plan or Adoption Agreement by the Mass Submitter, the Prototype Sponsor, or the Sponsoring Employer must be in writing. However, no such amendment or modification (1) can increase the responsibilities of the Trustee or Administrator without their written consent; (2) can deprive any Participant or

Beneficiary of the benefits to which he is entitled from the Plan; (3) can result in a decrease in the amount of any Participant's Account except as may be permitted under the terms of Code §412(c)(8) if applicable; or (4) can, except as otherwise provided, permit any part of the Trust Fund (other than as required to pay taxes and administration expenses) to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer. In addition, unless the provisions of paragraph (e) are satisfied, no amendment to the Plan will have the effect of eliminating or restricting the ability of a Participant or other payee to receive payment of his or her Account balance or benefit entitlement under a particular optional form of benefit provided under the Plan.

(e)
Elimination of Optional Forms of Benefit. Effective for amendments adopted and effective on or after September 6, 2000, if the Plan is a 401(k) plan or a profit sharing plan, the Sponsoring Employer may eliminate all annuity and installment forms of distribution (including the QJSA) only if the amendment provides a single-sum or lump sum distribution form that is otherwise identical to the optional form of benefit which is restricted or eliminated. For this purpose a single-sum or lump sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the payee) except with respect to the timing of payments after commencement.

(f)
Certain Corrective Amendments. To satisfy the minimum coverage requirements of Code §410(b), the nondiscriminatory amount requirement of regulation §1.401(a)(4)-1(b)(2), or the nondiscriminatory plan amendment requirement of regulation §1.401(a)(4)-1(b)(4), a corrective amendment or change of the choice of options in the Adoption Agreement may retroactively increase allocations for Employees who benefited under the Plan during the Plan Year being corrected, or may grant allocations to Employees who did not benefit under the Plan during the Plan Year being corrected. To satisfy the nondiscriminatory current availability requirement of regulation §1.401(a)(4)-4(b) for benefits, rights or features, a corrective amendment or change of the choice of options in the Adoption Agreement may make a benefit, right or feature available to Employees to whom it was previously not available. A corrective amendment or change of the choice of options in the Adoption Agreement will not be effective prior to the date of adoption unless it satisfies the applicable requirements of regulation §1.401(a)(4)-11(g)(3)(ii) through (vii), including the requirement that, in order to be effective for the preceding Plan Year, such amendment or change of the choice of options in the Adoption Agreement must be adopted by the 15th day of the 10th month after the close of the preceding Plan Year.

10.2	Termination By Sponsoring Employer. The Sponsoring Employer at any time can terminate the Plan and Trust in whole or in part in accordance with the following provisions:

(a)
Termination of Plan. The Sponsoring Employer can terminate the Plan and Trust by filing written notice thereof with the Administrator and Trustee and by completely discontinuing contributions to the Plan. Upon any such termination, the Trust Fund will continue to be administered until distribution has been made to the Participants and other payees, which distribution must occur as soon as administratively feasible after the termination of the Plan, and must be made in accordance with the provisions of Article 5 of the Plan, including Section 5.6 where applicable. However, the Administrator may elect not to distribute the Accounts of Participants and other payees upon termination of the Plan but instead to transfer the entire Trust Fund assets and liabilities attributable to this terminated Plan to another qualified plan maintained by the Employer or its successor.

(b)
Vesting Requirement. Upon complete termination of the Plan, or upon a complete discontinuance of contributions to the Plan, any Participant who is affected by such termination all Participants who have not incurred a Termination of Employment and all

Participants who have incurred a Termination of Employment but have not incurred a five (5) year Break in Service will have a 100% Vested Interest in his or her unpaid Participant Account. Upon partial termination of the Plan only those Participants who have incurred a Termination of Employment on account of the event which caused the partial termination but have not incurred a five (5) year Break in Service shall automatically have a 100% Vested Interest in his or her unpaid Participant Account to the date of partial termination.

(c)
Discontinuance of Contributions. The Sponsoring Employer may at any time completely discontinue contributions to the Plan but continue the Plan in operation in all other respects, in which event the Trust Fund will continue to be administered until eventual full distribution of all benefits has been made to the Participants and other payees in accordance with Article 5 after their death, retirement, Disability or Termination of Employment. Any such discontinuance of contributions without an additional notice of termination from the Sponsor to the Administrator and Trustee will not constitute a termination of the Plan.

10.3
Termination of Participation by Adopting Employer. Any Adopting Employer may by written resolution terminate its participation in the Plan at any time by notification to the Sponsor, the Administrator, and the Trustee. Such Adopting Employer may thereupon request a transfer of Trust Fund assets attributable to its Employees from this Plan to any successor qualified retirement plan maintained by the Adopting Employer or its successor. The Administrator may, however, refuse to make such transfer if in its considered opinion such transfer would operate to the detriment of any Participant, jeopardize the continued qualification of the Plan, or if such transfer does not comply with any requirements of the Internal Revenue Service. If no such transfer is made, the provisions in the definition of Adopting Employer in Article 1 will apply with respect to the payment of benefits for Employees of such Adopting Employer.

10.4
Merger or Consolidation. This Plan and Trust may not be merged or consolidated with, nor may any of its assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant if the Plan was terminated immediately after such action would be equal to or greater than the benefits to which such Participant would have been entitled if this Plan had been terminated immediately before such action. If the Employer acquires another company in a "Section 410(b)(6)(C) transaction," employees of the acquired company may be excluded from this Plan regardless of the provisions of Section 2.1 of the Plan and the Adoption Agreement during the period beginning on the date of the transaction and ending on the last day of the Plan Year beginning after the date of the Transaction. A Section 410(b)(6)(C) transaction is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a business.

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1
No Contract of Employment. Except as otherwise provided by law, neither the establishment of this Plan, any modification hereto, the creation of any fund or account, nor the payment of any benefits, will be construed as giving any Participant or other person any legal or equitable rights against the Employer, any officer or Employee thereof, or the Trustee, except as herein provided. Further, under no circumstances will the terms of employment of any Participant be modified or otherwise affected by this Plan.

11.2
Title to Assets. No Participant or Beneficiary will have any right to, or any interest in, any assets of the Trust upon separation from service with the Employer, Affiliated Employer, or Adopting Employer, except as otherwise provided by the terms of the Plan.

11.3
Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code §414(u).

11.4
Fiduciaries and Bonding. Plan Fiduciaries will have only those powers and duties specifically given to them under the terms of this Plan. In addition, every Fiduciary other than a bank, an insurance company, or a Fiduciary of an Employer which has no common-law employees, will be bonded in an amount not less than 10% of the amount of funds under such Fiduciary's supervision, but such bond will not be less than $1,000 or more than $500,000 or such other amount that may be required by law. The bond will provide protection to the Plan against any loss for acts of fraud or dishonesty by a Fiduciary acting alone or in concert with others. The cost of such bond will be an expense of either the Employer or the Trust, at the election of the Sponsoring Employer.

11.5
Severability of Provisions. If any Plan provision is held invalid or unenforceable, such invalidity or unenforceability will not affect any other provision of this Plan, and this Plan will be construed and enforced as if such provision had not been included.

11.6
Gender and Number. Words used in the masculine gender will be construed as though they were also used in the feminine or neuter gender where applicable, and words used in the singular form will be construed as though they were also used in the plural form where applicable.

11.7	Headings and Subheadings. Headings and subheadings are inserted for convenience of reference. They constitute no part of this Plan and are not to be considered in its construction.

11.8
Legal Action. In any claim, suit or proceeding concerning the Plan and/or Trust which is brought against the Trustee or Administrator, this Plan and Trust will be construed and enforced according to the laws of the state in which the Sponsoring Employer maintains its principal place of business, to the extent that is not preempted by the provisions of ERISA. Furthermore, unless otherwise prohibited by law, either the Sponsoring Employer or the Trust, in the sole discretion of the Sponsoring Employer, will reimburse the Trustee and/or the Administrator for all costs, attorneys fees and other expenses associated with any such claim, suit or proceeding.

11.9	Qualified Plan Status. This Plan and the related Trust Agreement and the related Adoption Agreement are intended to be a qualified retirement plan under the provisions of Code §401(a) and §501(a).

11.10
Mailing of Notices to Administrator, Employer or Trustee. Notices, documents or forms required to be given to or filed with the Administrator, the Employer or the Committee will be either hand delivered or mailed by first class mail, postage prepaid, to the Committee or the Employer, at the Employer's principal place of business. Any notices, documents or forms required to be given to or filed with the Trustee will be either be hand delivered or mailed by first class mail, postage prepaid, to the Trustee at its principal place of business.

11.11
Participant Notices and Waivers of Notices. Whenever written notice is required to be given under the terms of this Plan, such notice will be deemed to be given on the date that such written notice is either hand delivered to the recipient or deposited at a United States Postal Service Station, first class mail, postage paid. Notice may be waived by any party entitled to receive written notice concerning any matter under the terms of this Plan.

11.12	No Duplication of Benefits. There will be no duplication of benefits under the Plan because of employment by more than one participating Employer.

11.13
Evidence Furnished Conclusive. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information that the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The Plan Fiduciaries will be fully protected in acting and relying upon any evidence described under this Section.

11.14	Release of Claims. Any payment to a Participant or Beneficiary, his or her legal representative, or to a guardian or committee appointed for such Participant or Beneficiary, will, to the extent thereof, be in full satisfaction of all claims hereunder against the Administrator and the Trustee, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as determined by the Administrator or the Trustee.

11.15
Multiple Copies of Plan And/or Trust And/or Adoption Agreement. This Plan, the related Trust Agreement and the related Adoption Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same Agreement or Trust Agreement, as the case may be, and will be binding on the respective successors and assigns of the Employer and all other parties.

11.16
Loss of Prototype Status. If the Prototype Sponsor terminates the services of the Mass Submitter, this Plan will no longer qualify as a Prototype Plan and will be considered an individually-designed plan.

11.17
Limitation of Liability and Indemnification. In addition to and in furtherance of any other limitations provided in the Plan, and to the extent permitted by applicable law, the Employer will indemnify and hold harmless its board of directors (collectively and individually), if any, the Administrative/Advisory Committee (collectively and individually), if any, and its officers, Employees, and agents against and with respect to any and all expenses, losses, liabilities, costs, and claims, including legal fees to defend against such liabilities and claims, arising out of their good-faith discharge of responsibilities under or incident to the Plan, excepting only expenses and liabilities resulting from willful misconduct. This indemnity will not preclude such further indemnities as may be available under insurance purchased by the Employer or as may be provided by the Employer under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, as such indemnities are permitted under state law. Payments with respect to any indemnity and payment of expenses or fees under this Section will be made only from assets of the Employer, and will not be made directly or indirectly from assets of the Trust.

11.18
Written Elections and Forms. Whenever the word "written" or the words "in writing" are used, such words will include any method of communication permitted by the DOL with respect to such documentation. In a similar manner, the word "form" will include any other method of election permitted under current law. Such alternative methods will include, but not be limited to, electronic modes to the extent permitted by law.

11.19
Assignment and Alienation of Benefits. Except as may otherwise be permitted under Code §401(a)(13)(C), or as may otherwise be permitted under a Qualified Domestic Relations Order as provided in Section 8.10, or as may otherwise be permitted under Section 7.1 relating to loans to Participants, no right or claim to, or interest in, any part of the Trust Fund, or any payment therefrom, will be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind, and the Trustees will not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law.

11.20
Exclusive Benefit Rule. All contributions made by the Employer or an Affiliated Employer to the Trust Fund will be used for the exclusive benefit of the Participants who are Employees of the Employer or Affiliated Employer and for their Beneficiaries and will not be used for nor diverted to any other purpose except the payment of the costs of maintaining the Plan. All contributions made by an Adopting Employer who is not an Affiliated Employer will be used for the exclusive benefit of the Participants who are Employees of the Adopting Employer and for their Beneficiaries and will not be used for nor diverted to any other purpose except the payment of the Adopting Employers' proportionate costs of maintaining the Plan.

11.21
Dual and Multiple Trusts. Plan assets may be held in two or more separate trusts, or in trust and by an insurance company or by a trust and under a custodial agreement. Plan assets may also be held in a common trust.

ACCUDRAFT
401(K) NON-STANDARDIZED PROTOTYPE
ADOPTION AGREEMENT #002

FOR USE WITH BASIC PLAN #01

Section 1. General Plan Information

1.1	Plan Name PGT Savings Plan Plan # 001

1.2	Sponsoring Employer PGT Industries, Inc.

Street Address 1070 Technology Drive

City Nokomis State FL ZIP Code 34275

Telephone #  (941) 480-1600 Tax ID #  59-2038649 Trust ID # 52-1481931

1.3	Fiscal Year begins ____________ and ends ____________ ☐except for a short Fiscal Year beginning ____________

1.4	Type of Business Entity(check one)	☒	C-Corporation	☐	LLC (Limited Liability Company)
		☐	S-Corporation	☐	LLP (Limited Liability Partnership)
		☐	Sole proprietor	☐	Tax exempt organization
		☐	Partnership	☐	Other

1.5	Adopting Employers. Check here ☐if there are additional adopting employers and complete the "Adopting Employer Addendum."

1.6	Plan Administrator. The Plan Administrator is:

Name  PGT Industries, Inc.

Street Address  1070 Technology Drive   City  Nokomis

State  FL ZIP Code 34275 Phone #  (941) 480-1600

1.7
Trustees. Check here ☐if all transactions must be approved by a majority of the Trustees (unless the Trustees have agreed by a majority of their number that a particular act or transaction can be taken or approved by a single Trustee).

☐ Individual Trustees

Street Address

City	State	ZIP Code

☒ Corporate Trustee  T. Rowe Price Trust Company

Street Address  100 East Pratt Street

City Baltimore   State MD  ZIP Code 21202

The corporate Trustee has the following investment powers: (check one)

☐
Discretionary Trustee. The corporate Trustee has full discretion in investing the assets of the Plan except as otherwise instructed by the Administrator, by the Employer, by an Investment Manager, by another Named Fiduciary, ☐or by a Participant in accordance with Section 17.3 of the Adoption Agreement with regard to Participant directed investments.

☒
Directed Trustee. The corporate Trustee is only permitted to invest the assets of the Plan as directed by the Administrator, by the Employer, by an Investment Manager, by another Named Fiduciary, ☒or by a Participant in accordance with Section 17.3 of the Adoption Agreement with regard to Participant directed investments.

1.8	Effective Dates

☐ This is a new plan effective ________________.

☒ This is an amended and restated plan effective 10/30/2006  with an original effective date of 10/1/1982.

☐ This is a frozen plan which was frozen ________________ and has an original effective date of ________________. No additional Employees are eligible to enter the Plan on or after ______, and the Plan will continue to be administered under the terms of the Plan as in effect on  ________________.

1.9	Plan Year begins 1/1 and ends 12/31 ☐ except for a short Plan Year beginning __________________________________.

1.10	Anniversary Date. The Anniversary Date of the Plan is December 31st.

1.11	Permitted Contributions. The contributions indicated below are currently permitted under the terms of the Plan. (check all that apply).

☒ Pre-Tax Elective Deferrals (see Section 4 on page 10)

☐ Roth Elective Deferrals (see Section 4 on page 10)

☐ ADP Safe Harbor Contributions (see Section 5 on page 11)

☐ ACP Safe Harbor Contributions (see Section 5 on page 11)

☒ Non-Safe Harbor Matching Contributions (see Section 6 on page 12)

☒ Non-Safe Harbor Non-Elective Contributions (see Section 7 on page 14)

☒ Qualified Matching Contributions (see Section 8 on page 16)

☒ Qualified Non-Elective Contributions (see Section 8 on page 16)

☒ Rollover Contributions (see Section 9 on page 16)

☐ Voluntary Employee Contributions (see Section 9 on page 16)

☐ Mandatory Employee Contributions (see Section 9 on page 17)

☐ Deemed IRA Contributions (see Section 9 on page 17)

☐ Prevailing Wage Contributions (see Section 10 on page 17)

Section 2. Service Definitions for Eligibility, Vesting and Allocations

2.1	Method of Determining Service. An Employee's Years of Service/Periods of Service ("Service") will be determined as follows:

(a)
☐ Counting of Hours Method Only. A Participant's Service for all purposes will be determined by the Counting of Hours Method, and a Year of Service for eligibility and Vesting is determined by the following number of Hours of Service:

For eligibility. At least __________ Hours of Service (max. 1,000)

For Vesting. At least __________  Hours of Service (max. 1,000)

For a Break in Service. Not more than __________  Hours of Service (max. 500)

(b)	☐ Elapsed Time Method Only. A Participant's Service for all purposes will be determined by the Elapsed Time Method.

(c)	☒ A mixture of methods. A Participant's Service for each purpose will be determined by the method selected below.

For eligibility purposes: (check one)

☒	Elapsed Time Method

☐	Counting of Hours Method. A Year of Service for eligibility purposes is ________ Hours of Service (max. 1,000) and a Break in Service for eligibility purposes is _______ Hours of Service (max. 500)

For Vesting purposes: (check one)

☐	Elapsed Time Method

☒	Counting of Hours Method. A Year of Service for Vesting purposes is 1,000 Hours of Service (max. 1,000) and a Break in Service for Vesting purposes is 500 Hours of Service (max. 500)

For benefit accrual and allocation purposes: (check one)

☐	Elapsed Time Method

☒	Counting of Hours Method

2.2
☒ Predecessor Service. Service with the following entity or entities will be credited for the purposes, if any, indicated in (a), (b), (c) and (d) below: Triple Diamond Glass, Inc., Binnings Building Products, Inc.

______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________

(a)	☒ Elective Deferrals, ADP Safe Harbor Contributions, QMACs and QNECs. Service with any entity listed above will be given for eligibility under Section 3.2(a) and (b) of the Adoption Agreement.

(b)
☐ ACP Safe Harbor Matching Contributions. Service with any entity listed above will be given for < ☐eligibility under Section 3.2(b) of the Adoption Agreement > < ☐Vesting under Section 11.3 of the Adoption Agreement >.

(c)
☒ Non-Safe Harbor Matching Contributions. Service with any entity listed above will be given for < ☒eligibility under Section 3.2(d) of the Adoption Agreement > < ☒Vesting under Section 11.4 of the Adoption Agreement >.

(d)
☒ Non-Safe Harbor Non-Elective Contributions. Service with any entity listed above will be given for < ☒eligibility under Section 3.2(e) of the Adoption Agreement > < ☒ Vesting under Section 11.5 of the Adoption Agreement >.

2.3	Re-Hired Employees. The Service of an Eligible Employee who terminates employment and is re-hired after incurring a Break in Service will be credited in accordance with the provisions selected below.

(a)	Such Eligible Employee's Service prior to the Break in Service will: (check one)

☒	Only be credited as required under the rule of parity as provided in Code §410(a)(5).

☐	Be credited regardless of the number of Breaks in Service and regardless of whether the Employee was Vested

(b)	Such Eligible Employee will enter the Plan as a Participant: (check one)

☒	Immediately upon re-employment

☐	Only after being credited with an additional Year of Service (with retroactive service credit)

2.4  Computation Periods. If eligibility and/or Vesting are determined by the Counting of Hours Method, the following will apply:

(a)	The eligibility computation period will: (check one, if applicable)

☐	Be based on an Employee's 12-month employment year

☐	Switch to the Plan Year after an Employee's initial 12-month employment year

(b)	The Vesting computation period will be: (check one, if applicable)

☒	The Plan Year

☐	Based on an Employee's 12-month employment year

(c)	An Employee will be deemed to have been credited with a Year of Service for eligibility purposes: (check one)

☐	At the end of the eligibility computation period in which he or she is credited with the required Hours of Service

☐	At the time he or she is actually credited with the required Hours of Service

Section 3. Eligibility Requirements

3.1
Eligible Employees. All Employees are considered Eligible Employees ☒except for the class or classes of Employees (as defined in Section 2.1 of the Basic Plan) below who are excluded from participating for the purpose indicated: (check any that apply)

(a)	☒ Ineligible Classes for Elective Deferrals, QMACs and QNECs: (check all that apply)

☐	Union Employees

☐	Non-Resident Aliens

☐	"Merger and Acquisition" Employees (but only during the statutory exclusion period)

☒	Leased Employees (not otherwise excluded by statute)

☐	Employees determined to be undocumented workers

☒	Employees of an Affiliated Employer that does not adopt this Plan

☐	Key Employees

☐	Highly Compensated Employees

☐	Employees who are paid primarily < ☐by salary > < ☐by the hour > < ☐by commissions >

☒	Other seasonal employees
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

(b)	☐ Ineligible Classes for ADP Safe Harbor Contributions: (check all that apply)

☐	Union Employees

☐	Non-Resident Aliens

☐	"Merger and Acquisition" Employees (but only during the statutory exclusion period)

☐	Leased Employees (not otherwise excluded by statute)

☐	Employees determined to be undocumented workers

☐	Employees of an Affiliated Employer that does not adopt this Plan

☐	Key Employees

☐	Highly Compensated Employees

☐	Employees who are paid primarily < ☐by salary > < ☐by the hour > < ☐by commissions >

☐	Other __________________________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________

(c)	☐ Ineligible Classes for ACP Safe Harbor Matching Contributions: (check all that apply)

☐	Union Employees

☐	Non-Resident Aliens

☐	"Merger and Acquisition" Employees (but only during the statutory exclusion period)

☐	Leased Employees (not otherwise excluded by statute)

☐	Employees determined to be undocumented workers

☐	Employees of an Affiliated Employer that does not adopt this Plan

☐	Key Employees

☐	Highly Compensated Employees

☐	Employees who are paid primarily < ☐by salary > < ☐by the hour > < ☐by commissions >

☐	Other __________________________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________

(d)	☒ Ineligible Classes for Non-Safe Harbor Matching Contributions: (check all that apply)

☐	Union Employees

☐	Non-Resident Aliens

☐	"Merger and Acquisition" Employees (but only during the statutory exclusion period)

☒	Leased Employees (not otherwise excluded by statute)

☐	Employees determined to be undocumented workers

☒	Employees of an Affiliated Employer that does not adopt this Plan

☐	Key Employees

☐	Highly Compensated Employees

☐	Employees who are paid primarily < ☐by salary > < ☐by the hour > < ☐ by commissions >

☒	Other seasonal employees
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

(e)	☒ Ineligible Classes for Non-Safe Harbor Non-Elective Contributions: (check all that apply)

☐	Union Employees

☐	Non-Resident Aliens

☐	"Merger and Acquisition" Employees (but only during the statutory exclusion period)

☒	Leased Employees (not otherwise excluded by statute)

☐	Employees determined to be undocumented workers

☒	Employees of an Affiliated Employer that does not adopt this Plan

☐	Key Employees

☐	Highly Compensated Employees

☐	Employees who are paid primarily < ☐ by salary > < ☐ by the hour > < ☐ by commissions >

☒	Other seasonal employees
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

3.2
Minimum Age and Service Requirements. An Eligible Employee (see Section 3.1 above) will be eligible to enter the Plan as a Participant for the indicated purpose on the applicable Entry Date upon satisfying the following age and/or service requirements:

(a)	☒ Requirements for Elective Deferrals, QMACs and QNECs: (check one age and one service requirement)

3.2	Age	Service
	☒ None	☐ 1) None
	☐ 18	☐ 2) 1-Year Period of Service (elapsed time only)
☐ 19	☒ 3) 3< ☒month (max. 12) > < ☐day (max. 365) > Period of Service (elapsed time only)
☐ 20	☐ 4) 1 Year of Service
☐ 20½	☐ 5) 1 Year of Service, or if earlier, ______ (max. 11) consecutive calendar months of employment < ☐ in which the Employee is credited with at least _____ Hours of Service per month >.
☐ 21	☐ 6) 1 Year of Service, or if earlier, ______ (max. 364) consecutive days of employment < ☐ in which the Employee is credited with at least _____ Hours of Service per day >.

(b)	☐ Requirements for ADP Safe Harbor Contributions: (check one age and one service requirement)

Age	Service
☐ None	☐ 1) None
☐ 18	☐ 2) 1-Year Period of Service (elapsed time only)
☐ 19	☐ 3) ___ < ☐month (max. 12) > < ☐day (max. 365) > Period of Service (elapsed time only)
☐ 20	☐ 4) 1 Year of Service
☐ 20½	☐ 5) 1 Year of Service, or if earlier, ______ (max. 11) consecutive calendar months of employment < ☐ in which the Employee is credited with at least _____ Hours of Service per month >.
☐ 21	☐ 6) 1 Year of Service, or if earlier, ______ (max. 364) consecutive days of employment < ☐in which the Employee is credited with at least _____ Hours of Service per day >.

(c)	☐ Requirements for ACP Safe Harbor Contributions: (check one age and one service requirement)

Age	Service
☐ None	☐ 1) None
☐ 18	☐ 2) 1-Year Period of Service (elapsed time only)
☐ 19	☐ 3) ___ < ☐month (max. 12) > < ☐day (max. 365) > Period of Service (elapsed time only)
☐ 20	☐ 4) 1 Year of Service
☐ 20½	☐ 5) 1 Year of Service, or if earlier, ______ (max. 11) consecutive calendar months of employment < ☐in which the Employee is credited with at least _____ Hours of Service per month >.
☐ 21	☐ 6) 1 Year of Service, or if earlier, ______ (max. 364) consecutive days of employment < ☐ in which the Employee is credited with at least _____ Hours of Service per day >.

(d)	☒ Requirements for Non-Safe Harbor Matching Contributions: (check one age and one service requirement)

Age	Service
☒ None	☐ 1) None
☐ 18	☐ 2) ___-Year Period of Service (max. 2 - elapsed time only)
☐ 19	☒ 3) 3< ☒ month (max. 24) > < ☐ day (max. 730) > Period of Service (elapsed time only)
☐ 20	☐ 4) __ Year(s) of Service (max. 2)
☐ 20½	☐ 5) 1 Year of Service, or if earlier, ______ (max. 11) consecutive calendar months of employment < ☐ in which the Employee is credited with at least _____ Hours of Service per month >.
☐ 21	☐ 6) 1 Year of Service, or if earlier, ______ (max. 364) consecutive days of employment < ☐in which the Employee is credited with at least _____ Hours of Service per day >.

(e)	☒ Requirements for Non-Safe Harbor Non-Elective Contributions: (check one age and one service requirement)

Age	Service
☒ None	☐ 1) None
☐ 18	☐ 2) ___-Year Period of Service (max. 2 - elapsed time only)
☐ 19	☒ 3) 3< month (max. 24) > < ☐ day (max. 730) > Period of Service (elapsed time only)
☐ 20	☐ 4) __ Year(s) of Service (max. 2)
☐ 20½	☐ 5) 1 Year of Service, or if earlier, ______ (max. 11) consecutive calendar months of employment < ☐ in which the Employee is credited with at least _____ Hours of Service per month >.
☐ 21	☐ 6) 1 Year of Service, or if earlier, ______ (max. 364) consecutive days of employment < ☐ in which the Employee is credited with at least _____ Hours of Service per day >.

3.3
Entry Dates. An Eligible Employee who has satisfied the applicable age and service requirements selected in Section 3.2 will enter the Plan as a Participant for the applicable purpose on the Entry Date (as defined in Section 2.2 of the Basic Plan) selected below.

(a)	☒ Entry Date for Elective Deferrals, QMACs and QNECs: (check one)

Note: If Section 3.2(a)(5) or (6) is selected as the eligibility service requirement for Elective Deferrals, QMACs and QNECs, an Eligible Employee who is entering the Plan after satisfying the 1 Year of Service component of such service requirement will enter the Plan as a Participant on the earlier of the first day of the Plan Year following the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement), or six months after satisfying the 1 Year of Service requirement (and any applicable age requirement), and the Entry Date(s) selected below will only apply to an Eligible Employee who is entering the Plan as a Participant after satisfying the months (or days) component of such service requirement (and any applicable age requirement).

☐	Retroactive to the first day of Plan Year in which the requirements are satisfied.

☐	The first day of the Plan Year coincident with or following the date the requirements are satisfied. (See 1 below)

☐	The first day of the Plan Year nearest the date the requirements are satisfied.

☐	The last day of the Plan Year coincident with or following the date the requirements are satisfied. (See 1 below)

☐	The last day of the Plan Year nearest the date the requirements are satisfied.

☒	The first day of the month coincident with or following the date the requirements are satisfied.

☐	The first day of the payroll period coincident with or following the date the requirements are satisfied.

☐	The same day the requirements are satisfied.

☐	The ____________ or ____________ coincident with or following the date the requirements are satisfied. (See 2 below)

☐	The __________________ or ____________ or ____________ or ____________ coincident with or following the date the requirements are satisfied. (See 3 below)

1 This option cannot be checked if 3.2(a)(2) or 3.2(a)(4) is checked or if the age requirement is 21.

2 The dates must be the first day of the 1st and 7th month of the Plan Year, or the last day of the 6th and 12th month.

3 The dates must be the first day of the 1st, 4th, 7th and 10th month of the Plan Year, or the last day of the 3rd, 6th, 9th and 12th month.

(b)	☐ Entry Date for ADP Safe Harbor Contributions: (check one)

Note: If Section 3.2(b)(5) or (6) is selected as the eligibility service requirement for ADP Safe Harbor Contributions, an Eligible Employee who is entering the Plan after satisfying the 1 Year of Service component of such service requirement will enter the Plan as a Participant on the earlier of the first day of the Plan Year following the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement), or six months after satisfying the 1 Year of Service requirement (and any applicable age requirement), and the Entry Date(s) selected below will only apply to an Eligible Employee who is entering the Plan as a Participant after satisfying the months (or days) component of such service requirement (and any applicable age requirement).

☐	Retroactive to the first day of Plan Year in which the requirements are satisfied.

☐	The first day of the Plan Year coincident with or following the date the requirements are satisfied. (See 1 below)

☐	The first day of the Plan Year nearest the date the requirements are satisfied.

☐	The last day of the Plan Year coincident with or following the date the requirements are satisfied. (See 1 below)

☐	The last day of the Plan Year nearest the date the requirements are satisfied.

☐	The first day of the month coincident with or following the date the requirements are satisfied.

☐	The first day of the payroll period coincident with or following the date the requirements are satisfied.

☐	The same day the requirements are satisfied.

☐	The ___________ or ____________ coincident with or following the date the requirements are satisfied. (See 2 below)

☐	The ___________ or ____________ or ____________ or _____________ coincident with or following the date the requirements are satisfied. (See 3 below)

1 This option cannot be checked if 3.2(b)(2) or 3.2(b)(4) is checked or if the age requirement is 21.
2 The dates must be the first day of the 1st and 7th month of the Plan Year, or the last day of the 6th and 12th month.
3 The dates must be the first day of the 1st, 4th, 7th and 10th month of the Plan Year, or the last day of the 3rd, 6th, 9th and 12th month.

(c)	☐ Entry Date for ACP Safe Harbor Contributions: (check one)

Note: If Section 3.2(c)(5) or (6) is selected as the eligibility service requirement for ACP Safe Harbor Contributions, an Eligible Employee who is entering the Plan after satisfying the 1 Year of Service component of such service requirement will enter the Plan as a Participant on the earlier of the first day of the Plan Year following the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement), or six months after satisfying the 1 Year of Service requirement (and any applicable age requirement), and the Entry Date(s) selected below will only apply to an Eligible Employee who is entering the Plan as a Participant after satisfying the months (or days) component of such service requirement (and any applicable age requirement).

☐	Retroactive to the first day of Plan Year in which the requirements are satisfied.

☐	The first day of the Plan Year coincident with or following the date the requirements are satisfied. (See 1 below)

☐	The first day of the Plan Year nearest the date the requirements are satisfied.

☐	The last day of the Plan Year coincident with or following the date the requirements are satisfied. (See 1 below)

☐	The last day of the Plan Year nearest the date the requirements are satisfied.

☐	The first day of the month coincident with or following the date the requirements are satisfied.

☐	The first day of the payroll period coincident with or following the date the requirements are satisfied.

☐	The same day the requirements are satisfied.

☐	The __________ or ___________ coincident with or following the date the requirements are satisfied. (See 2 below)

☐	The __________ or __________ or __________ or ___________ coincident with or following the date the requirements are satisfied. (See 3 below)

1 This option cannot be checked if 3.2(c)(2) or 3.2(c)(4) is checked or if the age requirement is 21.
2 The dates must be the first day of the 1st and 7th month of the Plan Year, or the last day of the 6th and 12th month.
3 The dates must be the first day of the 1st, 4th, 7th and 10th month of the Plan Year, or the last day of the 3rd, 6th, 9th and 12th month.

(d)	☒ Entry Date for Non-Safe Harbor Matching Contributions: (check one)

Note: If Section 3.2(d)(5) or (6) is selected as the eligibility service requirement for Non-Safe Harbor Matching Contributions, an Eligible Employee who is entering the Plan after satisfying the 1 Year of Service component of such service requirement will enter the Plan as a Participant on the earlier of the first day of the Plan Year following the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement), or six months after satisfying the 1 Year of Service requirement (and any applicable age requirement), and the Entry Date(s) selected below will only apply to an Eligible Employee who is entering the Plan as a Participant after satisfying the months (or days) component of such service requirement (and any applicable age requirement).

☐	Retroactive to the first day of Plan Year in which the requirements are satisfied.

☐	The first day of the Plan Year coincident with or following the date the requirements are satisfied. (See 1 below)

☐	The first day of the Plan Year nearest the date the requirements are satisfied.

☐	The last day of the Plan Year coincident with or following the date the requirements are satisfied. (See 1 below)

☐	The last day of the Plan Year nearest the date the requirements are satisfied.

☒	The first day of the month coincident with or following the date the requirements are satisfied.

☐	The first day of the payroll period coincident with or following the date the requirements are satisfied.

☐	The same day the requirements are satisfied.

☐	The ______________ or ______________ coincident with or following the date the requirements are satisfied. (See 2 below)

☐	The ______________ or ______________ or ______________ or ______________ coincident with or following the date the requirements are satisfied. (See 3 below)

1 This option cannot be checked if 3.2(d)(2) or 3.2(d)(4) is checked or if the age requirement is 21.
2 The dates must be the first day of the 1st and 7th month of the Plan Year, or the last day of the 6th and 12th month.
3 The dates must be the first day of the 1st, 4th, 7th and 10th month of the Plan Year, or the last day of the 3rd, 6th, 9th and 12th month.

(e)	☒ Entry Date for Non-Safe Harbor Non-Elective Contributions: (check one)

Note: If Section 3.2(e)(5) or (6) is selected as the eligibility service requirement for Non-Safe Harbor Non-Elective Contributions, an Eligible Employee who is entering the Plan after satisfying the 1 Year of Service component of such service requirement will enter the Plan as a Participant on the earlier of the first day of the Plan Year following the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement), or six months after satisfying the 1 Year of Service requirement (and any applicable age requirement), and the Entry Date(s) selected below will only apply to an Eligible Employee who is entering the Plan as a Participant after satisfying the months (or days) component of such service requirement (and any applicable age requirement).

☐	Retroactive to the first day of Plan Year in which the requirements are satisfied.

☐	The first day of the Plan Year coincident with or following the date the requirements are satisfied. (See 1 below)

☐	The first day of the Plan Year nearest the date the requirements are satisfied.

☐	The last day of the Plan Year coincident with or following the date the requirements are satisfied. (See 1 below)

☐	The last day of the Plan Year nearest the date the requirements are satisfied.

☒	The first day of the month coincident with or following the date the requirements are satisfied.

☐	The first day of the payroll period coincident with or following the date the requirements are satisfied.

☐	The same day the requirements are satisfied.

☐	The _____________ or _____________ coincident with or following the date the requirements are satisfied. (See 2 below)

☐	The _____________ or _____________ or _____________ or ______________ coincident with or following the date the requirements are satisfied. (See 3 below)

1This option cannot be checked if 3.2(e)(2) or 3.2(e)(4) is checked or if the age requirement is 21.
2 The dates must be the first day of the 1st and 7th month of the Plan Year, or the last day of the 6th and 12th month.
3 The dates must be the first day of the 1st, 4th, 7th and 10th month of the Plan Year, or the last day of the 3rd, 6th, 9th and 12th month.

(f)
☒ Entry Date for "Otherwise Excludible Participants" Used for Certain Testing Purposes. For any Plan Year in which Otherwise Excludible Participants are excluded for testing, the Entry Date for such Participants is: (check one)

☐	The date the Employee satisfies the statutory requirements

☒	The maximum statutory entry date

☐	The Entry Date or Entry Dates for Elective Deferrals as set forth in Section 3.3(a) of the Adoption Agreement.

3.4	Waiver of Age and Service Requirements. To the extent selected below, the eligibility requirements in Section 3.2 are waived.

(a)	☐ Waiver of Requirements for Elective Deferrals, QMACs and QNECs:

(1)	The date of the waiver is: (check one)

☐	The initial effective date (or amendment effective date) of the Plan

☐	The date this Plan is signed by the Sponsor

☐	The following date ____________________________

(2)	The eligibility requirements being waived are: (check all that apply)

☐	The age requirement

☐	The service requirement

(3)	The waiver applies to: (check one)

☐	All Eligible Employees

☐	Only Eligible Employees expected to be credited with at least _________ Hours of Service per month.

(4)	The entry date for each affected Employee will be: (check one)

☐	The date selected in (1) above

☐	The later of the effective (or restatement) date of the Plan or the Employee's date of employment

(b)	☐ Waiver of Requirements for ADP Safe Harbor Contributions:

(1)	The date of the waiver is: (check one)

☐	The initial effective date (or amendment effective date) of the Plan

☐	The date this Plan is signed by the Sponsor

☐	The following date _______________________________

(2)	The eligibility requirements being waived are: (check all that apply)

☐	The age requirement

☐	The service requirement

(3)	The waiver applies to: (check one)

☐	All Eligible Employees

☐	Only Eligible Employees expected to be credited with at least __________ Hours of Service per month.

(4)	The entry date for each affected Employee will be: (check one)

☐	The date selected in (1) above

☐	The later of the effective (or restatement) date of the Plan or the Employee's date of employment

(c)	☐ Waiver of Requirements for ACP Safe Harbor Contributions:

(1)	The date of the waiver is: (check one)

☐	The initial effective date (or amendment effective date) of the Plan

☐	The date this Plan is signed by the Sponsor

☐	The following date _______________________________

(2)	The eligibility requirements being waived are: (check all that apply)

☐	The age requirement

☐	The service requirement

(3)	The waiver applies to: (check one)

☐	All Eligible Employees

☐	Only Eligible Employees expected to be credited with at least __________ Hours of Service per month.

(4)	The entry date for each affected Employee will be: (check one)

☐	The date selected in (1) above

☐	The later of the effective (or restatement) date of the Plan or the Employee's date of employment

(d)	☐ Waiver of Requirements for Non-Safe Harbor Matching Contributions:

(1)	The date of the waiver is: (check one)

☐	The initial effective date (or amendment effective date) of the Plan

☐	The date this Plan is signed by the Sponsor

☐	The following date _______________________________

(2)	The eligibility requirements being waived are: (check all that apply)

☐	The age requirement

☐	The service requirement

(3)	The waiver applies to: (check one)

☐	All Eligible Employees

☐	Only Eligible Employees expected to be credited with at least __________ Hours of Service per month.

(4)	The entry date for each affected Employee will be: (check one)

☐	The date selected in (1) above

☐	The later of the effective (or restatement) date of the Plan or the Employee's date of employment

(e)	Waiver of Requirements for Non-Safe Harbor Non-Elective Contributions:

(1)	The date of the waiver is: (check one)

☐	The initial effective date (or amendment effective date) of the Plan

☐	The date this Plan is signed by the Sponsor

☐	The following date _______________________________

(2)	The eligibility requirements being waived are: (check all that apply)

☐	The age requirement

☐	The service requirement

(3)	The waiver applies to: (check one)

☐	All Eligible Employees

☐	Only Eligible Employees expected to be credited with at least __________ Hours of Service per month.

(4)	The entry date for each affected Employee will be: (check one)

☐	The date selected in (1) above

☐	The later of the effective (or restatement) date of the Plan or the Employee's date of employment

3.5	☒ Waiver of Participation in the Plan. An Employee can waive participation in the Plan if the waiver complies with the requirements set forth in Section 2.3 of the Basic Plan.

Section 4. Elective Deferrals

4.1	Elective Deferral Percentage. A Participant can make Elective Deferrals in accordance with the provisions selected below.

(a)
Minimum And Maximum Percentage. The minimum permitted Elective Deferral percentage is  0   % of Compensation and the maximum permitted Elective Deferral percentage is  100  % of Compensation. In addition, other Elective Deferral provisions under the Plan may be set forth in an Administrative Policy Regarding Elective Deferrals as promulgated by the Administrator from time to time. Such administrative policy may include, but is not limited to, setting the maximum Elective Deferral percentage for Participants who are Highly Compensated Employees (if such percentage is less than the maximum percentage set forth above) and describing a program of automatic increases to a Participants' Elective Deferral percentage as elected by the Administrator and/or the Participant.

(b)
☒ Automatic Enrollment. Automatic enrollment is permitted under the Plan. The terms of the automatic enrollment, including but not limited to the percentage, automatic increases to that percentage, the proportion which is considered a Pre-Tax Elective Deferral and/or a Roth Elective Deferral, and the Participants to whom it applies, are as set forth in the Administrative Policy Regarding Elective Deferrals as promulgated from time to time by the Administrator.

(c)	Salary Reduction Agreements. A Participant can change his or her Salary Reduction Agreement: (check one)

☐	At any time

☐	Annually on the date established by the Administrator

☐	Semi-annually on the date established by the Administrator

☐	Quarterly on the date established by the Administrator

☐	Monthly on the day established by the Administrator

☒	On the date or dates as established by the Administrator

(d)
Elective Deferral Commencement Date. If this is a new plan or if this is an existing plan to which Elective Deferrals are being added, a Participant can begin making Elective Deferrals on the date indicated below.

☐	The date this Adoption Agreement is signed by the Sponsoring Employer

☐	______________________________ (must be after the date listed above)

(e)	Other Elective Deferral Rules. A Participant who: (check any that apply)

☐
Has not deferred the maximum amount permitted under paragraph (a) can make a year-end change to the Elective Deferral election in order to increase Elective Deferrals for the year (including available Catch-Up Contributions)

☒	Incurs a Break in Service but does not terminate employment can continue making Elective Deferrals

4.2	☒ Catch-Up Contributions. Catch-Up Contributions are permitted in accordance with Section 3.1(a)(1)(F) of the Basic Plan.

4.3	☐ Roth Elective Deferrals. A Participant may designate all or a portion or his or her Elective Deferrals as Roth Elective Deferrals in accordance with Section 3.1(a)(1)(B) of the Basic Plan.

4.4	ADP Testing. The ADP Test will be determined as indicated below. (check one - but if any options in Section 5 below are also checked, "Current year testing" must be checked below)

☐	Current year testing for all Plan Years ☐except for the following Plan Years: _________________________________________

☒	Prior year testing for all Plan Years ☐except for the following Plan Years: __________________________________________

☐	Prior year testing for first Plan Year and current year testing thereafter, subject to Section 1.4 of the Basic Plan

Section 5. ☐Safe Harbor Contributions

5.1
☐  "Mandatory" ADP Safe Harbor Non-Elective Contributions. The Employer will make an ADP Safe Harbor Non-Elective Contribution for each Safe Harbor Participant in an amount equal to 3% of Compensation (or such higher percentage of Compensation as may be elected by the Employer) for the Plan Year, subject to the following provisions (if any):

☐
The ADP Safe Harbor Non-Elective Contribution will be used to offset the allocation that would otherwise be made to the Participant under Section 7 of the Adoption Agreement. If Section 7.2(d) of the Adoption Agreement is checked, this offset applies only to the second step of the Two-Step Formula or the fourth step of the Four-Step Formula, as applicable.

☐	This contribution will be made to the following defined contribution plan in lieu of this Plan:
____________________________________________________________________________________

5.2
☐ "Discretionary" ADP Safe Harbor Non-Elective Contributions. The Employer may make an ADP Safe Harbor Non-Elective Contribution for each Safe Harbor Participant in an amount equal to 3% of Compensation (or such higher percentage of Compensation as may be elected by the Employer) for the Plan Year. Once the decision is made to make the contribution for a Plan Year, an additional Safe Harbor Notice must be provided to Participants in a timely manner. This additional Safe Harbor Notice must either be executed by the Sponsoring Employer and/or authorized by an appropriate resolution of the Sponsoring Employer in order to be considered an amendment to the Plan sufficient to add the ADP Safe Harbor Non-Elective Contribution to the Plan. However, if the additional Safe Harbor Notice is not provided in a timely manner, the Plan will not be considered to be a Safe Harbor Plan for that Plan Year and the 3% ADP Safe Harbor Non-Elective Contribution set forth above will not be made. Any such contribution, if made, will be made subject to the following provisions (if any):

☐
The ADP Safe Harbor Non-Elective Contribution will be used to offset the allocation that would otherwise be made to the Participant under Section 7 of the Adoption Agreement. If Section 7.2(d) of the Adoption Agreement is checked, this offset applies only to the second step of the Two-Step Formula or the fourth step of the Four-Step Formula, as applicable.

☐	This contribution will be made to the following defined contribution plan in lieu of this Plan:
_____________________________________________________________________________________

5.3
☐ ADP Safe Harbor Basic Matching Contributions. The Employer will make a Matching Contribution for each Safe Harbor Participant equal to the sum of (1) 100% of the Participant's Elective Deferrals that do not exceed 3% of his or her Compensation for the Plan Year, plus (2) 50% of the Participant's Elective Deferrals that exceed 3% of his or her Compensation for the Plan Year but do not exceed 5% percent of his or her Compensation for the Plan Year.

5.4
☐ ADP Safe Harbor Enhanced Matching Contributions. The Employer will make a Matching Contribution for each Safe Harbor Participant equal to the sum of (1) 100% of the Participant's Elective Deferrals that do not exceed _____% (min. 3% and max. 6%) of his or her Compensation for the Plan Year, plus (2) _____% of the Participant's Elective Deferrals that exceed _____% of his or her Compensation for the Plan Year but do not exceed _____% percent of Compensation for the Plan Year.

Note: You can only select Sections 5.5, 5.6 or 5.7 below if you also selected Section 5.1, 5.2, 5.3 or 5.4 above.

5.5
☐ ACP Safe Harbor Discretionary Non-Tiered Matching Contributions. The Employer's ACP Safe Harbor Discretionary Non-Tiered Matching Contribution is totally discretionary, but when made will be a percentage determined by the Employer of a Safe Harbor Participant's Elective Deferrals that do not exceed 4% of his or her Compensation for the Contribution Period.

5.6
☐ ACP Safe Harbor Mandatory Non-Tiered Matching Contributions. The Employer must make an ACP Safe Harbor Mandatory Non-Tiered Matching Contribution equal to ______% of a Safe Harbor Participant's Elective Deferrals which do not exceed ______% (max. 6) of a Safe Harbor Participant's Compensation for the Contribution Period.

5.7
☐ ACP Safe Harbor Mandatory Tiered Matching Contributions. The Employer must make an ACP Safe Harbor Mandatory Tiered Matching Contribution for each Safe Harbor Participant equal to the amount determined by the formula below provided the ratio of Matching Contributions for a Safe Harbor Participant to his or her Elective Deferrals and Employee contributions does not increase as the amount of his or her Elective Deferrals and Employee contributions increases. In no event can Elective Deferrals that exceed 6% of a Safe Harbor Participant's Compensation for the Contribution Period be matched. (check each tier that applies)

☐	1st tier______% of Elective Deferrals that do not exceed ______% of Compensation

☐	2nd tier ______% of Elective Deferrals that exceed ______% but not ______% of Compensation

☐	3rd tier ______% of Elective Deferrals that exceed ______% but not ______% of Compensation

☐	4th tier ______% of Elective Deferrals that exceed ______% but not ______% of Compensation

5.8
☐ Catch-Up Contributions. With respect to ADP Safe Harbor Matching Contributions or ACP Safe Harbor Matching Contributions, Catch Up Contributions will be treated as any other Elective Deferral and matched according to the formula(s) above as if they were Elective Deferrals, but only to the extent required or permitted under the Code and the regulations.

5.9
☐ True-Up Contributions. Matching Contributions under this Section which are contributed for an Allocation Period which is less than the Plan Year must be trued up at the end of the Plan Year unless they are deposited in the Plan by the end of the Plan quarter following the Plan quarter to which they relate. Any other Matching Contributions made under this Section: (check one)

☐	Will not be trued-up

☐	Will be trued-up annually < ☐but only with respect to Participants employed on the last day of the Plan Year >

☐	Will be trued-up at the end of each Allocation Period

5.10
 ☐   Safe Harbor Participant.A Safe Harbor Participant is a Participant who has satisfied the requirements set forth in Section 3.1(a) of the Basic Plan ☐excluding the following Participants: (check all that apply)

☐	HCEs < ☐who don't own an interest in an Employer on the last day of the Plan Year > < ☐who are also Key Employees >

☐	Otherwise Excludible Participants. For this purpose, the Entry Date for the Otherwise Excludible Participants is: (check one)

☐	The date they satisfy the statutory requirements

☐	The maximum statutory entry date

☐	The Entry Date of Entry Dates for Elective Deferrals as set forth in Section 3.2(a) of the Adoption Agreement

5.11	☐ Effective Date of Article 5. The provisions selected in this Article 5 are (or were) effective as of ______________.

5.12	☐ Recission Date of Article 5. The provisions selected in this Article 5 will no longer apply as of ______________.

Section 6. ☒ Non-Safe Harbor Matching Contributions

6.1
Determination of Amount. Non-Safe Harbor Matching Contributions which are not intended to automatically satisfy the ADP Safe Harbor or the ACP Safe Harbor are permitted, subject to the provisions indicated below.

(a)
☒ Discretionary Formula. The Employer's Non-Safe Harbor Matching Contribution for any Allocation Period is totally discretionary ☒ not to exceed the following for an Allocation Period: (check one if applicable)

☐	________% of each Benefiting Participant's Elective Deferrals

☐	________% of each Benefiting Participant's Compensation

☐	$_______ for each Benefiting Participant

☐	The lesser of ________% of each Benefiting Participant's Compensation or $________

☒	100 % of each Participant Elective Deferrals that do not exceed 3 % of his or her Compensation

☐	A Participant's Elective Deferrals that do not exceed a percentage (determined by the Employer) of Compensation.

(b)
☐ Mandatory Non-Tiered Formula. The Employer must make a Non-Safe Harbor Matching Contribution to the Plan which is equal to ______% of each Benefiting Participant's Elective Deferrals ☐ not to exceed the following for an Allocation Period: (check one)

☐	Elective Deferrals in excess of _____% of each Benefiting Participant's Compensation

☐	$________ for each Benefiting Participant

☐	The lesser of Elective Deferrals in excess of _____% of each Benefiting Participant's Compensation or $________

(c)
☐ Mandatory Tiered Formula. The Employer must make a Non-Safe Harbor Matching Contribution for each Benefiting Participant equal to the amount determined by the tiered formula set forth below. (check each tier that applies)

☐	1st tier ________% of Elective Deferrals that do not exceed ________% of Compensation

☐	2nd tier ________% of Elective Deferrals that exceed ________% but not ________% of Compensation

☐	3rd tier ________% of Elective Deferrals that exceed ________% but not ________% of Compensation

☐	4th tier ________% of Elective Deferrals that exceed ________% but not ________% of Compensation

☐	5th tier ________% of Elective Deferrals that exceed ________% but not ________% of Compensation

☐	6th tier ________% of Elective Deferrals that exceed ________% but not ________% of Compensation

☐	7th tier ________% of Elective Deferrals that exceed ________% but not ________% of Compensation

☐	8th tier ________% of Elective Deferrals that exceed ________% but not ________% of Compensation

(d)
☐ Mandatory Years of Service Formula. The Employer must make a Non-Safe Harbor Matching Contribution equal to the amount determined by the formula below based on a Benefiting Participant's Years of Service. A Year of Service for this purpose is < ☐ a Plan Year in which a Participant is credited with at least 1,000 Hours of Service > < ☐ the same as defined for eligibility purposes in Section 2.1 of the Adoption Agreement> < ☐ the same as defined for Vesting purposes in Section 2.1 of the Adoption Agreement>

Years of Service	Matching %
________________	_______%
________________	_______%
________________	_______%

6.2
Allocation Requirements. Any Employee who has entered the Plan as a Participant for Non-Safe Harbor Matching Contribution purposes and makes an Elective Deferral in an Allocation Period < ☐ and who is an NHCE for that Allocation Period > will be a Benefiting Participant for Non-Safe Harbor Matching Contribution purposes for that Allocation Period as indicated below.

(a)	Participants who are still Employees on the last day of the Allocation Period (check one)

☒	Will always be Benefiting Participants regardless of Service

☐	Must be credited with at least ____ Hours of Service (max. 1,000) in the Allocation Period

☐	Must be credited with at least a ______-month Period of Service (max. 6) in the Allocation Period

☐	Must be credited with at least ____ consecutive calendar months of employment (max. 6) in the Allocation Period

☐	Must be credited with at least ____ consecutive days of employment (max. 182) in the Allocation Period

(b)	Participants who terminate employment before the last day of the Allocation Period because of retirement on or after Normal Retirement Age < ☐ or Early Retirement Age > (check one)

☐	Will not be Benefiting Participants for that Allocation Period

☒	Will always be Benefiting Participants regardless of Service

☐	Must be credited with at least ____ Hours of Service (max. 1,000) in the Allocation Period

☐	Must be credited with at least a ______-month Period of Service (max. 6) in the Allocation Period

☐	Must be credited with at least ____ consecutive calendar months of employment (max. 6) in the Allocation Period

☐	Must be credited with at least ____ consecutive days of employment (max. 182) in the Allocation Period

(c)	Participants who terminate employment before the last day of the Allocation Period because of their Disability (check one)

☐	Will not be Benefiting Participants for that Allocation Period

☒	Will always be Benefiting Participants regardless of Service

☐	Must be credited with at least ____ Hours of Service (max. 1,000) in the Allocation Period

☐	Must be credited with at least a ______-month Period of Service (max. 6) in the Allocation Period

☐	Must be credited with at least ____ consecutive calendar months of employment (max. 6) in the Allocation Period

☐	Must be credited with at least ____ consecutive days of employment (max. 182) in the Allocation Period

(d)	Participants who terminate employment before the last day of the Allocation Period because of their death (check one)

☐	Will not be Benefiting Participants for that Allocation Period

☒	Will always be Benefiting Participants regardless of Service

☐	Must be credited with at least ____ Hours of Service (max. 1,000) in the Allocation Period

☐	Must be credited with at least a ______-month Period of Service (max. 6) in the Allocation Period

☐	Must be credited with at least ____ consecutive calendar months of employment (max. 6) in the Allocation Period

☐	Must be credited with at least ____ consecutive days of employment (max. 182) in the Allocation Period

(e)	Participants who terminate employment before the last day of the Allocation Period for any other reason (check one)

☐	Will not be Benefiting Participants for that Allocation Period

☒	Will always be Benefiting Participants regardless of Service

☐	Must be credited with at least ____ Hours of Service (max. 1,000) in the Allocation Period

☐	Must be credited with at least a ______-month Period of Service (max. 6) in the Allocation Period

☐	Must be credited with at least ____ consecutive calendar months of employment (max. 6) in the Allocation Period

☐	Must be credited with at least ____ consecutive days of employment (max. 182) in the Allocation Period

6.3	Catch-Up Contributions. Any Catch-Up Contributions made by a Participant: (check one)

☐	Will not be matched under this Section

☒	Will be matched under this Section in accordance with the formula selected in Section 6.1 above ☐ without regard to any limitations selected in such formula

6.4	True-Up Contributions. Matching Contributions made under this Section: (check one)

☒	Will not be trued-up

☐	Will be trued-up annually < ☐ but only with respect to Participants employed on the last day of the Plan Year >

☐	Will be trued-up at the end of each Allocation Period

6.5	ACP Testing. The ACP Test will be determined as indicated below. (check one)

☐	Current year testing for all Plan Years ☐ except for the following Plan Years: _____________________

☒	Prior year testing for all Plan Years ☐ except for the following Plan Years: _____________________

☐	Prior year testing for the first Plan Year and current year testing thereafter, subject to Section 1.16 of the Basic Plan

6.6
 Additional Non-Safe Harbor Matching Contributions. In addition to the Non-Safe Harbor Matching Contributions made under this Section 6, an Employer may make additional Non-Safe Harbor Matching Contributions as indicated in the "Additional Non-Safe Harbor Matching Contribution Addendum" attached to this Adoption Agreement.

Section 7. ☒ Non-Safe Harbor Non-Elective Contributions

7.1
Determination of Amount. Non-Safe Harbor Non-Elective Contributions which are not intended to automatically satisfy the ADP Safe Harbor are permitted, and the amount for any Allocation Period will be determined by the formula below. (check one)

☒	Totally discretionary on the part of the Employer

☐	Equal to at least _____% of the Compensation of all Participants eligible for an allocation under Section 7.3 below

☐	Equal to at least $___________

7.2	Allocation Method. Non-Safe Harbor Non-Elective Contributions made to the Plan will be allocated in the manner indicated below.

(a)	☒ Pro-rata based on the Compensation for the Allocation Period of all Benefiting Participants.

(b)	☐ Per capita (same dollar amount) for the Allocation Period to all Benefiting Participants.

(c)
☐ Pro-rata based on the allocation points of all Benefiting Participants. Each Participant's allocation points for each Allocation Period will be the sum of the points indicated below. (check all that apply, but (1) or (2) must be checked)

☐	(1) points for each year of a Participant's age

☐	(2) points for each of a Participant's credited Years of Service ☐ to a maximum of ___________ such years

☐	(3) points per each $ (max. $200) of a Participant's Compensation paid in the Allocation Period

(d)
☐ Using permitted disparity in < ☐ a 2-step allocation for all Plan Years > < ☐ a 4-step allocation for all Plan Years > < ☐ a 2-step allocation in non-Top Heavy Plan Years and 4-step allocation in Top Heavy Plan Years >, in accordance with Section 3.2(f) of the Basic Plan. The integration percentage and the integration level are as indicated below.

Integration %	Integration Level (check one integration %and one applicable integration level for that %)
☐ 5.7%	☐ The Taxable Wage Base ☐ 20% of the Taxable Wage Base ☐ $_________ (must be 20% or less of the Taxable Wage Base)

☐ 5.4%
☐ 80% of the Taxable Wage Base rounded up < ☐ $1 > < ☐ $100 > < ☐ $1,000 >
☐ _________% of the Taxable Wage Base (must be more than 80% but less than 100%)
☐ $_________  (must be more than 80% but less than 100% of the Taxable Wage Base)

☐ 4.3%
☐ 20% of the Taxable Wage Base rounded up < ☐ $1 > < ☐ $100 > < ☐ $1,000 >
☐ _________% of the Taxable Wage Base (must be more than 20% but not more than 80%)
☐ $_________  (must be more than 20% but not more than 80% of the Taxable Wage Base)

(e)
☐ Using allocation groups as indicated in the "Allocation Group Addendum" attached as part of this Adoption Agreement, and Otherwise Excludible Participants will < ☐ not > share in the gateway allocation. For this purpose, the Entry Date for the Otherwise Excludible Participants is: (check one)

☐	The date they satisfy the statutory requirements

☐	The maximum statutory entry date

☐	The Entry Date or Entry Dates for Elective Deferrals as set forth in Section 3.2(a) of the Adoption Agreement

(f)	☐ Using age-weighting based on a < ☐ 7.5% > < ☐ 8% > < ☐ 8.5% > table as set forth in the "Age-Weighted Table Addendum" attached as part of this Adoption Agreement.

7.3
Allocation Requirements. Subject to the gateway requirements in Section 3.2(f)(3) of the Basic Plan, any Employee who has entered the Plan as a Participant for Non-Safe Harbor Non-Elective Contribution purposes will be a Benefiting Participant for Non-Safe Harbor Non-Elective Contribution purposes for that Allocation Period as indicated below.

(a)	Participants who are still Employees on the last day of the Allocation Period (check one)

☐	Will always be Benefiting Participants regardless of Service

☒	Must be credited with at least 1,000 Hours of Service (max. 1,000) in the Allocation Period

☐	Must be credited with at least a ______-month Period of Service (max. 6) in the Allocation Period

☐	Must be credited with at least _____ consecutive calendar months of employment (max. 6) in the Allocation Period

☐	Must be credited with at least _____ consecutive days of employment (max. 182) in the Allocation Period

(b)	Participants who terminate employment before the last day of the Allocation Period because of retirement on or after Normal Retirement Age < ☐ or Early Retirement Age > (check one)

☐	Will not be Benefiting Participants for that Allocation Period

☒	Will always be Benefiting Participants regardless of Service

☐	Must be credited with at least _____ Hours of Service (max. 1,000) in the Allocation Period

☐	Must be credited with at least a ______-month Period of Service (max. 6) in the Allocation Period

☐	Must be credited with at least _____ consecutive calendar months of employment (max. 6) in the Allocation Period

☐	Must be credited with at least _____ consecutive days of employment (max. 182) in the Allocation Period

(c)	Participants who terminate employment before the last day of the Allocation Period because of their Disability (check one)

☐	Will not be Benefiting Participants for that Allocation Period

☒	Will always be Benefiting Participants regardless of Service

☐	Must be credited with at least _____ Hours of Service (max. 1,000) in the Allocation Period

☐	Must be credited with at least a ______-month Period of Service (max. 6) in the Allocation Period

☐	Must be credited with at least _____ consecutive calendar months of employment (max. 6) in the Allocation Period

☐	Must be credited with at least _____ consecutive days of employment (max. 182) in the Allocation Period

(d)	Participants who terminate employment before the last day of the Allocation Period because of their death (check one)

☐	Will not be Benefiting Participants for that Allocation Period

☒	Will always be Benefiting Participants regardless of Service

☐	Must be credited with at least _____ Hours of Service (max. 1,000) in the Allocation Period

☐	Must be credited with at least a ______-month Period of Service (max. 6) in the Allocation Period

☐	Must be credited with at least _____ consecutive calendar months of employment (max. 6) in the Allocation Period

☐	Must be credited with at least _____ consecutive days of employment (max. 182) in the Allocation Period

(e)	Participants who terminate employment before the last day of the Allocation Period for any other reason (check one)

☐	Will not be Benefiting Participants for that Allocation Period

☐	Will always be Benefiting Participants regardless of Service

☒	Must be credited with at least 1,000 Hours of Service (max. 1,000) in the Allocation Period

☐	Must be credited with at least a ______-month Period of Service (max. 6) in the Allocation Period

☐	Must be credited with at least _____ consecutive calendar months of employment (max. 6) in the Allocation Period

☐	Must be credited with at least _____ consecutive days of employment (max. 182) in the Allocation Period

7.4
☐ Failsafe Allocations. For any Plan Year in which the Plan fails to satisfy the average benefit percentage test of Code §410(b)(2) or the average benefits test of regulation §1.401(a)(4) (or the Administrator is unable to or elects not to perform such tests), in accordance with Section 3.6 of the Basic Plan to the extent necessary to insure that the Plan satisfies one of the tests set forth in Code §410(b)(1)(A) (in which the Plan initially fails to benefit at least 70% of Non-Highly Compensated Employees) or Code §410(b)(1)(B) (in which the Plan initially fails to benefit a percentage of Non-Highly Compensated Employees that is at least 70% of the percentage of Highly Compensated Employees who benefit under the Plan), an additional Employer contribution may be made and allocated for certain Participants who are not Benefiting Participants for that Plan Year pursuant to the rankings below.

(a)	Participants eligible for the failsafe allocation will first be ranked by their (check one)

☐	Hours of Service (or months if elapsed time) beginning with the < ☐ highest > < ☐ lowest > number

☐	Compensation beginning with the < ☐ highest > < ☐ lowest > amount

(b)	Before an allocation is made, the Participants in (a) will be further ranked (check one)

☐	Beginning with those who are employed on the last day of Plan Year

☐	Beginning with those who are credited with at least 1,000 hours of service (6 months of service if elapsed time)

7.5
☐ Additional Non-Safe Harbor Non-Elective Contributions. In addition to the Non-Safe Harbor Non-Elective Contributions made under this Section 7, an Employer may make additional Non-Safe Harbor Non-Elective Contributions as indicated in the "Additional Non-Safe Harbor Non-Elective Contribution Addendum" attached to this Adoption Agreement.

Section 8. ☒ QMACs and QNECs

8.1
☒ Qualified Matching Contributions (QMACs). The Employer may elect to make Qualified Matching Contributions to the Plan for any Plan Year under Section 3.1(a)(4) of the Basic Plan. QMACs, when made, will be allocated in the manner elected by the Administrator under Section 3.2(d) of the Basic Plan. For any Plan Year in which a QMAC is made, it will be allocated to all Participants ☒ except for the following: (check all that apply)

☒	All HCEs

☐	All NHCEs who satisfy the allocation requirements for Non-Safe Harbor Matching Contributions

☐	All NHCEs who satisfy the allocation requirements for Non-Safe Harbor Non-Elective Contributions

8.2
☒  Qualified Non-Elective Contributions (QNECs). The Employer may elect to make Qualified Non-Elective Contributions to the Plan for any Plan Year under Section 3.1(a)(5) of the Basic Plan. QNECs, when made, will be allocated in the manner elected by the Administrator under Section 3.2(e) of the Basic Plan. For any Plan Year in which a QNEC is made, it will be allocated to all Participants ☒except for the following: (check all that apply)

☒	All HCEs

☐	All NHCEs who satisfy the allocation requirements for Non-Safe Harbor Non-Elective Contributions

☐	All NHCEs who satisfy the allocation requirements for Non-Safe Harbor Matching Contributions

Section 9. ☒ Rollovers and Employee After-Tax Contributions

9.1
☒  Rollover Contributions. Rollover Contributions are permitted by any Eligible Employee < ☐ who has entered the Plan as a Participant for Elective Deferral purposes > < ☐ who has entered the Plan as a Participant for Non-Safe Harbor Matching Contribution purposes > < ☐ who has entered the Plan as a Participant for Non-Safe Harbor Non-Elective Contribution purposes >.

(a)	Rollover Contributions will be accepted from: (check any that apply)

☒	Code §401(a) plans (qualified retirement plans)

☐	Code §403(a) plans (qualified annuity plans)

☒	Code §403(b) plans (annuities purchased by a Code §501(c)(3) organization and certain educational institutions)

☒	Code §408(a) plans (individual retirement accounts)

☐	Code §408(b) plans (individual retirement annuities)

☒	Code §457(b) plans (governmental only)

(b)	Rollover Contributions can also include the following: (check all that apply)

☐	Roth Elective Deferrals

☐	Voluntary Employee Contributions

☐	Mandatory Employee Contributions

☐	Participant loans

☐	In kind distributions (other than Participant loans)

(c)	Rollover Contributions can be withdrawn from the Plan: (check one)

☒	At any time

☐	Annually on a date set by the Administrator

☐	Semi-annually on dates set by the Administrator

☐	Quarterly on dates set by the Administrator

☐	Monthly on dates set by the Administrator

☐	Only upon termination of employment with the Employer

(d)	Rollover Contributions which are withdrawn from the Plan < ☐ can > < ☒ cannot > be redeposited in the Plan.

9.2
☒ Transfer Contributions. The Plan will < ☒ not > accept Transfer Contributions which remain subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) at the time of transfer.

9.3
☐ Voluntary Employee Contributions. Voluntary Employee Contributions are permitted from any Eligible Employee who has entered the Plan as a Participant for purposes of < ☐ making Elective Deferrals > < ☐ receiving Non-Safe Harbor Matching Contributions > < ☐ receiving Non-Safe Harbor Non-Elective Contribution >.

(a)	The ACP Testing method is: (check one)

☐	Current year testing for all Plan Years ☐ except for the following Plan Years: _____________________

☐	Prior year testing for all Plan Years ☐ except for the following Plan Years: _________________________

☐	Prior year testing for first Plan Year and current year testing thereafter, subject to Section 1.16 of the Basic Plan

(b)	Voluntary Employee Contributions can be withdrawn from the Plan: (check one)

☐	At any time

☐	Annually on a date set by the Administrator

☐	Semi-annually on dates set by the Administrator

☐	Quarterly on dates set by the Administrator

☐	Monthly on dates set by the Administrator

☐	Only upon termination of employment with the Employer

(c)	Matching Contributions. ☐ Voluntary Employee Contributions will be matched in the same manner as Elective Deferrals.

9.4
☐ Mandatory Employee Contributions. Subject to Section 3.9 of the Basic Plan, each Participant who has satisfied the eligibility requirements for < ☐ Elective Deferrals > < ☐ Non-Safe Harbor Matching Contributions > < ☐ Non-Safe Harbor Non-Elective Contributions > must make a contribution to the Plan each Plan Year equal to _____% of his or her Compensation. With respect to Mandatory Employee Contributions, the ACP Test will be determined each Plan Year by the following method:

☐	Current year testing for all Plan Years ☐ except for the following Plan Years: _______________________

☐	Prior year testing for all Plan Years ☐ except for the following Plan Years: _________________________

☐	Prior year testing for the first Plan Year and current year testing thereafter, subject to Section 1.16 of the Basic Plan

9.5
☐ Deemed IRAs. Deemed Individual Retirement Accounts are permitted by any Eligible Employee < ☐ who has entered the Plan as a Participant for Elective Deferral purposes > < ☐ who has entered the Plan as a Participant for Non-Safe Harbor Matching Contribution purposes > < ☐ who has entered the Plan as a Participant for Non-Safe Harbor Non-Elective Contribution purposes >.

Section 10. ☐Prevailing Wage Contributions

10.1
☐ Prevailing Wage Contributions.Subject to Section 3.1(c) of the Basic Plan, the Employer will make contributions to the Plan for the Prevailing Wage Service of each Participant < ☐ who is an NHCE >. Such contributions will be made pursuant to the schedule in the "Prevailing Wage Addendum" attached to the Adoption Agreement, and in accordance with the provisions below.

10.2	☐ Treatment as QNECs. Prevailing Wage contributions may be treated as QNECs.

10.3	☐ Offset of Other Contributions. Prevailing Wage contributions may be used to offset the Employer contributions selected below, applied in the order indicated.

☐	_____ ADP Safe Harbor Contributions

☐	_____ ACP Safe Harbor Contributions

☐	_____ Non-Safe Harbor Matching Contributions

☐	_____ Non-Safe Harbor Non-Elective Contributions

10.4
Vesting. Prevailing Wage contributions are 100% Vested at all times unless they are "annualized" pursuant to Department of Labor regulations, in which case they will be Vested in accordance with the schedule selected in Section 11.6 of the Adoption Agreement. However, notwithstanding the foregoing, to the extent that a Prevailing Wage contribution is used to offset an ADP Safe Harbor Contribution, an ACP Safe Harbor Contribution, or a QNEC, such Prevailing Wage contribution will be 100% Vested at all times.

Section 11. Vesting Requirements

11.1
100% Vesting Upon Retirement, Death or Disability. A Participant's Vested Interest in his or her Participant's Account will be 100% upon reaching Normal Retirement Age. A Participant will also have a 100% Vested Interest in his or her Participant's Account upon the occurrence of the following events: (check all that apply)

☐	Reaching Early Retirement Age

☒	Death prior to Termination of Employment

☒	Disability prior to Termination of Employment

11.2
Elective Deferrals, QMACs, QNECs and ADP Safe Harbor Contributions. A Participant's Vested Interest in all Elective Deferrals, Qualified Matching Contributions, Qualified Non-Elective Contributions and ADP Safe Harbor Contributions allocated to him or her under Section 5 of the Adoption Agreement will be 100% at all times.

11.3
☐ ACP Safe Harbor Matching Contributions. A Participant's Vested Interest in all ACP Safe Harbor Matching Contributions allocated to him or her under Section 5 of the Adoption Agreement will be determined by the provisions selected below.

(a)	The Vesting schedule is < ☐ 100% full and immediate > < ☐ the graded schedule below >:

1 Year of Service	_____%

2 Years of Service	_____%

3 Years of Service	_____%

4 Years of Service	_____%

5 Years of Service	_____%

6 Years of Service	_____% (must be 100%)

(b)
☐ Vesting Schedule for Pre-EGTRRA ACP Safe Harbor Matching Contributions. Notwithstanding paragraph (a) above, a Participant's Vested Interest in his or her ACP Safe Harbor Contributions which were made to the Plan prior to January 1, 2001 will be determined in accordance with the Vesting schedule in effect when such contributions were made to the Plan.

(c)
Service Counted for Vesting. All Years of Service (or Periods of Service, if elapsed time) with the Employer are counted in determining a Participant's Vested Interest in his or her ACP Safe Harbor Contributions ☐ except the following: (check one)

☐	Years of Service before age 18

☐	Years of Service before the Employer maintained this Plan or a predecessor plan

☐	Years of Service during a period for which the Employee made no mandatory contributions to the Plan

11.4
☒ Non-Safe Harbor Matching Contributions. A Participant's Vested Interest in all Non-Safe Harbor Matching Contributions allocated to him or her will be determined by the provisions below selected below.

(a)	The Vesting schedule is < ☐ 100% full and immediate > < ☒ the graded schedule below >:

1 Year of Service	20%

2 Years of Service	40%

3 Years of Service	60%

4 Years of Service	80%

5 Years of Service	100%

6 Years of Service	100% (must be 100%)

(b)
☐ Vesting Schedule for Pre-EGTRRA Non-Safe Harbor Matching Contributions. Notwithstanding paragraph (a) above, a Participant's Vested Interest in Non-Safe Harbor Matching Contributions which were made to the Plan prior to January 1, 2001 will be determined in accordance with the Vesting schedule in effect when such contributions were made to the Plan.

(c)
Service Counted for Vesting. All Years of Service (or Periods of Service, if elapsed time) with the Employer are counted in determining a Participant's Vested Interest in his or her Non-Safe Harbor Matching Contributions ☐ except the following:

☐	Years of Service before age 18

☐	Years of Service before the Employer maintained this Plan or a predecessor plan

☐	Years of Service during a period for which the Employee made no mandatory contributions to the Plan

11.5
☒ Non-Safe Harbor Non-Elective Contributions. A Participant's Vested Interest in all Non-Safe Harbor Non-Elective Contributions allocated to him or her will be determined by the provisions selected below.

(a)	The Vesting schedule in a non-Top Heavy Plan Year is < ☐ 100% full and immediate > < ☒ the graded schedule below >:

1 Year of Service	20%

2 Years of Service	40%

3 Years of Service	60%

4 Years of Service	80%

5 Years of Service	100%

6 Years of Service	100%

7 Years of Service	100% (must be 100%)

(b)	The Vesting schedule in a Top Heavy Plan Year is < ☐ 100% full and immediate > < ☒ the graded schedule below >:

1 Year of Service	20%

2 Years of Service	40%

3 Years of Service	60%

4 Years of Service	80%

5 Years of Service	100%

6 Years of Service	100% (must be 100%)

(c)
Service Counted for Vesting. All Years of Service (or Periods of Service, if elapsed time) with the Employer are counted in determining a Participant's Vested Interest in his Non-Safe Harbor Non-Elective Contributions ☐ except for the following:

☐	Years of Service before age 18

☐	Years of Service before the Employer maintained this Plan or a predecessor plan

☐	Years of Service during a period for which the Employee made no mandatory contributions to the Plan

11.6
☐ Prevailing Wage Contributions. Except as otherwise provided in Section 10.4 of the Adoption Agreement, a Participant's Vested Interest in all Prevailing Wage contributions allocated to him or her will be determined by the provisions below.

(a)	The Vesting schedule in a non-Top Heavy Plan Year is < ☐ 100% full and immediate > < ☐ the graded schedule below >:

1 Year of Service	______%

2 Years of Service	______%

3 Years of Service	______%

4 Years of Service	______%

5 Years of Service	______%

6 Years of Service	______%

7 Years of Service	______% (must be 100%)

(b)	The Vesting schedule in a Top Heavy Plan Year is < ☐ 100% full and immediate > < ☐ the graded schedule below >:

1 Year of Service	______%

2 Years of Service	______%

3 Years of Service	______%

4 Years of Service	______%

5 Years of Service	______%

6 Years of Service	______% (must be 100%)

(c)
Service Counted for Vesting. All Years of Service (or Periods of Service, if elapsed time) with the Employer are counted in determining a Participant's Vested Interest in his Non-Safe Harbor Non-Elective Contributions ☐ except for the following:

☐	Years of Service before age 18

☐	Years of Service before the Employer maintained this Plan or a predecessor plan

☐	Years of Service during a period for which the Employee made no mandatory contributions to the Plan

Section 12. Compensation Definitions

12.1	Elective Deferrals. A Participant's Compensation for Elective Deferral purposes will be determined as follows:

(a)	Compensation is defined as: (check one)

☒	Form W-2 Compensation

☐	Code §3401 Compensation

☐	Code §415 Safe Harbor Compensation

(b)	Deferrals under Code §125, §132(f)(4), §401(k), §402(h), §403(b), §457(b) and §414(h)(2) will: (check one)

☒	Be included as Compensation

☐	Not be included as Compensation

(c)	The Compensation measuring period is the: (check one)

☒	Plan Year

☐	Fiscal Year ending on or within the Plan Year

☐	Calendar year ending on or within the Plan Year

(d)	☒ The following categories of remuneration will not be counted as Compensation for Elective Deferral purposes under this Section 12.1: (check all that apply)

☒	Compensation received prior to entering the Plan as a Participant

☐	Compensation received as a member of an ineligible class of Employees per Section 3.1(a) of the Adoption Agreement

☐
All items in Reg. §1.414(s)-1(c)(3) (i.e., reimbursements or other expense allowances, including fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, even if includible in gross income)

☐	Bonuses

☐	Overtime

☐	Commissions

☒	Other See 1 in Addendum
___________________________________________________________________

(e)
☐ The categories of remuneration excluded as Compensation for Elective Deferral purposes under paragraph (d) above will only be excluded from the Compensation of the following Participants: (check all that apply)

☐	Highly Compensated Employees

☐	Other ___________________________________________________________________
___________________________________________________________________

12.2	☐ Safe Harbor Contributions. A Participant's Compensation for purposes of any Safe Harbor Contributions contributed under Section 5 of the Adoption Agreement will be determined as indicated below.

(a)	Compensation is defined as: (check one)

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☐	Code §415 Safe Harbor Compensation

(b)	Deferrals under Code §125, §132(f)(4), §401(k), §402(h), §403(b), §457(b) and §414(h)(2) will: (check one)

☐	Be included as Compensation

☐	Not be included as Compensation

(c)	The Compensation measuring period is the: (check one)

☐	Plan Year

☐	Fiscal Year ending on or within the Plan Year

☐	Calendar year ending on or within the Plan Year

(d)	☐ The following categories of remuneration will not be counted as Compensation for Safe Harbor Contribution purposes under this Section 12.2: (check all that apply)

☐	Compensation received prior to entering the Plan as a Participant

☐	Compensation received prior to becoming eligible for a Non-Elective Contribution

☐	Compensation received as a member of an ineligible class of Employees per Section 3.1(a) of the Adoption Agreement

☐
All items in Reg. §1.414(s)-1(c)(3) (i.e., reimbursements or other expense allowances, including fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, even if includible in gross income)

☐	Bonuses

☐	Overtime

☐	Commissions

☐	Other ___________________________________________________________________
___________________________________________________________________

(e)
☐ The categories of remuneration will be excluded as Compensation for Safe Harbor Contribution purposes under paragraph (d) will only be excluded from the Compensation of the following Participants: (check any that apply)

☐	Highly Compensated Employees

☐	Other ___________________________________________________________________
___________________________________________________________________

Note: Safe Harbor Compensation must be Code §414(s) compliant. This means that bonuses, overtimes, commissions and "other" compensation described in paragraph (d) above may only be excluded if the considered Compensation passes the compensation concentration test.

12.3
☒ Non-Safe Harbor Matching Contributions. A Participant's Compensation for purposes of Non-Safe Harbor Matching Contributions contributed under Section 6 of the Adoption Agreement will be determined as indicated below.

(a)	Compensation is defined as: (check one)

☒	Form W-2 Compensation

☐	Code §3401 Compensation

☐	Code §415 Safe Harbor Compensation

(b)	Deferrals under Code §125, §132(f)(4), §401(k), §402(h), §403(b), §457(b) and §414(h)(2) will: (check one)

☒	Be included as Compensation

☐	Not be included as Compensation

(c)	The Compensation measuring period is the: (check one)

☒	Plan Year

☐	Fiscal Year ending on or within the Plan Year

☐	Calendar year ending on or within the Plan Year

(d)	☒ The following categories of remuneration will not be counted as Compensation for Non-Safe Harbor Matching Contribution purposes under this Section 12.3: (check any that apply)

☒	Compensation received prior to entering the Plan as a Participant

☐	Compensation received prior to becoming eligible for a Matching Contribution

☐	Compensation received as a member of an ineligible class of Employees per Section 3.1(a) of the Adoption Agreement

☐
All items in Reg. §1.414(s)-1(c)(3) (i.e., reimbursements or other expense allowances, including fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, even if includible in gross income)

☐	Bonuses

☐	Overtime

☐	Commissions

☒	Other See 2 in Addendum
___________________________________________________________________

(e)
☐ The categories excluded as Compensation for Non-Safe Harbor Contribution purposes under paragraph (d) above will only be excluded from the Compensation of the following Participants: (check any that apply)

☐	Highly Compensated Employees

☐	Other ___________________________________________________________________
___________________________________________________________________

12.4
☒ Non-Safe Harbor Non-Elective Contributions. A Participant's Compensation for purposes of any Non-Safe Harbor Non-Elective Contributions contributed under Section 7 of the Adoption Agreement will be determined as indicated below.

(a)	Compensation is defined as: (check one)

☒	Form W-2 Compensation

☐	Code §3401 Compensation

☐	Code §415 Safe Harbor Compensation

(b)	Deferrals under Code §125, §132(f)(4), §401(k), §402(h), §403(b), §457(b) and §414(h)(2) will: (check one)

☒	Be included as Compensation

☐	Not be included as Compensation

(c)	The Compensation measuring period is the: (check one)

☒	Plan Year

☐	Fiscal Year ending on or within the Plan Year

☐	Calendar year ending on or within the Plan Year

(d)	☒ The following categories of remuneration will not be counted as Compensation for Non-Safe Harbor Non-Elective Contribution purposes under this Section 12.4: (check any that apply)

☒	Compensation received prior to entering the Plan as a Participant

☐	Compensation received prior to becoming eligible for a Non-Elective Contribution

☐	Compensation received as a member of an ineligible class of Employees per Section 3.1(a) of the Adoption Agreement

☐
All items in Reg. §1.414(s)-1(c)(3) (i.e., reimbursements or other expense allowances, including fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, even if includible in gross income)

☐	Bonuses (cannot be checked if Section 7.2(d) is checked)

☐	Overtime (cannot be checked if Section 7.2(d) is checked)

☐	Commissions (cannot be checked if Section 7.2(d) is checked)

☒	Other (cannot be checked if Section 7.2(d) is checked) See 3 in Addendum
___________________________________________________________________

(e)
☐ The categories excluded as Compensation for Non-Safe Harbor Non-Elective Contribution purposes under paragraph (d) above will only be excluded from the Compensation of the following Participants: (check any that apply)

☐	Highly Compensated Employees

☐	Other ___________________________________________________________________
___________________________________________________________________

12.5
☐ Voluntary Employee Contributions. A Participant's Compensation for purposes of any Voluntary Employee Contributions contributed under Section 9.3 of the Adoption Agreement will be determined as indicated below.

(a)	Compensation is defined as (check one)

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☐	Code §415 Safe Harbor Compensation

(b)	Deferrals under Code §125, §132(f)(4), §401(k), §402(h), §403(b), §457(b) and §414(h)(2) will: (check one)

☐	Be included as Compensation

☐	Not be included as Compensation

(c)	The Compensation measuring period is the (check one)

☐	Plan Year

☐	Fiscal Year ending on or within the Plan Year

☐	Calendar year ending on or within the Plan Year

(d)	☐ The following categories of remuneration will not be counted as Compensation for Voluntary Employee Contribution purposes under this Section 12.5: (check any that apply)

☐	Compensation received prior to entering the Plan as a Participant

☐	Compensation received prior to becoming eligible for a Non-Elective Contribution

☐	Compensation received as a member of an ineligible class of Employees per Section 3.1(a) of the Adoption Agreement

☐
All items in Reg. §1.414(s)-1(c)(3) (i.e., reimbursements or other expense allowances, including fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, even if includible in gross income)

☐	Bonuses

☐	Overtime

☐	Commissions

☐	Other ___________________________________________________________________
___________________________________________________________________

(e)
☐ The categories excluded as Compensation for Voluntary Employee Contribution purposes under paragraph (d) above will only be excluded from the Compensation of the following Participants: (check any that apply)

☐	Highly Compensated Employees

☐	Other ___________________________________________________________________
___________________________________________________________________

12.6
☐ Mandatory Employee Contributions. A Participant's Compensation for purposes of any Mandatory Employee Contributions contributed under Section 9.4 of the Adoption Agreement will be determined as indicated below.

(a)	Compensation is defined as (check one)

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☐	Code §415 Safe Harbor Compensation (as defined under Regulation §1.415-2(d)(10))

(b)	Deferrals under Code §125, §132(f)(4), §401(k), §402(h), §403(b), §457(b) and §414(h)(2) will: (check one)

☐	Be included as Compensation

☐	Not be included as Compensation

(c)	The Compensation measuring period is the (check one)

☐	Plan Year

☐	Fiscal Year ending on or within the Plan Year

☐	Calendar year ending on or within the Plan Year

(d)	☐ The following categories of remuneration will not be counted as Compensation for Mandatory Employee Contribution purposes under this Section 12.6: (check any that apply)

☐	Compensation received prior to entering the Plan as a Participant

☐	Compensation received prior to becoming eligible for a Non-Elective Contribution

☐	Compensation received as a member of an ineligible class of Employees per Section 3.1(a) of the Adoption Agreement

☐
All items in Reg. §1.414(s)-1(c)(3) (i.e., reimbursements or other expense allowances, including fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, even if includible in gross income)

☐	Bonuses

☐	Overtime

☐	Commissions

☐	Other ___________________________________________________________________
___________________________________________________________________

(e)
☐ The categories excluded as Compensation for Mandatory Employee Contribution purposes under paragraph (d) above will only be excluded from the Compensation of the following Participants: (check any that apply)

☐	Highly Compensated Employees

☐	Other ___________________________________________________________________
___________________________________________________________________

12.7
Compensation for Key Employee Determination. An Employee's compensation used for purposes of determining who is a Key Employee is the Employee's < ☒ Form W-2 Compensation > < ☐ Code §3401 Compensation > < ☐ Code §415 Safe Harbor Compensation > < ☐ Code §415 Statutory Compensation > for the Plan Year.

12.8
Compensation for Highly Compensated Employee Determination. An Employee's compensation sued for purposes of determining who is a Highly Compensated Employee is the Employee's < ☐ Form W-2 Compensation > < ☐ Code §3401 Compensation > < ☐ Code §415 Safe Harbor Compensation > < ☒ Code §415 Statutory Compensation > for the Plan Year.

12.9
Compensation for Top Heavy Allocation Purposes. An Employee's compensation used for purposes of determining Top Heavy allocations is the Employee's < ☒ Form W-2 Compensation > < ☐ Code §3401 Compensation > < ☐ Code §415 Safe Harbor Compensation > < ☐ Code §415 Statutory Compensation > for the Plan Year.

12.10
Compensation for Code §415 Limitation Determination. An Employee's compensation used for purposes of determining his or her Annual Addition limitation is the Employee's < ☒ Form W-2 Compensation > < ☐ Code §3401 Compensation > < ☐ Code §415 Safe Harbor Compensation > < ☐ Code §415 Statutory Compensation > for the Limitation Year.

12.11	Deemed Code §125 Compensation. Code §415(c)(3) Compensation does < ☐ not > include Deemed Code §125 Compensation.

Section 13. ☒ Allocation of Forfeitures

13.1
☒ Matching contributions. Forfeitures of Matching Contributions which are not used to pay administrative expenses as permitted under Section 3.4 of the Basic Plan will be allocated (or used) as selected text below.

(a)	Forfeitures attributable to matching contributions will be: (check one)

☒	Used to reduce Employer contributions as described in Section 3.4(b) of the Basic Plan

☐	Added to Employer contributions as described in Section 3.4(b) of the Basic Plan

☐	Allocated to Benefiting Participants in the manner selected in subparagraphs (1) through (3) below

(1)	Forfeitures will be allocated to a Benefiting Participant's: (check one)

☐	Matching Contribution Account

☐	Non-elective Contribution Account

(2)	Forfeitures will be allocated only to those Participants who are otherwise eligible under Section 6.2 to receive an allocation for the Plan Year and who: (check any that apply)

☐	Made an Elective Deferral in the current Plan Year

☐	Were also Participants in the prior Plan Year

(3)	Forfeitures will be allocated on a pro-rata basis based on a Benefiting Participant's: (check one)

☐	Compensation for the Plan Year

☐	Elective Deferrals for the Plan Year

☐	Matching Contributions for the Plan Year

☐	Matching Contribution Account balances for the Plan Year

(b)	A Forfeiture of Matching Contributions will occur: (check one)

☒	When a Participant's Vested Account balance is distributed (or after 5 consecutive Breaks in Service, if earlier)

☐	After a terminated Participant incurs < ☐ 1 > < ☐ 2 > < ☐ 3 > < ☐ 4 > < ☐ 5 > consecutive Breaks in Service

13.2
☒ Non-Elective Contributions. Forfeitures of Non-Elective Contributions which are not used to pay administrative expenses as permitted under Section 3.4 of the Basic Plan will be allocated (or used) as selected below.

(a)	Forfeitures will be: (check one)

☒	Used to reduce Employer contributions as described in Section 3.4(a) of the Basic Plan

☐	Added to Employer contributions as described in Section 3.4(a) of the Basic Plan

☐	Allocated to Benefiting Participants in the manner selected in subparagraphs (1) through (3) below

(1)	Forfeitures will be allocated to a Benefiting Participant's: (check one)

☐	Non-Elective Contribution Account

☐	Matching Contribution Account

(2)	Forfeitures will be allocated only to those Participants who are otherwise eligible under Section 7.3 to receive an allocation for the Plan Year and who: (check any that apply)

☐	Made an Elective Deferral in the current Plan Year

☐	Were also Participants in the prior Plan Year

(3)	Forfeitures will be allocated on a pro-rata basis based on a Benefiting Participant's: (check one)

☐	Compensation for the Plan Year

☐	Elective Deferrals for the Plan Year

☐	Non-Elective Contribution for the Plan Year

☐	Non-Elective Contribution Account balance for the Plan Year

(b)	A Forfeiture of Non-Elective Contributions will occur (check one)

☒	When a Participant's Vested Account balance is distributed (or after 5 consecutive Breaks in Service, if earlier)

☐	After a terminated Participant incurs < ☐ 1 > < ☐ 2 > < ☐ 3 > < ☐ 4 > < ☐5 > consecutive Breaks in Service

Section 14. Allocation of Earnings and Losses

14.1
Elective Deferral Accounts. Investment earnings and losses on non-segregated Elective Deferral Accounts will be allocated in accordance Section 3.3 of the Basic Plan and with the provisions selected below.

(a)	Earnings and losses will be allocated (check one)

☐	1) On a daily valuation basis as determined by the administrator

☒	2) On a time weighted basis as determined by the administrator

☐	3) On the beginning Account balance unadjusted for any contributions and withdrawals since the prior Valuation Date

☐	4) On the beginning balance adjusted for contributions and withdrawals since the prior Valuation Date

(b)	If (a)(4) is selected, the adjustment for contributions and withdrawals is:

Adjustment for Contributions (check one)	Adjustment for Withdrawals (check one)
☐ No adjustment	☐ No adjustment
☐ 50% of contributions	☐ 50% of contributions
☐ 100% of contributions	☐ 100% of contributions

14.2	☒ Matching Contribution Accounts. Investment earnings and losses on non-segregated Matching Contribution Accounts will be allocated in accordance with the provisions below.

(a)	Earnings and losses will be allocated. (check one)

☐	1) On a daily valuation basis as determined by the administrator

☒	2) On a time weighted basis as determined by the administrator

☐	3) On the beginning Account balance unadjusted for any contributions and withdrawals since the prior Valuation Date

☐	4) On the beginning balance adjusted for contributions and withdrawals since the prior Valuation Date

(b)	If (a)(4) is selected, the adjustment for contributions and withdrawals is: (check one)

Adjustment for Contributions (check one)	Adjustment for Withdrawals (check one)
☐ No adjustment	☐ No adjustment
☐ 50% of contributions	☐ 50% of contributions
☐ 100% of contributions	☐ 100% of contributions

14.3	☒ Non-Elective Contribution Accounts. Investment earnings and losses on non-segregated Non-Elective Contribution Accounts will be allocated in accordance with the provisions selected below.

(a)	Earnings and losses will be allocated (check one)

☐	1) On a daily valuation basis as determined by the administrator

☒	2) On a time weighted basis as determined by the administrator

☐	3) On the beginning Account balance unadjusted for any contributions and withdrawals since the prior Valuation Date

☐	4) On the beginning balance adjusted for contributions and withdrawals since the prior Valuation Date

(b)	If (a)(4) is selected, the adjustment for contributions and withdrawals is: (check one)

Adjustment for Contributions (check one)	Adjustment for Withdrawals (check one)
☐ No adjustment	☐ No adjustment
☐ 50% of contributions	☐ 50% of contributions
☐ 100% of contributions	☐ 100% of contributions

14.4	☒ Rollover Contributions. Investment earnings and losses on non-segregated Rollover Accounts will be allocated in accordance with the provisions selected below.

(a)	Earnings and losses will be allocated (check one)

☐	1) On a daily valuation basis as determined by the administrator

☒	2) On a time weighted basis as determined by the administrator

☐	3) On the beginning Account balance unadjusted for any contributions and withdrawals since the prior Valuation Date

☐	4) On the beginning balance adjusted for contributions and withdrawals since the prior Valuation Date

(b)	If (a)(3) is selected, the adjustment for contributions and withdrawals is: (check one)

Adjustment for Contributions (check one)	Adjustment for Withdrawals (check one)
☐ No adjustment	☐ No adjustment
☐ 50% of contributions	☐ 50% of contributions
☐ 100% of contributions	☐ 100% of contributions

14.5	☐ Voluntary Employee Contributions. Investment earnings and losses on non-segregated Voluntary Employee Contribution Accounts will be allocated in accordance with the provisions below.

(a)	Earnings and losses will be allocated (check one)

☐	1) On a daily valuation basis as determined by the administrator

☐	2) On a time weighted basis as determined by the administrator

☐	3) On the beginning Account balance unadjusted for any contributions and withdrawals since the prior Valuation Date

☐	4) On the beginning balance adjusted for contributions and withdrawals since the prior Valuation Date

(b)	If (a)(3) is selected, the adjustment for contributions and withdrawals is: (check one)

Adjustment for Contributions (check one)	Adjustment for Withdrawals (check one)
☐ No adjustment	☐ No adjustment
☐ 50% of contributions	☐ 50% of contributions
☐ 100% of contributions	☐ 100% of contributions

14.6	☐ Mandatory Employee Contributions. Investment earnings and losses on non-segregated Mandatory Employee Contribution Accounts will be allocated in accordance with the provisions below.

(a)	Earnings and losses will be allocated (check one)

☐	1) On a daily valuation basis as determined by the administrator

☐	2) On a time weighted basis as determined by the administrator

☐	3) On the beginning Account balance unadjusted for any contributions and withdrawals since the prior Valuation Date

☐	4) On the beginning balance adjusted for contributions and withdrawals since the prior Valuation Date

(b)	If (a)(3) is selected, the adjustment for contributions and withdrawals is: (check one)

Adjustment for Contributions (check one)	Adjustment for Withdrawals (check one)
☐ No adjustment	☐ No adjustment
☐ 50% of contributions	☐ 50% of contributions
☐ 100% of contributions	☐ 100% of contributions

14.7	☐ Prevailing Wage Contributions. Investment earnings and losses on non-segregated Prevailing Wage Contribution Accounts will be allocated in accordance with the provisions below.

(a)	Earnings and losses will be allocated (check one)

☐	1) On a daily valuation basis as determined by the administrator

☐	2) On a time weighted basis as determined by the administrator

☐	3) On the beginning Account balance unadjusted for any contributions and withdrawals since the prior Valuation Date

☐	4) On the beginning balance adjusted for contributions and withdrawals since the prior Valuation Date

(b)	If (a)(3) is selected, the adjustment for contributions and withdrawals is: (check one)

Adjustment for Contributions (check one)	Adjustment for Withdrawals (check one)
☐ No adjustment	☐ No adjustment
☐ 50% of contributions	☐ 50% of contributions
☐ 100% of contributions	☐ 100% of contributions

Section 15. Normal and Early Retirement Age

15.1	Normal Retirement Age. The Plan's Normal Retirement Age is Age 65 (max. 65) ☐ or the __________ (max. 5th) anniversary of becoming a Participant, if later.

15.2	Normal Retirement Date. The Plan's Normal Retirement Date is as indicated below. (check one)

☐	The Anniversary Date < ☐ following > < ☐ nearest > the date a Participant reaches Normal Retirement Age

☐	The first day of the month < ☐ following > < ☐ nearest > the date a Participant reaches Normal Retirement Age

☒	The same date a Participant reaches Normal Retirement Age

15.3	☐ Early Retirement Age. Early Retirement is permitted, and the Plan's Early Retirement Age is Age _____ (max. 64) ☐ or the completion of __________ Years/Periods of Service, if later.

15.4	☐ Early Retirement Date. The Early Retirement Date is as indicated below. (check one)

☐	Any Anniversary Date after a Participant reaches Early Retirement Age

☐	The first day of any month after a Participant reaches Early Retirement Age

☐	Any date after a Participant reaches Early Retirement Age

Section 16. Distribution Provisions

16.1
Distribution for Reasons Other Than Death. The benefit payable to a Participant who terminates employment with the Employer for reasons other than death will be distributed in the manner indicated below.

(a)	The Normal Form of Distribution is (check one normal form and each applicable optional form, if any)

(1)	☒ A lump sum payment.☐ Optional Forms of Distribution are:

☐	Installment payments

☐	Partial payments as requested from time to time by the Participant

☐	Any form of annuity which can be purchased from an insurance company (subject to the QJSA rules)

(2)	☐ Installment payments. ☐ Optional Forms of Distribution are:

☐	A lump sum payment

☐	Partial payments as requested from time to time by the Participant

☐	Any form of annuity which can be purchased from an insurance company (subject to the QJSA rules)

(3)	☐ A Qualified Joint and Survivor Annuity.☐ Optional Forms of Distribution are:

☐	A lump sum payment

☐	Installment payments

☐	Partial payments as requested from time to time by the Participant

☐	Any other form of annuity which can be purchased from an insurance company

(b)
Distribution will be made to a Participant who terminates employment because of retirement on or after the Normal Retirement Date in accordance with Section 5.1 of the Basic Plan. Distribution will be made to a Participant who terminates employment because of his or her Disability as indicated below. (check one)

☐	Distribution will be made within an administratively reasonable time after termination of employment.

☒	Distribution will not be made until the time of distribution selected in Section 16.1(c) below.

(c)	Distribution will be made to a Participant who terminates employment for reasons other than retirement, death or Disability within an administratively reasonable time after (check one)

☐	The Participant has a 1-year Break in Service

☐	The Participant has _____ (max. 5) consecutive 1-year Breaks in Service

☐	The end of the Plan Year in which the Participant terminates employment

☐	The Participant terminates employment

☐	The Participant terminates employment, but not more than ______ days after termination of employment

☐	The Participant terminates employment, but not earlier than ______ days after termination of employment

☐	The next valuation date of the Plan

☐	The Participant requests payment

☐	The date the Participant reaches his or her Normal (or Early) Retirement Age under the Plan

16.2
Distribution Upon Death. Subject to Section 5.2 of the Basic Plan, if Section 16.1(a)(3) is checked, any death benefit payable to the surviving Spouse of a deceased Participant will be distributed as a Qualified Pre-Retirement Survivor Annuity unless the Spouse waives the QPSA per Section 5.8 of the Basic Plan. Any death benefit payable to a non-Spouse Beneficiary (or any death benefit payable to a surviving Spouse who waives the QPSA) will be paid in the form of distribution indicated below. If Section 16.1(a)(3) is not checked, the death benefit payable to a Beneficiary will be distributed as indicated below: (check all that apply)

☒	In a lump sum payment

☐	In installment payments (if elected by the Beneficiary)

☐	In partial payments as requested from time to time by the Beneficiary

16.3	☐ Protected Benefits. The forms of distribution set forth in the "Protected Benefits Addendum" are also permitted.

16.4
☒ Mandatory Cash-Outs. Subject to Section 5.5 of the Basic Plan, the Administrator will distribute the Vested Aggregate Account balance of a terminated Participant without his or her consent based on the thresh-hold indicated below.

(a)	Cash-Out Threshold. The dollar threshold for mandatory cash-outs is (check one)

☐	$5,000 < ☐ including > < ☐ excluding > Rollover Contributions

☒	$1,000 including Rollover Contributions

☐	$________ (less than $5,000 but more than $1,000) < ☐ including > < ☐ excluding > Rollover Contributions

☐	$________ (less than $1,000) including Rollover Contributions

(b)
☐ Use of Rollover Contributions. If Rollover Contributions are excluded in paragraph (a) above, the election applies to distributions made on or after  _         (the date cannot be earlier than January 1, 2002) with respect to Participants who separated from service on or after _______ (the date can be earlier than January 1, 2002).

16.5
☐ In-Service Distributions. Subject to Section 4.2 of the Basic Plan, a Participant who has reached Normal Retirement Age and who has not terminated employment can nevertheless withdraw all or any portion of his or her Vested Aggregate Account; and ☐subject to Section 5.17 of the Basic Plan, a Participant who has not reached Normal (or Early) Retirement Age and has not terminated employment can withdraw all or a portion of the Vested Interest in the Accounts indicated below.

(a)
Elective Deferral, QMAC/QNEC Accounts and ADP Safe Harbor Contribution Accounts. A Participant who has reached Age _____ (at least 59½) can withdraw all or a portion of his or her: (check all that apply)

☐	Elective Deferral Account

☐	Qualified Matching Contribution Account

☐	Qualified Non-Elective Contribution Account

☐	ADP Safe Harbor Contribution Account

(b)
Non-Safe Harbor Matching Contribution Accounts, Non-Safe Harbor Non-Elective Contribution Accounts and ACP Safe Harbor Contribution Accounts. A Participant who has satisfied the conditions indicated in paragraph (c) below can withdraw all or a portion of his or her: (check all that apply)

☐	Vested Non-Safe Harbor Matching Contribution Account

☐	Vested Non-Safe Harbor Non-Elective Contribution Account

☐	Vested ACP Safe Harbor Contribution Account

(c)	Conditions for Withdrawals Under Paragraph (b) Above. A Participant must satisfy the conditions indicated below in order to make a withdrawal under paragraph (b) above. (check all that apply)

☐	The Participant must have a 100% Vested Interest in the account

☐	The Participant must have reached Age ________________

☐	The Participant must have been a Participant for at least 5 years

☐	The amount being distributed must have accumulated in the account for at least 2 years

16.6
☒ Financial Hardship Distributions. Subject to Section 5.16 of the Basic Plan, a Participant < ☒ who is still an Employee > may withdraw up to the amount indicated below because of a financial hardship. (check any that apply)

☒	Elective Deferrals. Up to 100% (max. 100%) of his or her Elective Deferrals

☐	Matching Contributions. Up to _____ % (max. 100%) of his or her Vested Non-Safe Harbor Matching Contributions

☐	Non-Elective Contributions. Up to _____ % (max. 100%) of his or her Vested Non-Safe Harbor Non-Elective Contributions

16.7
Required Beginning Date. Subject to the terms of Section 1.104 of the Basic Plan, the Required Beginning Date for Participants who are not 5% owners is < ☒ the later of Age 70½ or actual retirement > < ☐ Age 70½ >.

16.8
☐ Definition of Spouse. For purposes of the Plan, a Spouse is the person to whom a Participant is legally married throughout the one year period ending on the earlier of the Annuity Starting Date or the date of the Participant's death.

16.9
☒ QDRO Distributions. Benefits payable pursuant to a Qualified Domestic Relations Order can be distributed even if the affected Participant has not yet reached the Earliest Retirement Age (as defined in Section 8.10 of the Basic Plan).

16.10
☒ Buy-Back Requirements. If a terminated Participant who received a distribution of his or her Vested Interest returns as an Employee before the end of five consecutive Breaks in Service (or Periods of Severance, if elapsed time) measured from the day immediately after the date of his or her distribution (or measured from the date employment terminated in the case of a Participant who had no Vested interest in his or her Account), the non-Vested Account balance (determined as of the date of the distribution of the Vested Interest, unadjusted by subsequent gains and losses, or in the case of a Participant who had no Vested interest, determined as of the date his or her employment terminated) will be restored as follows:

☐
The Participant must repay the full amount of the distribution attributable to Employer contributions before the earlier of five years after the first date on which he or she is re-employed by the Employer or the date on which the Participant incurs five consecutive Breaks in Service (or Periods of Severance) following the date of distribution.

☒
The Account will be restored first out of Forfeitures for the Plan Year and, if Forfeitures are insufficient to restore the Account, the Employer will make a special contribution to the Plan to the extent necessary to restore the Account.

16.11	Definition of Disability. For purposes of the Plan, a Participant will be considered to have suffered a Disability as indicated below.

(a)	General Definition. A Participant will be considered to have suffered a Disability for purposes of the Plan if the Participant suffers a mental or physical impairment which (check one)

☐	Totally and permanently prevents the Participant from engaging in any occupation for remuneration or profit.

☐	Totally and permanently prevents the Participant from performing his or her specified duties for the Employer

☒
Qualifies the Participant for disability benefits under the Social Security Act in effect on the date the Participant suffers the mental or physical impairment, in the opinion of the Social Security Administration.

☐	Qualifies the Participant for benefits under an Employer-sponsored long-term disability plan which is administered by an independent third party, in the opinion of the insurance company.

(b)
☐ Exceptions. Notwithstanding (a) above, a Participant will not be considered to have suffered a Disability for purposes of the Plan if the mental or physical impairment is the result of (check any that apply)

☐	The use of illegal drugs or intoxicants

☐	An intentionally self-inflicted injury or sickness

☐	An injury suffered as a result of an unlawful or criminal act by the Participant

Section 17. ☒ Insurance, Loans and Directed Investments

17.1	☐ Purchase of Insurance. Subject to Section 7.2 of the Basic Plan, insurance Policies can be purchased on the life of a Participant at the direction of < ☐ the Administrator > < ☐ the Participant >.

17.2	☒ Loans to Participants. Subject to Section 7.1 of the Basic Plan and a written procedure established by the Employer, loans can be made to Participants from the Plan.

17.3
☒ Directed Investment Accounts. Subject to Section 7.4 of the Basic Plan and a written procedure established by the Employer, Participants can direct the investment of one or more of the accounts maintained on their behalf under the Plan.

Section 18. ☒ Highly Compensated Employee Elections

18.1	☐ Calendar Year Election. The calendar year election is being made for the purpose of determining who is an HCE. ☐ The election is effective ________. ☐ The election is rescinded effective ________.

18.2	☒ Top Paid Group Election. The top paid group election is being made for the purpose of determining who is an HCE. ☐ The election is effective ________. ☐ The election is rescinded effective ________.

Section 19. Top Heavy Allocations

19.1
Who Receives the Allocation. Subject to Section 3.5 of the Basic Plan, a Top Heavy Allocation will be made in each Top Heavy Plan Year to each Participant who is employed on the last day of the Plan Year < ☐ and is a Non-Key Employee >.

19.2	Top Heavy Ratio. In determining the Top Heavy Ratio, the interest and mortality factors set forth in Section 1.117(e) of the Basic Plan will be used ☐ except as indicated below. (check any that apply)

☐	_____% interest will be used prior to reaching Normal Retirement Age.

☐	_____% interest will be used after reaching Normal Retirement Age.

☐	The _______________ mortality table will be used after reaching Normal Retirement Age.

19.3
Participation in Multiple Plans. An eligible Participant as described in Section 19.1 above who participates in this Plan and in one or more defined benefit plans or in one or more other defined contribution Plans that are part of a Top Heavy Required Aggregation Group will receive the minimum Top Heavy benefit in the manner described in Section 3.5 of the Basic Plan. ☐

Section 20. ☐ 401(k) SIMPLE Provisions

20.1
☐ Election of 401(k) SIMPLE Provisions. The Sponsoring Employer elects to have the 401(k) SIMPLE Provisions described in Section 3.11 of the Basic Plan apply to the Plan, and the Employer will make the contribution indicated below.

(a)
☐ SIMPLE Matching Contributions. The Employer will make a Matching Contribution equal to each eligible employee's Elective Deferral up to a limit of < ☐ 3% > < ☐ _____% > of Compensation determined without regard to Code §401(a)(17). If the percentage is less than 3%, the restrictions in Section 3.11(f) of the Basic Plan will apply.

(b)
☐ Non-Elective Contributions. The Employer will make a Non-Elective Contribution equal to 2% of the compensation of each eligible employee who makes at least $__________ (max. $5,000) Compensation for the year.

20.2
☐ Revocation of 401(k) SIMPLE Provisions. The Sponsoring Employer revokes the 401(k) SIMPLE Provisions previously elected, effective as of January 1 next following the date this Section 20.2 is signed and dated below by the Sponsoring Employer.

By _______________________ (on behalf of the Employer)	Dated ____________________________

Section 21. Miscellaneous Provisions

21.1
Reliance. The adopting Employer may rely on an opinion letter issued by the Internal Revenue Service as evidence that the plan is qualified under Code §401 only to the extent provided in Revenue Procedure 2005-16. The Employer may not rely on teh opinion letter in certain other circumstances or with respect to certain qualification requirements that are specified in the opinion letter issued with respect to the plan and in Revenue Procedure 2005-16. In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service. This Adoption Agreement may be sue donly in conjunction with Basic Plan #01. The appropriateness of the adoption of this Plan and the terms of the Adoption Agreement, its qualification with the IRS, and the tax and Employee benefit consequences are the responsibility of an Employer and its tax and legal advisors. Failure to properly complete this Adoption Agreement may result in disqualification of the Plan.

21.2	Limitation Year. The Limitation Year of the Plan is < ☒ the Plan Year > < ☐ the Fiscal Year which ends on or within the Plan Year > < ☐ the calendar year which ends on or within the Plan Year >.

21.3
Multiple Defined Contribution Plans. If a Participant (a) is or was covered under two or more current or terminated plans sponsored by the same Employer (or Employers in teh same controlled or affiliated service group); or (b) is covered under either a welfare benefit fund as defined in Code §419(e), or an individual medical account as defined in Code §415(l)(2) under which amounts are treated as Annual Additions with respect to any Participant in this Plan, Annual Additions will be adjusted as follows:

☒	The provisions of Article 6 of the Basic Plan will apply so the Annual Additions under this Plan will be reduced first.

☐	The following method will be used to limit a Participant's total Annual Additions to satisfy the requirements of Article 6 of the Basic Plan, in a manner that precludes Employer discretion:

21.4
Amendment of Adoption Agreement. The Sponsoring Employer can at any time change any election previously amended in this Adoption Agreement (or any addendum previously attached to this Adoption Agreement) by (a) substituting pages with the new elections (or new addendum) and executing an "Amendment By Page Substitution" and attaching it as part of the Adoption Agreement; (b) by executing an "Amendment By Section Replication" in which the section or sections (or addendum or addendums) to be changed are reproduced with the new elections indicated, and attaching it as part of the Adoption Agreement; or (c) by executing a properly worded corporate resolution and attaching it as part of the Adoption Agreement.

21.5
Prototype Sponsor Information. The Prototype Sponsor certifies that it will inform the Sponsoring Employer of any amendments to the Plan or of the Prototype sponsor's discontinuance or abandonment of the Plan. For more information about the Plan, a Sponsoring Employer may contact the Prototype Sponsor (or its authorized representative) at the following address:

Prototype Sponsor  AccuDraft, Inc.

Address  940 Centre Circle, Suite 2020

City Altamonte Sporings	State FL	ZIP Code 32714	Phone (407) 774-8321

Section 22. Signature Provisions

22.1	Signature of the Sponsoring Employer

By	Title

Print Name	Date

22.2	Signature of the Individual Trustees (the individual Trustees may sign here in lieu of executing the separate trust document)

Trustee #1

Print Name	Date

Trustee #2

Print Name	Date

Trustee #3

Print Name	Date

Trustee #4

Print Name	Date

Trustee #5

Print Name	Date

Trustee #6

Print Name	Date

22.3	Signature of the Corporate Trustee (the Corporate Trustee may sign here in lieu of executing the separate trust document)

By	Title

Print Name	Date

22.4	Signature of the Custodian (complete only if a custodian has been appointed)

By	Title

Print Name	Date

Addendum

1.
Deferred compensation or additional benefits payable other than in cash and exclusive of dividend equivalents; relocation expenses; tuition reimbursement; separation pay; allowances (including tool, auto and EMT); any/all income related to the Annual Incentive Plan and/or Management Incentive Plan, including any/all income related to ownership of equity interests; PGT product; and imputed income.

2.
Deferred compensation or additional benefits payable other than in cash and exclusive of dividend equivalents; relocation expenses; tuition reimbursement; separation pay; allowances (including tool, auto and EMT); any/all income related to the Annual Incentive Plan and/or Management Incentive Plan, including any/all income related to ownership of equity interests; PGT product; and imputed income.

3.
Deferred compensation or additional benefits payable other than in cash and exclusive of dividend equivalents; relocation expenses; tuition reimbursement; separation pay; allowances (including tool, auto and EMT); any/all income related to the Annual Incentive Plan and/or Management Incentive Plan, including any/all income related to ownership of equity interests; PGT product; and imputed income.

PGT Savings Plan Additional Addendum

Section 1.3 – Fiscal Year

The fiscal year for PGT Industries, Inc. shall begin on the Sunday following the Saturday coincident with or closest to December 31 of a calendar year and ending on the Saturday closest to or coincident with the subsequent December 31.

Section 16.11 – Definition of Disability

If a Participant is party to an employment agreement with the Company, and such employment agreement includes a definition of "Disability," the definition of Disability as set forth in such employment agreement shall control.

By:	Title:

Print Name:	Date:

Addendum

1.
Deferred compensation or additional benefits payable other than in cash and exclusive of dividend equivalents; relocation expenses; tuition reimbursement; separation pay; allowances (including tool, auto and EMT); any/all income related to the Annual Incentive Plan and/or Management Incentive Plan, including any/all income related to ownership of equity interests; PGT product; and imputed income.

2.
Deferred compensation or additional benefits payable other than in cash and exclusive of dividend equivalents; relocation expenses; tuition reimbursement; separation pay; allowances (including tool, auto and EMT); any/all income related to the Annual Incentive Plan and/or Management Incentive Plan, including any/all income related to ownership of equity interests; PGT product; and imputed income.

3.
Deferred compensation or additional benefits payable other than in cash and exclusive of dividend equivalents; relocation expenses; tuition reimbursement; separation pay; allowances (including tool, auto and EMT); any/all income related to the Annual Incentive Plan and/or Management Incentive Plan, including any/all income related to ownership of equity interests; PGT product; and imputed income.